                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_] CONFIDENTIAL, FOR USE OF THE
                                           COMMISSION ONLY (AS PERMITTED BY
                                           RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             CAL FED BANCORP INC.
              --------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                                      N/A
              --------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                        [LOGO OF CAL FED BANCORP INC.]

                            5700 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90036

                                                              November 13, 1996

Dear Stockholder:

  It is a pleasure to extend to you a cordial invitation to attend a Special Meeting of Stockholders of Cal Fed Bancorp Inc. to be held at the Park Hyatt Los Angeles at Century City, located at 2151 Avenue of the Stars, Los Angeles, California, on Monday, December 16, 1996 at 1:30 P.M., local time.

  At the Special Meeting, stockholders will vote on a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger which provides for the Company's acquisition by First Nationwide Holdings Inc. through a merger of a subsidiary of First Nationwide into the Company and related transactions. As a result of this merger, Company stockholders will receive $23.50 in cash for each of their shares and, for each ten shares owned, a Secondary Contingent Litigation Recovery Participation Interest issued by the Company's wholly-owned subsidiary, California Federal Bank, A Federal Savings Bank (cash will be paid to stockholders who would otherwise receive a fractional Secondary Participation Interest).

  THE SECONDARY PARTICIPATION INTERESTS, WHICH WILL BE DISTRIBUTED TO STOCKHOLDERS ONLY IF THE FIRST NATIONWIDE MERGER IS CONSUMMATED, ARE HIGHLY SPECULATIVE SECURITIES THAT INVOLVE A HIGH DEGREE OF RISK. STOCKHOLDERS ARE URGED TO READ CAREFULLY NOT ONLY THIS PROXY STATEMENT BUT ALSO THE ACCOMPANYING OFFERING CIRCULAR OF CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK, WHICH RELATES SPECIFICALLY TO THE SECONDARY PARTICIPATION INTERESTS, (AND IS AN EXHIBIT TO AN SEC FILING MADE BY THE COMPANY WHICH IS REFERRED TO IN, AND INCORPORATED BY REFERENCE INTO, OUR PROXY STATEMENT) IN DECIDING HOW TO VOTE ON THE MERGER WITH FIRST NATIONWIDE. THE SECONDARY PARTICIPATION INTERESTS ARE EXEMPT FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION BUT THEY HAVE BEEN REGISTERED WITH THE OFFICE OF THRIFT SUPERVISION.

  Your Board of Directors has unanimously determined that the First Nationwide merger is advisable and in the best interests of the Company and its stockholders. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. Our recommendation and our reasons for it, as well as the background of the transaction, the required regulatory approvals and other conditions to closing, and other important information regarding the transaction are set forth in the accompanying Proxy Statement of the Company. The Proxy Statement also includes the opinion of our financial adviser CS First Boston Corporation that, as of the date of this letter, the per share merger consideration of $23.50 in cash and one Secondary Contingent Litigation Recovery Participation Interest for each ten shares is fair to the holders of the Company's Common Stock from a financial point of view.

  APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMPANY COMMON STOCK AND THE CONSUMMATION OF THE MERGER IS CONDITIONED ON (AMONG OTHER THINGS) SUCH APPROVAL. YOUR VOTE IS IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN. IN ORDER TO INSURE THAT YOU WILL BE REPRESENTED AT THE SPECIAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND, WE ADVISE YOU TO COMPLETE THE ENCLOSED PROXY CARD PROMPTLY AND RETURN IT IN THE ENVELOPE PROVIDED.

  Please do not send us any of your stock certificates at this time. Following the consummation of the First Nationwide transaction, you will receive information about the procedure for surrendering your stock certificates in exchange for the per share merger consideration.

  If you have any questions, please call the Company at 213-932-4200. I look forward to seeing you on Monday, December 16, 1996.

                                          Sincerely,

                                          /s/ David Gilbert

                                          DAVID GILBERT, Ph.D
                                          Chairman of the Board

                        [LOGO OF CAL FED BANCORP INC.]

                            5700 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90036

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON MONDAY, DECEMBER 16, 1996

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Cal Fed Bancorp Inc., a Delaware corporation (the "Company"), will be held at the Park Hyatt Los Angeles at Century City, located at 2151 Avenue of the Stars, Los Angeles, California, on Monday, December 16, 1996, at 1:30 P.M., local time.

  The Special Meeting is called for the following purposes (as more fully described in the accompanying Proxy Statement):

    1. To consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of July 27, 1996 (the "Merger Agreement"), by and among First Nationwide Holdings, Inc., a Delaware corporation ("FNH"), CFB Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of FNH ("Merger Sub"), the Company and California Federal Bank, A Federal Savings Bank, a wholly-owned subsidiary of the Company ("Cal Fed Bank"), and the transactions contemplated thereby, including the merger (the "Merger") of Merger Sub with and into the Company, pursuant to which, among other things: (a) the Company will be the surviving entity (the "Surviving Corporation") and will become a wholly-owned subsidiary of FNH; (b) each outstanding share of the Common Stock, par value $1.00 per share ("Company Common Stock"), of the Company (other than "Excluded Shares," as defined in the Merger Agreement) will be converted into the right to receive Merger consideration per share consisting of (x) $23.50 in cash without interest and (y) one-tenth of a Secondary Contingent Litigation Recovery Participation Interest, as defined in the Merger Agreement (each a "Secondary Participation Interest"), subject to the payment of cash in lieu of issuing fractional Secondary Participation Interests to individual stockholders, as described below; and
  (c) each employee or director stock option or warrant to purchase shares of Company Common Stock will be terminated and each grantee thereof will be entitled to receive from the Company, in lieu of each share of Company Common Stock that would otherwise be issuable upon exercise thereof, (A) an amount in cash computed by multiplying (i) the difference between (x) $23.50 and (y) the applicable per share exercise price by (ii) the number of shares subject to such option or warrant, (B) to the extent applicable, the number of Contingent Litigation Recovery Participation Interests of Cal Fed Bank reserved for issuance upon exercise of such stock option or warrant, and (C) one-tenth of a Secondary Participation Interest for each share of Company Common Stock subject to such option or warrant; provided, however, that one Secondary Participation Interest will be issued for each ten shares of Company Common Stock outstanding or subject to any such stock option or warrant, no fractional Secondary Participation Interests will be issued, and those stockholders of the Company ("Company Stockholders") and holders of options or warrants who would otherwise receive such fractions will not be entitled thereto and will receive their respective pro rata portions of the aggregate cash proceeds (net of aggregate commissions and any other selling expenses) obtained from ChaseMellon Shareholder Services, L.L.C., as Exchange Agent, batching such fractions into the nearest aggregate whole number of Secondary Participation Interests (the "Batched Secondary Participation Interests") and effecting (through the use of one or more broker-dealers) the sale of the Batched Secondary Participation Interests on the open market at prevailing prices on behalf of the Surviving Corporation. The Merger Agreement sets forth FNH's intention, unless it specifies otherwise in accordance therewith, that, immediately following the Effective Time (as defined in the Merger Agreement), (i) FNH will contribute all of the shares of capital stock of the Surviving Corporation to its wholly-owned subsidiary, First Nationwide Bank, A Federal Savings Bank ("FNB"), (ii) the Surviving Corporation will be liquidated by FNB, and (iii) FNB will be merged with and into Cal Fed Bank, immediately thereafter. The approval and adoption of the Merger Agreement by Company Stockholders will also constitute a vote to approve, as exempt from Section 16 of the Securities Exchange Act of 1934, the disposition of employee and director stock options as provided for in the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement of the Company. A copy of the Offering Circular of Cal Fed Bank specifically relating to the Secondary Participation Interests (which has been filed by the Company with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K of the Company, which is incorporated by reference into the Company's Proxy Statement) is separately enclosed herewith. STOCKHOLDERS ARE URGED TO READ CAREFULLY BOTH THE COMPANY'S PROXY STATEMENT AND CAL FED BANK'S OFFERING CIRCULAR.

    2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

  Only holders of shares of Company Common Stock of record at the close of business on November 8, 1996 will be entitled to notice of and to vote at the Special Meeting. A list of such stockholders will be open for examination by any stockholder at the Special Meeting and for a period of ten days prior to the date of the Special Meeting during ordinary business hours at the principal executive office of the Company.

  EACH STOCKHOLDER, EVEN IF HE OR SHE CURRENTLY PLANS TO ATTEND THE SPECIAL MEETING, IS REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND TO RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Any stockholder present at the Special Meeting may withdraw his or her proxy and vote personally on each matter properly brought before the Special Meeting.

                                          By Order of the Board of Directors

                                          /s/ Douglas J. Wallis

                                          DOUGLAS J. WALLIS
                                          Secretary

November 13, 1996

                        [LOGO OF CAL FED BANCORP INC.]

                            5700 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90036

                                PROXY STATEMENT

          SPECIAL MEETING OF STOCKHOLDERS--MONDAY, DECEMBER 16, 1996

                               ----------------

  This Proxy Statement is being furnished to holders of shares of the Common Stock, par value $1.00 per share ("Company Common Stock"), of Cal Fed Bancorp Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Company Board") for use at the Special Meeting of Stockholders of the Company to be held at the Park Hyatt Los Angeles at Century City, 2151 Avenue of the Stars, Los Angeles, California, at 1:30 P.M., local time, on Monday, December 16, 1996 and at any adjournments or postponements thereof (the "Special Meeting").

  At the Special Meeting, the holders of shares of Company Common Stock (the "Company Stockholders") will consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of July 27, 1996 (the "Merger Agreement"), by and among First Nationwide Holdings, Inc., a Delaware corporation ("FNH"), CFB Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of FNH ("Merger Sub"), the Company and California Federal Bank, A Federal Savings Bank, a wholly-owned subsidiary of the Company ("Cal Fed Bank"), and the transactions contemplated thereby, including the merger (the "Merger") of Merger Sub with and into the Company, pursuant to which, among other things: (a) the Company will be the surviving entity (the "Surviving Corporation") and will become a wholly-owned subsidiary of FNH; (b) each outstanding share of the Company Common Stock (other than "Excluded Shares," as defined in the Merger Agreement; see "The Merger Agreement--General") will be converted into the right to receive Merger consideration per share (the "Per Share Merger Consideration") consisting of
(x) $23.50 in cash without interest and (y) one-tenth of a Secondary Contingent Litigation Recovery Participation Interest, as defined below (each a "Secondary Participation Interest"), subject to the payment of cash in lieu of issuing fractional Secondary Participation Interests to individual Company Stockholders, as described below; and (c) each employee or director stock option or warrant to purchase shares of Company Common Stock will be terminated and each grantee thereof will be entitled to receive from the Company, in lieu of each share of Company Common Stock that would otherwise be issuable upon exercise thereof, (A) an amount in cash computed by multiplying
(i) the difference between (x) $23.50 and (y) the applicable per share exercise price by (ii) the number of shares subject to such option or warrant,
(B) to the extent applicable, the number of Contingent Litigation Recovery Participation Interests of Cal Fed Bank (which were issued as a pro rata dividend on July 28, 1995, represent 25%, in the aggregate, of the net distributable cash proceeds (if any) of the Goodwill Litigation (as defined below) after deduction of certain taxes and expenses, and trade in the NASDAQ Small Cap Market System under the symbol "CALGZ" (the "CALGZ Interests")) reserved for issuance upon exercise of such stock option or warrant, and (C) one-tenth of a Secondary Participation Interest for each share of Company Common Stock subject to such option or warrant; provided, however, that one Secondary Participation Interest will be issued for each ten shares of Company Common Stock outstanding or subject to any such stock option or warrant, no fractional Secondary Participation Interests will be issued, and those Company Stockholders and holders of options or warrants who would otherwise receive such fractions will not be entitled thereto and will receive their respective pro rata portions of the aggregate cash proceeds (net of aggregate commissions and any other selling expenses) obtained from ChaseMellon Shareholder Services L.L.C., as Exchange Agent for the

Merger (the "Exchange Agent"), batching such fractions into the nearest aggregate whole number of Secondary
Participation Interests (the "Batched Secondary Participation Interests") and effecting (through the use of one or more broker-dealers) the sale of the Batched Secondary Participation Interests on the open market at prevailing prices on behalf of the Surviving Corporation (the "Batched Sales"). NONE OF THE COMPANY, THE SURVIVING CORPORATION, CAL FED BANK, FNH, FNH'S WHOLLY-OWNED SUBSIDIARY FIRST NATIONWIDE BANK, A FEDERAL SAVINGS BANK ("FNB"), OR THE EXCHANGE AGENT WILL GUARANTEE ANY MINIMUM SALE PRICE FOR THE BATCHED SECONDARY PARTICIPATION INTERESTS AND NO INTEREST WILL BE PAID ON THE PROCEEDS FROM THE BATCHED SALES. The Merger Agreement sets forth FNH's intention, unless it specifies otherwise in accordance therewith, that, immediately following the Effective Time (as defined in the Merger Agreement), (i) FNH will contribute all of the shares of capital stock of the Surviving Corporation to FNB, (ii) the Surviving Corporation will be liquidated by FNB, and (iii) FNB will be merged with and into Cal Fed Bank (the "Bank Merger") immediately thereafter. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement.

  The Secondary Participation Interests, in the aggregate, will entitle the holders thereof to receive an amount equal to the "Adjusted Litigation Recovery," as defined below. The Adjusted Litigation Recovery will equal 60% of the amount obtained from the following equation: (A) the cash payment, if any (the "Cash Payment"), actually received by Cal Fed Bank pursuant to a final, nonappealable judgment in or final settlement of the Goodwill Litigation minus (B) the sum of the following: (i) the aggregate expenses incurred previously and hereafter by Cal Fed Bank, in prosecuting the Goodwill Litigation and obtaining the Cash Payment, (ii) any income tax liability of Cal Fed Bank, computed on a pro forma basis, as a result of Cal Fed Bank's receipt of the Cash Payment (net of any income tax benefit to Cal Fed Bank, computed on a pro forma basis, from the payment of the Adjusted Litigation Recovery to the holders of the Secondary Participation Interests), (iii) the expenses incurred by Cal Fed Bank in connection with the creation, issuance and trading of the CALGZ Interests and the Secondary Participation Interests, including, without limitation, legal and accounting fees and fees and expenses of ChaseMellon Shareholder Services L.L.C. in its capacity as Interest Agent for the CALGZ Interests and the Secondary Participation Interests, (iv) the payment due to the holders of the CALGZ Interests, and (v) $125 million (which will be retained by Cal Fed Bank). The term "Goodwill Litigation" refers to California Federal Bank v. United States, Civil Action No. 92-138C, filed on February 28, 1992, in the United States Court of Federal Claims, in which Cal Fed Bank alleges that the United States breached certain contractual commitments regarding the computation of its regulatory capital and deprived Cal Fed Bank of certain of its property without just compensation in violation of the United States Constitution (for further information with respect to the Goodwill Litigation, see the Cal Fed Bank Offering Circular).

  The consummation of the Merger is subject to a number of conditions in addition to approval and adoption of the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Merger) by Company Stockholders at the Special Meeting. See "The Merger Agreement--Conditions to the Merger."

  COMPANY STOCKHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THE IMPORTANT INFORMATION THAT IS CONTAINED IN THIS PROXY STATEMENT RELATING TO THE MERGER AGREEMENT AND THE MERGER. COMPANY STOCKHOLDERS ARE ALSO URGED TO READ AND CONSIDER CAREFULLY THE IMPORTANT INFORMATION THAT IS SEPARATELY CONTAINED IN THE ACCOMPANYING OFFERING CIRCULAR OF CAL FED BANK SPECIFICALLY RELATING TO THE SECONDARY PARTICIPATION INTERESTS (THE "CAL FED BANK OFFERING CIRCULAR") AND THE GOODWILL LITIGATION (INCLUDING, WITHOUT LIMITATION, THE DEFINITION OF CERTAIN TERMS USED IN THE COMPUTATION OF THE "ADJUSTED LITIGATION RECOVERY"). THE CAL FED BANK OFFERING CIRCULAR HAS BEEN FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") AS AN EXHIBIT TO A CURRENT REPORT ON FORM 8-K OF THE COMPANY, WHICH IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT (SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE").

  AS MORE FULLY DISCUSSED IN THE CAL FED BANK OFFERING CIRCULAR, THERE ARE CERTAIN RISK FACTORS ASSOCIATED WITH, AND CERTAIN SIGNIFICANT CONTINGENCIES AND UNCERTAINTIES AFFECTING THE POTENTIAL VALUE OF, THE SECONDARY PARTICIPATION INTERESTS, INCLUDING THE RISK FACTORS, CONTINGENCIES AND UNCERTAINTIES ARISING FROM THE FACT THAT AMOUNTS WILL ONLY BE PAYABLE BY CAL FED BANK TO HOLDERS OF THE SECONDARY PARTICIPATION

INTERESTS IN THE EVENT THAT CAL FED BANK RECEIVES PROCEEDS FROM THE GOODWILL LITIGATION WHICH EXCEED, IN THE AGGREGATE, ALL AMOUNTS THAT HAVE PRIORITY OVER THE SECONDARY PARTICIPATION INTERESTS WITH RESPECT TO THE DISTRIBUTION OF SUCH PROCEEDS (INCLUDING, WITHOUT LIMITATION, CERTAIN EXPENSES AND TAXES, PAYMENTS DUE TO THE HOLDERS OF THE CALGZ INTERESTS AND THE RETENTION OF $125 MILLION BY CAL FED BANK). ACCORDINGLY, WHILE THE $23.50 CASH COMPONENT OF THE PER SHARE MERGER CONSIDERATION, WHICH WILL BE PAID IF THE MERGER IS CONSUMMATED, IS QUANTIFIED, THE VALUE OF THE NON-CASH COMPONENT, IN THE FORM OF THE SECONDARY PARTICIPATION INTERESTS WHICH WILL BE DISTRIBUTED IF THE MERGER IS CONSUMMATED BUT WITH RESPECT TO WHICH NO PAYMENT WILL BE MADE BY CAL FED BANK OTHER THAN FROM THE NET DISTRIBUTABLE CASH PROCEEDS (IF ANY) OF THE GOODWILL LITIGATION, IS INHERENTLY INDETERMINABLE.

  As an inducement to FNH to enter into the Merger Agreement, the Company has granted FNH an unconditional and irrevocable option (the "FNH Option"), pursuant to a Stock Option Agreement dated as of July 27, 1996 (the "Stock Option Agreement"), to purchase, subject to the terms and conditions of the Option Agreement, up to 9,829,992 newly-issued shares of Company Common Stock (representing approximately 19.9% of the Company Common Stock outstanding as of the date of the Option Agreement and approximately 16.6% of the Company Common Stock that would be outstanding upon exercise in full of the FNH Option) for an exercise price (subject to adjustment under certain circumstances) of $21.375 per share (the closing price of Company Common Stock on the New York Stock Exchange (the "NYSE") on July 26, 1996). A copy of the Option Agreement is attached as Appendix B to this Proxy Statement.

  Under the terms of the Merger Agreement, the 10 5/8% Non-Cumulative Perpetual Preferred Stock, Series B, of Cal Fed Bank (the "Cal Fed Bank Series B Preferred Stock") will remain outstanding after the Effective Time. The 6 1/2% Convertible Subordinated Debentures Due 2001 of XCF Acceptance Corporation, a wholly-owned subsidiary of Cal Fed Bank (the "XCF Debentures"), will also remain outstanding after the Effective Time but, in accordance with their terms, will become convertible, at their specified conversion price of $143.95 per share, into the Per Share Merger Consideration multiplied by the number of shares of Company Common Stock into which they were previously convertible at such specified conversion price.

  This Proxy Statement, the accompanying Notice of Special Meeting and the accompanying proxy card, as well as the accompanying Cal Fed Bank Offering Circular, are first being mailed to Company Stockholders on or about November 14, 1996.

  THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT COMPANY STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING, WITHOUT LIMITATION, THE MERGER).

  IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

  THE SECONDARY PARTICIPATION INTERESTS HAVE NOT BEEN REGISTERED WITH THE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), BECAUSE THEY ARE EXEMPT FROM REGISTRATION UNDER THE EXEMPTION FOR SECURITIES ISSUED BY CERTAIN FEDERALLY-SUPERVISED AND EXAMINED FINANCIAL INSTITUTIONS CONTAINED IN SECTION 3(a)(5) OF THE SECURITIES ACT. HOWEVER, THE SECONDARY PARTICIPATION INTERESTS HAVE BEEN REGISTERED WITH THE OFFICE OF THRIFT SUPERVISION (THE "OTS"), ALTHOUGH, AS INDICATED IN THE CAL FED BANK OFFERING CIRCULAR, THE OTS HAS NOT APPROVED OR DISAPPROVED THEM.

                               ----------------

             The date of this Proxy Statement is November 13, 1996

                               ----------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY OTHER THAN AS CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

  FOR CERTAIN RISK FACTORS ASSOCIATED WITH, AND CERTAIN OTHER CONSIDERATIONS SPECIFICALLY AFFECTING, THE SECONDARY PARTICIPATION INTERESTS, REFERENCE IS MADE TO THE CAL FED BANK OFFERING CIRCULAR.

                            ADDITIONAL INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission under Commission File No. 1-14098. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy, information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy, information statements and other information may be found on the Commission's site address, http://www.sec.gov. Company Common Stock is listed on the NYSE and the Pacific Stock Exchange (the "PSE"). The reports, proxy statements and other information filed by the Company with the Commission may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and the offices of the PSE, 301 Pine Street, San Francisco, California 94104.

  Cal Fed Bank is also subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the OTS under OTS Docket No. 5099. Such reports and other information filed by Cal Fed Bank with the OTS, as well as the Registration Statement on Form OC of Cal Fed Bank, filed under Section 563g of the OTS' regulations, covering the Secondary Participation Interests and containing as part thereof the Cal Fed Bank Offering Circular (the "Cal Fed Bank Registration Statement"), can be inspected and copied at the public reference facilities maintained by the OTS at 1700 G Street, N.W., Washington D.C. 20552, and at the OTS Western Regional Office at One Montgomery Street, San Francisco, California 94120. The reports and other information filed by Cal Fed Bank with the OTS may also be inspected at the offices of the NYSE referred to above and at the offices of The National Association of Securities Dealers 1735 K Street, N.W., Washington, D.C. 20006.

  All information contained in this Proxy Statement concerning FNH and its subsidiaries has been supplied by FNH and has not been independently verified by the Company. Except as otherwise identified herein, all other information contained in this Proxy Statement has been supplied by the Company.

  Also see "Incorporation of Certain Documents by Reference."

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY...................................................................   7
  The Special Meeting.....................................................   7
  The Merger..............................................................   8
  The Merger Agreement....................................................  10
  The Stock Option Agreement..............................................  12
  Market Prices of Company Common Stock...................................  13
  Selected Consolidated Financial and Other Data..........................  13
THE SPECIAL MEETING.......................................................  14
  Matters To Be Considered at the Special Meeting.........................  14
  Record Date and Voting..................................................  14
  Vote Required; Revocability of Proxies..................................  15
  Solicitation of Proxies.................................................  15
  Appraisal Rights........................................................  15
THE MERGER................................................................  18
  Parties to the Merger Agreement.........................................  18
  Background of the Merger................................................  19
  Reasons for the Merger; Recommendation of the Company Board.............  22
  Opinion of Financial Adviser............................................  25
  Interests of Certain Persons in the Merger; Effect of the Merger on Cer-
   tain Company Benefit Plans.............................................  30
  Regulatory Approvals....................................................  38
  Accounting Treatment....................................................  39
  Certain Federal Income Tax Consequences.................................  39
THE MERGER AGREEMENT......................................................  41
  General.................................................................  41
  Effective Date; Effective Time..........................................  42
  Payment for Shares......................................................  42
  Financing Arrangements of FNH...........................................  43
  Conditions to the Merger................................................  44
  Representations and Warranties..........................................  45
  Conduct of Company Business Pending the Merger..........................  46
  No Solicitation of Transactions by Company..............................  49
  Company Rights Plan.....................................................  49
  Prosecution of Goodwill Litigation......................................  49
  Termination of the Merger Agreement.....................................  50
  Expenses................................................................  51
THE STOCK OPTION AGREEMENT................................................  51
  General.................................................................  51
  Exercisability..........................................................  51
  FNH Put Right...........................................................  52
  Limitation on Total Profit..............................................  53
  FNH Registration Rights.................................................  53
  Regulatory Approval.....................................................  54
BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK..............................  55
  Ownership of Directors and Executive Officers...........................  55
  Ownership of Certain Beneficial Owners..................................  56

                                                                            PAGE
                                                                            ----
MARKET PRICES OF COMPANY COMMON STOCK.....................................   57
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA............................   58
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   61
INDEPENDENT PUBLIC ACCOUNTANTS............................................   61
OTHER MATTERS.............................................................   62
OTHER MEETINGS............................................................   62
APPENDIX A  Amended and Restated Agreement and Plan of Merger dated as of
            July 27, 1996 by and among First Nationwide Holdings Inc., CFB
            Holdings, Inc., Cal Fed Bancorp Inc. and California Federal
            Bank, A Federal Savings Bank..................................  A-1
APPENDIX B  Stock Option Agreement dated as of July 27, 1996 between First
            Nationwide Holdings Inc. and Cal Fed Bancorp Inc..............  B-1
APPENDIX C  Fairness Opinion of CS First Boston Corporation...............  C-1
APPENDIX D  Delaware General Corporation Law (S) 262......................  D-1

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement. Capitalized terms used and not defined in this summary have the meanings ascribed thereto elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement and the Appendices hereto (including the full texts of the Merger Agreement, Appendix A, and the Stock Option Agreement, Appendix B). Company Stockholders are urged to read this Proxy Statement and such Appendices in their entirety.

  COMPANY STOCKHOLDERS ARE ALSO URGED TO READ IN ITS ENTIRETY THE CAL FED BANK OFFERING CIRCULAR ENCLOSED WITH, AND INCORPORATED BY REFERENCE INTO, THIS PROXY STATEMENT FOR IMPORTANT ADDITIONAL INFORMATION REGARDING THE SECONDARY PARTICIPATION INTERESTS BEING OFFERED AS PART OF THE PER SHARE MERGER CONSIDERATION AND THE GOODWILL LITIGATION TO WHICH THE SECONDARY PARTICIPATION INTERESTS RELATE, INCLUDING CERTAIN RISK FACTORS ASSOCIATED WITH, AND CERTAIN SIGNIFICANT CONTINGENCIES AND UNCERTAINTIES AFFECTING THE POTENTIAL VALUE OF, THE SECONDARY PARTICIPATION INTERESTS. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." THE SECONDARY PARTICIPATION INTERESTS HAVE NOT BEEN REGISTERED WITH THE COMMISSION UNDER THE SECURITIES ACT BECAUSE THEY ARE EXEMPT FROM REGISTRATION UNDER SECTION 3(a)(5) THEREOF BUT THEY HAVE BEEN REGISTERED WITH THE OTS, ALTHOUGH THE OTS HAS NOT APPROVED OR DISAPPROVED THEM.

                              THE SPECIAL MEETING

  DATE, TIME AND LOCATION. The Special Meeting is scheduled to be held at 1:30 P.M., local time, on Monday, December 16, 1996 at the Park Hyatt Los Angeles at Century City, 2151 Avenue of the Stars, Los Angeles, California. See "The Special Meeting--Matters to be Considered at the Special Meeting."

  MATTERS TO BE CONSIDERED. At the Special Meeting, Company Stockholders will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement (Appendix A to this Proxy Statement) and the transactions contemplated thereby (including, without limitation, the Merger), and (ii) such other matters as may properly be brought before the Special Meeting (the Company Board is not aware of any such matters). See "The Special Meeting--Matters to be Considered at the Special Meeting" and "Other Matters."

  RECORD DATE AND VOTING; VOTE REQUIRED; REVOCABILITY OF PROXIES. Only Company Stockholders of record as of the Record Date (November 8, 1996) will be entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were 49,427,074 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting, held by approximately 3,570 Company Stockholders of record. The affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Merger). The presence of a Company Stockholder at the Special Meeting will not automatically revoke a proxy given by such Company Stockholder on the enclosed proxy card. However, a Company Stockholder may revoke a proxy at any time prior to its exercise by (1) attending the Special Meeting and voting in person, (2) executing and delivering a proxy for the Special Meeting bearing a later date, or (3) delivering a written notice of revocation to the Secretary of the Company, at its principal executive office address set forth at the beginning of this Proxy Statement, prior to the Special Meeting. The approval and adoption of the Merger Agreement by Company Stockholders will also constitute a vote to approve, as exempt from Section 16 of the Exchange Act, the disposition of employee and director stock options as provided for in the Merger Agreement. See "The Special Meeting--Record Date and Voting" and "--Vote Required; Revocability of Proxies," and "The Merger Agreement--Interests of Certain Persons in the Merger; Effect of the Merger on Certain Company Benefit Plans-- Stock Option Plans." As of the Record Date, directors and executive officers of the Company and Cal Fed Bank were entitled to vote an aggregate of 126,463 shares of Company Common

Stock, or approximately 0.26% of the Company Common Stock outstanding as of the Record Date (see "Beneficial Ownership of Company Common Stock"). Such individuals have indicated that they intend to vote their shares of Company Common Stock "FOR" approval and adoption of the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Merger).

  APPRAISAL RIGHTS. Under certain conditions and by complying with specific procedures required by Section 262 of the DGCL (which is printed in its entirety as Appendix D to this Proxy Statement), a Company Stockholder of record who does not vote in favor of the Merger Agreement will have the right, if the Merger is consummated, to receive in cash the judicially determined "fair value" of such Company Stockholder's shares of Company Common Stock. See "The Special Meeting--Appraisal Rights."

                                   THE MERGER

  PARTIES TO THE MERGER AGREEMENT. The parties to the Merger Agreement are the Company, Cal Fed Bank, FNH and Merger Sub. See "The Merger--Parties to the Merger Agreement."

    THE COMPANY AND CAL FED BANK. The Company is a Delaware corporation with its executive offices located at 5700 Wilshire Boulevard, Los Angeles, California 90036, telephone number (213) 932-4200. Effective January 1, 1996, through the Holding Company Reorganization, the Company became the parent company of Cal Fed Bank, a federally chartered savings bank which maintains more than 120 savings branches and lending offices in California and Nevada. Cal Fed Bank's principal operating activity consists of originating or purchasing loans secured by residential property of one to four units.

    FNH AND MERGER SUB. FNH is a savings and loan holding company organized under the laws of the State of Delaware with its principal executive offices located at 625 Madison Avenue, New York, New York 10022. FNH's only significant asset is all of the common stock of FNB, a federally chartered stock savings bank whose principal business is conducted primarily in California, Florida and Texas and consists of operating retail deposit branches, and originating and/or purchasing residential real estate loans and, to a lesser extent, certain consumer loans. As of June 30, 1996, FNB had approximately $17.7 billion in assets, approximately $9.0 billion in deposits and operated 117 branches. FNB has grown significantly since October 1994 and has strengthened its position as a leading thrift in California (in terms of assets) principally through a series of acquisitions and dispositions, including its acquisition of Home Federal Financial Corporation on June 1, 1996 and its acquisition of SFFed Corp. on February 1, 1996. Merger Sub is a wholly-owned subsidiary of FNH, organized solely for the purpose of effecting the Merger, and will be merged with and into the Company in the Merger. It is anticipated that Merger Sub will conduct no business other than in connection with the implementation of the Merger Agreement and that it will have no significant assets at any time prior to the Effective Time.

  BACKGROUND OF THE MERGER. For a discussion of the background to the execution of the Merger Agreement and the Stock Option Agreement on July 27, 1996, see "The Merger--Background of the Merger."

  REASONS FOR THE MERGER; RECOMMENDATION OF THE COMPANY BOARD. The Company Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Merger) are advisable and in the best interests of the Company and Company Stockholders. ACCORDINGLY, THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT COMPANY STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING, WITHOUT LIMITATION, THE MERGER). For a discussion of the factors considered by the Company Board in reaching such determination and making such recommendation, see "The Merger--Reasons for the Merger; Recommendation of the Company Board."

  OPINION OF FINANCIAL ADVISER. CS First Boston, the Company's financial adviser in connection with the Merger, has delivered to the Company Board its written opinions, dated July 26, 1996 and dated the date of this Proxy Statement, to the effect that, based upon and subject to the factors and assumptions set forth in such written opinions, and as of the date of each such opinion, the Per Share Merger Consideration was fair to the holders of Company Common Stock from a financial point of view. The full text of the written opinion of CS First Boston dated the date of this Proxy Statement, which sets forth assumptions made, procedures followed, matters considered and limits on the review undertaken by CS First Boston, is attached hereto as Appendix C. COMPANY STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. CS FIRST BOSTON'S OPINIONS ARE DIRECTED ONLY TO THE FAIRNESS OF THE PER SHARE MERGER CONSIDERATION AND DO NOT CONSTITUTE A RECOMMENDATION TO ANY COMPANY STOCKHOLDER AS TO HOW SUCH COMPANY STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. See "The Merger--Opinion of Financial Adviser" for a further description of the opinions of CS First Boston, a summary of certain analyses utilized in arriving at its opinions and that it discussed with the Company Board on July 26, 1996, and a description of fees payable to CS First Boston by the Company.

  INTERESTS OF CERTAIN PERSONS IN THE MERGER; EFFECT OF THE MERGER ON CERTAIN COMPANY BENEFIT PLANS. The consummation of the Merger will result in substantial payments being made and/or benefits provided to the directors and executive officers of the Company and Cal Fed Bank under various existing Company employment agreements, and tax-qualified, non-qualified, bonus, incentive and stock option plans. In particular, all executive officers of the Company and Cal Fed Bank will be entitled to severance payments and benefits, under existing Transitional Compensation Agreements upon termination of employment following the Merger, in an amount estimated to be $13.6 million in the aggregate, and all directors and such executive officers will be entitled to receive, in consideration for the termination of outstanding stock options and warrants as of the Effective Time, cash payments in an amount estimated to be $17.9 million in the aggregate, plus any CALGZ Interests reserved for issuance upon the exercise of such stock options and one-tenth of a Secondary Participation Interest for each share of Company Common Stock covered by such stock options and warrants. In consideration of the commitments made by certain executive officers, including Mr. Harshfield (the President and Chief Executive Officer of the Company and Cal Fed Bank), with respect to certain tax planning matters beneficial to FNH, and in recognition of their cooperation with respect thereto, FNH has agreed to pay supplemental transaction bonuses to such executive officers in an amount equal to $9.5 million in the aggregate, which aggregate amount takes into account certain anticipated tax benefits and savings to be realized by FNH as a result of such commitments and cooperation. FNH has also entered into consulting agreements with certain executive officers of the Company, including Mr. Harshfield, with respect to the pursuit of the Goodwill Litigation and assistance to FNH during the transitional period following the Merger. Such executive officers will be entitled to payments in the amount of $500,000 in the aggregate under the consulting agreements. Under the Merger Agreement, FNH has agreed to provide certain indemnification and continuing directors and officers liability insurance to the directors and executive officers of the Company and Cal Fed Bank through the sixth anniversary of the Merger. See "The Merger Agreement--Interests of Certain Persons in the Merger; Effect of the Merger on Certain Company Benefit Plans." Mr Ford (the Chairman and Chief Executive Officer of FNB) currently anticipates intending to nominate Mr. Harshfield to the Board of Directors of Cal Fed Bank as its Vice Chairman at the first regular meeting of the Board after the Effective Time. If nominated and elected, Mr. Harshfield currently anticipates accepting such nomination and election.

  REGULATORY APPROVALS. For a description of certain regulatory approvals required from the OTS, without which the Merger and the Bank Merger cannot proceed, see "The Merger--Regulatory Approvals." For OTS approval requirements in connection with the exercise of the FNH Option, see "The Stock Option Agreement."

  CERTAIN FEDERAL INCOME TAX CONSEQUENCES. In general, the Company intends to treat the exchange of shares of Company Common Stock for cash pursuant to the Merger (or, in the case of a dissenting stockholder, pursuant to any appraisal proceeding), as well as the receipt of Secondary Participation Interests and/or (where applicable) cash from the proceeds of the Batched Sales, as a sale or exchange of those shares for federal income tax purposes. Under such treatment, each Company Stockholder (including a dissenting stockholder) will recognize gain or loss for federal income tax purposes generally in an amount equal to the difference, if any, between (i) the amount of cash received plus the fair market value of Secondary Participation Interests received and (ii) the adjusted tax basis of such Company Stockholder's shares of Company Common Stock surrendered (except, in the case of dissenting stockholders, for any amount constituting interest, which will be taxable as ordinary income). All Company Stockholders should read carefully the discussion in "The Merger--Certain Federal Income Tax Consequences" for a more complete discussion of certain federal income tax consequences of the Merger to certain Company Stockholders. CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE OWNERSHIP OF THE SECONDARY PARTICIPATION INTERESTS ARE DISCUSSED IN THE CAL FED BANK OFFERING CIRCULAR. COMPANY STOCKHOLDERS ARE URGED TO READ SUCH DISCUSSION IN THE CAL FED BANK OFFERING CIRCULAR. EACH COMPANY STOCKHOLDER IS URGED TO CONSULT SUCH COMPANY STOCKHOLDER'S OWN TAX ADVISER WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AS WELL AS WITH RESPECT TO ANY STATE, LOCAL, FOREIGN OR OTHER FEDERAL TAX CONSEQUENCES, IN LIGHT OF SUCH COMPANY STOCKHOLDER'S PARTICULAR SITUATION.

                              THE MERGER AGREEMENT

  GENERAL. The Merger Agreement provides that Merger Sub will be merged with and into the Company, with the Company being the Surviving Corporation in the Merger, and each share of Company Common Stock issued and outstanding at the Effective Time (other than Excluded Shares) will be converted into the right to receive the Per Share Merger Consideration, provided, however, that, one Secondary Participation Interest will be issued for each ten shares of Company Common Stock outstanding, no fractional Secondary Participation Interests will be issued, and those Company Stockholders who would otherwise receive such fractions will not be entitled thereto and will receive their respective pro rata portions of the aggregate cash proceeds (after deducting aggregate commissions and any other selling expenses) obtained from the Batched Sales (which will be effected by the Exchange Agent, through the use of one or more broker-dealers, on behalf of the Surviving Corporation on the open market at prevailing market prices). NONE OF THE COMPANY, THE SURVIVING CORPORATION, CAL FED BANK, FNH, FNB OR THE EXCHANGE AGENT WILL GUARANTEE ANY MINIMUM SALE PRICE FOR THE BATCHED SECONDARY PARTICIPATION INTERESTS AND NO INTEREST WILL BE PAID ON THE PROCEEDS FROM THE BATCHED SALES. The Merger Agreement sets forth FNH's intention, unless it otherwise specifies in accordance therewith (which FNH has advised the Company it has no present intention of doing), that, immediately following the consummation of the Merger, (i) FNH will contribute all of the shares of capital stock of the Surviving Corporation to FNB, (ii) the Surviving Corporation will be liquidated by FNB, and (iii) the Bank Merger between Cal Fed Bank and FNB will be consummated with Cal Fed Bank being the surviving bank. For a complete summary of the Merger Agreement (the full text of which is attached to this Proxy Statement as Appendix A), including certain representations, warranties and agreements (including agreements regarding limitations on the conduct of business pending the Merger), see "The Merger Agreement."

  The Merger Agreement also provides that each option or warrant to purchase shares of Company Common Stock pursuant to the Company Stock Plans will be terminated and each grantee thereof will be entitled to receive from the Company, in lieu of each share of Company Common Stock that would otherwise be issuable upon exercise thereof, (A) an amount in cash computed by multiplying
(i) the difference between (x) $23.50 and (y) the applicable per share exercise price by (ii) the number of shares subject to such option or warrant, (B) to the extent applicable, the number of CALGZ Interests reserved for issuance upon exercise of such stock option or warrant, and (C) one-tenth of a Secondary Participation Interest for each share of Company Common Stock subject to such option or warrant; provided, however, that one Secondary Participation Interest will be issued for each ten shares of Company Common Stock subject to any such stock option or warrant, no fractional Secondary

Participation Interests will be issued, and those holders of options or warrants who would otherwise receive such fractions will not be entitled thereto and will receive their respective pro rata portion of the aggregate net cash proceeds obtained from the Batched Sales. See "The Merger--Interests of Certain Persons in the Merger; Effect of the Merger on Certain Company Benefit Plans--Stock Option Plans."

  FOR IMPORTANT ADDITIONAL INFORMATION REGARDING THE TERMS OF THE SECONDARY PARTICIPATION INTERESTS AND THE GOODWILL LITIGATION, SEE THE CAL FED BANK OFFERING CIRCULAR. AS MORE FULLY DISCUSSED IN THE CAL FED BANK OFFERING CIRCULAR, THERE ARE CERTAIN RISK FACTORS ASSOCIATED WITH, AND CERTAIN SIGNIFICANT CONTINGENCIES AND UNCERTAINTIES AFFECTING THE POTENTIAL VALUE OF, THE SECONDARY PARTICIPATION INTERESTS, INCLUDING THE RISK FACTORS, CONTINGENCIES AND UNCERTAINTIES ARISING FROM THE FACT THAT AMOUNTS WILL ONLY BE PAYABLE BY CAL FED BANK TO HOLDERS OF THE SECONDARY PARTICIPATION INTERESTS IN THE EVENT THAT CAL FED BANK RECEIVES PROCEEDS FROM THE GOODWILL LITIGATION WHICH EXCEED, IN THE AGGREGATE, ALL AMOUNTS THAT HAVE PRIORITY OVER THE SECONDARY PARTICIPATION INTERESTS WITH RESPECT TO THE DISTRIBUTION OF SUCH PROCEEDS (INCLUDING, WITHOUT LIMITATION, CERTAIN EXPENSES AND TAXES, PAYMENTS DUE TO THE HOLDERS OF THE CALGZ INTERESTS AND THE RETENTION OF $125 MILLION BY CAL FED BANK). ACCORDINGLY, WHILE THE $23.50 CASH COMPONENT OF THE PER SHARE MERGER CONSIDERATION, WHICH WILL BE PAID IF THE MERGER IS CONSUMMATED, IS QUANTIFIED, THE VALUE OF THE NON-CASH COMPONENT, IN THE FORM OF THE SECONDARY PARTICIPATION INTERESTS WHICH WILL BE DISTRIBUTED IF THE MERGER IS CONSUMMATED BUT WITH RESPECT TO WHICH NO PAYMENT WILL BE MADE BY CAL FED BANK OTHER THAN FROM THE NET DISTRIBUTABLE CASH PROCEEDS (IF ANY) OF THE GOODWILL LITIGATION, IS INHERENTLY INDETERMINABLE.

  PAYMENT OF SHARES. If the Merger is consummated, Company Stockholders will receive instructions regarding the procedure for surrendering their Company Common Stock certificates and receiving the Per Share Merger Consideration. COMPANY STOCKHOLDERS SHOULD NOT FORWARD ANY OF THEIR COMPANY COMMON STOCK CERTIFICATES UNTIL THEY HAVE RECEIVED AND COMPLIED WITH SUCH INSTRUCTIONS.

  FINANCING ARRANGEMENTS OF FNH. Consummation of the Merger is not conditioned upon FNH obtaining the cash necessary to pay the aggregate cash portion of the Per Share Merger Consideration. In the Merger Agreement, FNH has represented that on the Effective Date it will have all funds necessary to pay such aggregate cash portion. The Company has agreed to cooperate with, and provide reasonable assistance to, FNH, at FNH's expense, in connection with any sale or distribution of securities made by FNH or any of its affiliates in connection with the consummation of the transactions contemplated by the Merger Agreement and FNH has agreed that, for a period of six years following the Effective Date, it will provide indemnification to the Company's directors, officers and advisors in connection with actions taken by them in fulfillment of the foregoing commitments. See "The Merger Agreement--Financing Arrangements of FNH."

  CONDITIONS TO THE MERGER. Each party's obligations to effect the Merger are subject to the satisfaction, prior to the Effective Time, of a number of customary conditions, including (without limitation) (i) the approval of the Merger Agreement by the requisite vote of the Company Stockholders in accordance with applicable law, (ii) the receipt of all Requisite Regulatory Approvals required to consummate the transactions contemplated by the Merger Agreement (including, without limitation, the Merger, the Bank Merger, and the registration, issuance and distribution of the Secondary Participation Interests) and (iii) material compliance by the other party with its representations, warranties and agreements. See "The Merger Agreement-- Conditions to the Merger."

  NO SOLICITATION OF TRANSACTIONS BY COMPANY. The Company has agreed that neither it nor any of its subsidiaries will authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) to directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any Acquisition Proposal or, except to the extent legally required for the discharge by the Company Board of its fiduciary duties as advised by its counsel with respect to an unsolicited offer from a third party, engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. See "The Merger Agreement--Transactions by Company."

  PROSECUTION OF GOODWILL LITIGATION. The Company has agreed not to settle, compromise, dismiss or cease prosecution of the Goodwill Litigation or sell, transfer, assign, distribute or convey all or part of, or otherwise take any action that could reasonably be expected to adversely affect the value of, its rights or interest in the Goodwill Litigation. FNH has agreed with the Company (although the Merger Agreement provides that the covenants set forth in clauses
(i) and (ii) below are not enforceable by third parties) that, following the Effective Time, it will, and will cause Cal Fed Bank and (subject to certain anti-assignment provisions of the U.S. Code) any permitted successor to Cal Fed Bank, as applicable, to (i) take all actions necessary or desirable to pursue Cal Fed Bank's claims in the Goodwill Litigation and (ii) refrain from taking any action to dismiss, settle, compromise or otherwise cease prosecution of the Goodwill Litigation on terms that do not result solely in the payment of cash or other readily monetizable consideration by or on behalf of the United States to Cal Fed Bank. FNH has also agreed that, as soon as practicable after the receipt of any payment from the United States in settlement of, or in satisfaction of a final judgment obtained in, the Goodwill Litigation, FNH will cause Cal Fed Bank to distribute the applicable portion of such payment in a manner consistent with the terms of the CALGZ Interests and the Secondary Participation Interests. See "The Merger Agreement--Prosecution of Goodwill Litigation."

  TERMINATION OF THE MERGER AGREEMENT. The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by Company Stockholders, by the mutual consent of FNH and the Company or by either FNH or the Company, acting alone, under specified circumstances, including (without limitation), denial of any application for a Requisite Regulatory Approval, failure to obtain the required approval of the Company Stockholders, or in the event that the Merger is not consummated by March 31, 1997 (other than due to a breach of a material representation, warranty or covenant contained in the Merger Agreement by the party seeking to terminate), provided, however, that FNH may extend such termination date to June 30, 1997 if the Merger is not consummated by March 31, 1997 as a result of the failure to obtain any Requisite Regulatory Approval for reasons entirely unrelated to the financing of the Merger, the capital structure of FNH or Merger Sub, the adequacy of FNH's or Merger Sub's financial condition and/or the prospective effect of such financing, structure or condition on Cal Fed Bank. Under certain circumstances involving a termination of the Merger Agreement, the FNH Option may become exercisable. See "The Merger Agreement-- Termination of the Merger Agreement" and "The Stock Option Agreement."

                           THE STOCK OPTION AGREEMENT

  As an inducement to FNH to execute and deliver the Merger Agreement, FNH and the Company entered into the Stock Option Agreement, the execution of which was a condition to FNH's merger proposal. Pursuant to the Stock Option Agreement, the Company granted FNH the FNH Option, entitling FNH to purchase up to 9,829,992 authorized but unissued shares of Company Common Stock (an amount equal to approximately 19.9% of its then outstanding shares and 16.6% of the shares that would be outstanding upon exercise in full of the FNH Option) for an exercise price (subject to adjustment under certain circumstances) of $21.375 per share (the closing price of Company Common Stock on the NYSE on July 26, 1996). The FNH Option may only be exercised upon the occurrence of a Purchase Event (which, to the Company's knowledge, has not occurred as of the date of this Proxy Statement). The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of, or a significant interest in, the Company, from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for Company Common Stock than the then-current market price of such shares. See, generally, "The Stock Option Agreement."

                     MARKET PRICES OF COMPANY COMMON STOCK

  Company Common Stock is listed on the NYSE and the PSE under the name Cal Fed Bancorp Inc. and traded under the symbol "CAL." On June 21, 1996 (the last trading day preceding the meeting of the Company Board at which FNH's merger proposal was first considered by the Company Board), the closing price of Company Common Stock on the NYSE was $17 7/8. On July 24, 1996 (the last trading day preceding the publication of an article in The Wall Street Journal reporting that FNH was rumored to be in talks to acquire the Company for between $22 and $24 per share in cash), the closing price of Company Common Stock on the NYSE was $20 1/8. On July 25, 1996 (the last trading day preceding the meeting of the Company Board at which the Merger Agreement was approved), the closing price of Company Common Stock on the NYSE was $21 3/8. On July 26, 1996 (the last trading day preceding the public announcements by the Company and FNH of the execution of the Merger Agreement), the closing price of Company Common Stock on the NYSE was $21 3/8. COMPANY STOCKHOLDERS ARE URGED TO OBTAIN CURRENT INFORMATION WITH RESPECT TO THE TRADING PRICE OF COMPANY COMMON STOCK. See "Market Prices of Company Common Stock."

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

  Certain selected historical financial and other data of the Company (and, for certain years prior to 1996, during which the Company either did not exist or was not subject to the informational requirements of the Exchange Act, Cal Fed
Bank) are set forth under "Selected Consolidated Financial and Other Data." That data is derived from, should be read in conjunction with, and is qualified by reference to, the more comprehensive financial and other data contained in the Company Reports filed with the Commission and incorporated by reference in this Proxy Statement and the Cal Fed Bank Reports filed under the Exchange Act with the OTS. See "Additional Information" and Incorporation of Certain Documents by Reference."

                              THE SPECIAL MEETING

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

  Each copy of this Proxy Statement mailed to Company Stockholders is accompanied by a proxy card furnished in connection with the solicitation of proxies by the Company Board for use at the Special Meeting. The Special Meeting is scheduled to be held at 1:30 P.M., local time, on Monday, December 16, 1996 at the Park Hyatt Los Angeles at Century City, 2151 Avenue of the Stars, Los Angeles, California. At the Special Meeting, Company Stockholders will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement (Appendix A to this Proxy Statement) and the transactions contemplated thereby (including, without limitation, the Merger) and (ii) such other matters as may properly be brought before the Special Meeting.

  The Company Board has determined that the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Merger) are advisable and in the best interests of the Company and Company Stockholders, and has unanimously approved them. ACCORDINGLY, THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT COMPANY STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING, WITHOUT LIMITATION, THE MERGER). See "The Merger--Background of the Merger" and "--Reasons for the Merger; Recommendation of the Company Board".

  COMPANY STOCKHOLDERS ARE REQUESTED PROMPTLY TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT AND THE MERGER.

RECORD DATE AND VOTING

  The Company Board has fixed the close of business on November 8, 1996 (the "Record Date") as the record date for the Special Meeting. Only Company Stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, there were 49,427,074 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting, held by approximately 3,570 Company Stockholders of record.

  Each holder of Company Common Stock on the Record Date will be entitled to one vote for each share held of record. The presence, in person or by proxy, of a majority of the outstanding shares of Company Common Stock entitled to be voted at the Special Meeting is necessary to constitute a quorum thereat. Abstentions and proxies as to which a broker has indicated that such broker does not have discretionary authority to vote on the Merger Agreement pursuant to applicable NYSE rules (each a "broker non-vote") will be included in the calculation of the number of votes represented at the Special Meeting for purposes of determining whether a quorum has been achieved.

  If the enclosed proxy card is properly executed and received by the Company in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Merger). Also see "Other Matters."

  COMPANY STOCKHOLDERS SHOULD NOT FORWARD ANY OF THEIR COMPANY COMMON STOCK CERTIFICATES WITH THEIR PROXY CARDS. IN THE EVENT THE MERGER IS CONSUMMATED, STOCK CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL, WHICH WILL BE SENT TO COMPANY STOCKHOLDERS BY THE EXCHANGE AGENT AS SOON AS REASONABLY PRACTICABLE AFTER THE EFFECTIVE TIME.

VOTE REQUIRED; REVOCABILITY OF PROXIES

  The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Merger). The approval and adoption of the Merger Agreement by Company Stockholders will also constitute a vote to approve, as exempt from Section 16 of the Exchange Act, the disposition of employee and director stock options as provided for in the provisions of the Merger Agreement summarized in "The Merger Agreement--Interests of Certain Persons in the Merger; Effect of the Merger on Certain Company Benefit Plans--Stock Option Plans."

  As of the Record Date, directors and executive officers of the Company and Cal Fed Bank were entitled to vote an aggregate of 126,463 shares of Company Common Stock, or approximately 0.26% of the Company Common Stock outstanding as of the Record Date (see "Beneficial Ownership of Company Common Stock"). Such individuals have indicated that they intend to vote their shares of Company Common Stock "FOR" approval and adoption of the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Merger).

  Because the required vote of the Company Stockholders on the Merger Agreement and the transactions contemplated thereby, including the Merger, is a majority of the total number of shares of Company Common Stock outstanding on the Record Date, the failure to submit a proxy card (or to vote in person at the Special Meeting) or the abstention from voting by Company Stockholders (including broker non-votes) will have the same effect as a vote "against" such approval and adoption.

  The presence of a Company Stockholder at the Special Meeting will not automatically revoke such Company Stockholder's proxy. However, a Company Stockholder may revoke a proxy at any time prior to its exercise by (1) attending the Special Meeting and voting in person, (2) executing and delivering a proxy for the Special Meeting bearing a later date, or (3) delivering written notice of revocation to the Secretary of the Company, at its principal executive office address set forth at the beginning of this Proxy Statement, prior to the Special Meeting.

SOLICITATION OF PROXIES

  The Company will bear the costs of soliciting proxies from Company Stockholders. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained McCormick & Pryor Ltd. to aid in the solicitation of proxies. Such firm's fee for solicitation of the proxies is estimated to be $7,000 plus reimbursement for out-of-pocket costs and expenses.

APPRAISAL RIGHTS

  If the Merger is consummated, a Company Stockholder who does not wish to accept the Per Share Merger Consideration will be entitled to appraisal rights under Section 262 ("Section 262") of the Delaware General Corporation Law (the "DGCL"), provided such Company Stockholder complies with the conditions established by Section 262.

  Section 262 is reprinted in its entirety as Appendix D to this Proxy Statement. The following discussion is not a complete statement of the law relating to statutory appraisal rights and is qualified in its entirety by reference to Appendix D. This discussion and Appendix D should be reviewed carefully by any Company Stockholder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of such appraisal rights.

  A record holder of shares of Company Common Stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the Effective Time, who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the Merger Agreement nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of such Company Stockholder's shares of Company Common Stock. All references to a "Company Stockholder" or "holders of shares of Company Common Stock" in this summary of appraisal rights are references to the record holder or holders of shares of Company Common Stock. Although the Merger Agreement sets forth FNH's current intention to liquidate the Surviving Corporation immediately following the Effective Time, under Section 278 of the DGCL the existence of the Surviving Corporation will automatically continue for at least three years following its dissolution for the purpose of (among other things) prosecuting or defending lawsuits and, accordingly, the Surviving Corporation will remain the relevant legal entity for the purpose of claims timely and properly made in connection with the Merger under the provisions of
Section 262 summarized below.

  Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the Special Meeting, not less than 20 days prior to the meeting a constituent corporation must notify each of the holders, as of the record date for such meeting, of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement shall constitute such notice to the record holders of Company Common Stock.

  Company Stockholders who desire to exercise their appraisal rights must not vote in favor of the Merger Agreement and must deliver a separate written demand for appraisal to the Company prior to the vote of Company Stockholders on the Merger Agreement. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform the Company of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of the Company Common Stock. A proxy or vote against the Merger Agreement will not by itself constitute such a demand. Within ten days after the Effective Time, the Surviving Corporation must provide notice of the Effective Time to all stockholders who have complied with Section 262.

  A Company Stockholder who elects to exercise appraisal rights should mail or deliver such Company Stockholder's written demand to the Secretary of the Company at its principal executive office address set forth at the beginning of this Proxy Statement.

  A person having a beneficial interest in shares of Company Common Stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If the shares of Company Common Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of Company Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a Company Stockholder holds shares of Company Common Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

  A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Company Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Company Common Stock outstanding in the name of such record owner.

  Within 120 days after the Effective Time, either the Surviving Corporation or any Company Stockholder who has complied with the required conditions of
Section 262 may file a petition in the Delaware Court, with a copy served on the Surviving Corporation in the case of a petition filed by a Company Stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. FNH has advised the Company that there is no present intent on its part to cause the Surviving Corporation to file an appraisal petition and Company Stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or initiate any negotiations with respect to the fair value of such shares. Accordingly, Company Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Time, any Company Stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Company Common Stock not voting in favor of the Merger Agreement and with respect to which demands for appraisal were received by the Surviving Corporation and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Surviving Corporation.

  If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which Company Stockholders are entitled to appraisal rights. The Delaware Court may require the Company Stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any Company Stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Company Common Stock owned by such Company Stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

  Although the Company believes that the Per Share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and Company Stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Moreover, FNH has advised the Company that it does not anticipate causing the Surviving Corporation to offer more than the Per Share Merger Consideration to any Company Stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Company Common Stock is less than the Per Share Merger Consideration. In determining "fair value", the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., 457 A.2d 701 (Del. 1983), the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. Section 262 provides that "fair value" is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Weinberger, the Delaware Supreme court held that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

  Holders of shares of Company Common Stock considering seeking appraisal should recognize that the fair value of their shares determined under Section 262 could be more than, the same as or less than the Per Share Merger Consideration to which they will be entitled if the Merger is consummated and if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting stockholder of the Surviving Corporation, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

  Any holder of shares of Company Common Stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

  At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, appraisal rights under Section 262 will cease, and all Company Stockholders will be entitled to receive the Per Share Merger Consideration. Inasmuch as the Surviving Corporation has no obligation to file such a petition, and FNH has advised the Company that it has no present intention of causing the Surviving Corporation to do so, any holder of shares of Company Common Stock who desires such a petition to be filed is advised to file it on a timely basis. Any Company Stockholder may withdraw such Company Stockholder's demand for appraisal by delivering to the Surviving Corporation a written withdrawal of such Company Stockholder's demand for appraisal and acceptance of the Per Share Merger Consideration, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Surviving Corporation and (ii) that no appraisal proceeding in the Delaware Court may be dismissed as to any Company Stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

                                  THE MERGER

PARTIES TO THE MERGER AGREEMENT

  THE COMPANY AND CAL FED BANK. During the 1995 fourth quarter, Cal Fed Bank received both regulatory and shareholder approval to reorganize (the "Holding Company Reorganization") into a holding company structure. The Company was incorporated as a Delaware corporation to serve as the holding company for Cal Fed Bank in the Holding Company Reorganization. Prior to the January 1, 1996 effective date of the Holding Company Reorganization, the Company was a wholly-owned subsidiary of Cal Fed Bank and on December 22, 1995, as part of the Holding Company Reorganization, Cal Fed Bank contributed $22 million in capital to the Company. On January 1, 1996, the Holding Company Reorganization was effected and each share of Cal Fed Bank's common stock was converted into one share of Company Common Stock. As a result of the Holding Company Reorganization, Cal Fed Bank became a wholly-owned subsidiary of the Company. During 1995, the Company had no operations. The Company's executive offices are located at 5700 Wilshire Boulevard, Los Angeles, California 90036 and its telephone number is (213) 932-4200.

  Cal Fed Bank, a federally chartered savings bank, maintains more than 120 full service branches in California and Nevada and is one of the largest savings institutions in the United States. Cal Fed Bank offers a broad range of consumer financial services, including demand and term deposits and mortgage and consumer loans. Subsidiaries of Cal Fed Bank sell insurance and investment products to Cal Fed Bank's customers, and have previously engaged in the real estate investment and development business and trust business.

  Cal Fed Bank's principal operating activity consists of originating or purchasing loans secured by residential property of one to four units. Cal Fed Bank's primary funding source is savings deposits, which are insured by the Federal Deposit Insurance Corporation through the Savings Association Insurance Fund. Cal Fed Bank's net earnings are principally generated by the excess of interest earned on loans and interest earning securities over the interest paid on savings deposits and borrowings less general and administrative expenses.

  REFERENCE IS MADE TO THE CAL FED BANK OFFERING CIRCULAR FOR ADDITIONAL INFORMATION REGARDING THE GOODWILL LITIGATION. THE CAL FED BANK OFFERING CIRCULAR IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT; SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

  FNH AND MERGER SUB. FNH is a savings and loan holding company organized under the laws of the State of Delaware with its principal executive offices located at 625 Madison Avenue, New York, New York 10022. FNH's only significant asset is all of the common stock of FNB, and as such, FNH's principal business operations are conducted by FNB and its subsidiaries.

  FNB is a federally chartered stock savings bank whose principal business is conducted primarily in California, Florida and Texas and consists of operating retail deposit branches and originating and/or purchasing residential real estate loans and, to a lesser extent, certain consumer loans. FNB also actively manages its portfolio of commercial real estate loans acquired through acquisitions and is active in mortgage banking and loan servicing. These operating activities are financed principally with customer deposits, secured short-term and long-term borrowings, collections on loans, asset sales and retained earnings. As of June 30, 1996, FNB had approximately $17.7 billion in assets, approximately $9.0 billion in deposits and operated 117 branches.

  FNB has grown significantly since October 1994 and has strengthened its position as a leading thrift in California (in terms of assets) principally through a series of acquisitions and dispositions, including the following transactions;

  . On June 1, 1996, FNB completed its acquisition of Home Federal Financial Corporation and its wholly-owned federally-chartered savings association subsidiary, Home Federal Savings and Loan Association of San Francisco, which had approximately $717 million in assets and $626 million in deposits and operated 15 branches in Northern California.

  . On February 1, 1996, FNB acquired SFFed Corp. and its wholly-owned subsidiary, San Francisco Federal Savings and Loan Association, which had approximately $4.0 billion in assets and approximately $2.7 billion in deposits and operated 35 branches in the Northern California area.

  . On October 2, 1995, FNB (through its wholly-owned mortgage bank operating subsidiary, First Nationwide Mortgage Corporation ("FNMC")), purchased from Lomas Mortgage USA, Inc. ("LMUSA") a loan servicing portfolio of approximately $11.1 billion, a master servicing portfolio of $2.9 billion and other assets. On January 31, 1996, FNMC purchased LMUSA's remaining loan servicing portfolio which, as of December 31, 1995, totalled $14.1 billion, a master servicing portfolio of $2.7 billion and certain other assets.

  . On February 28, 1995, FNMC acquired from the Resolution Trust Corporation, as conservator for Standard Federal Savings Association and several other financial institutions, a 1-4 unit residential mortgage loan servicing portfolio of approximately $11.4 billion and certain other assets and liabilities.

  . From January through June of 1996, FNB consummated the sale of its retail branches in Ohio, New York, New Jersey and Michigan, representing an aggregate of approximately $4.6 billion of deposits sold.

  Merger Sub is a wholly-owned subsidiary of FNH, organized under the laws of the State of Delaware. Merger Sub was organized solely for the purpose of effecting the Merger and will be merged with and into the Company in the Merger. It is anticipated that Merger Sub will conduct no business other than in connection with the implementation of the Merger Agreement and that it will have no significant assets at any time prior to the Effective Time.

BACKGROUND OF THE MERGER

  On May 22, 1996, Gerald J. Ford, the Chairman and Chief Executive Officer of FNB, met with Edward G. Harshfield, the President and Chief Executive Officer of the Company and Cal Fed Bank and a member of the boards of directors of both entities. Such meeting was initiated by Mr. Ford, following a preliminary and general discussion that had been initiated by Mr. Ford in April 1996, in which Mr. Ford had inquired as to the possible response that might be encountered in the event that a proposal were made for the acquisition of the Company, and Mr. Harshfield had indicated that he anticipated the Company Board being willing to give serious consideration to a credible proposal for a transaction that offered full value to Company Stockholders. At the May 22 meeting, Mr. Ford preliminarily indicated that FNH was willing to acquire the Company for a per share cash price of approximately $20.00 plus some continued participation of Company Stockholders in the net distributable cash proceeds (if any) of the Goodwill Litigation in excess of any recovery payable to the holders of the CALGZ Interests. Mr. Harshfield indicated that he did not expect the Company Board to be supportive of a transaction at that price.

  The May 22, 1996 meeting was followed by a meeting on May 30, 1996, telephone conversations on June 8 and 13, and a further meeting on June 19, between Messrs. Ford and Harshfield. During these conversations, preliminary discussions took place relating to the possible material business terms-- including a possible cash price per share, a possible formula permitting Company Stockholders to participate in the distributable net cash proceeds (if any) of the Goodwill Litigation in excess of any recovery payable to the holders of the CALGZ Interests, and transaction protection mechanisms sought by FNH--on the basis of which, on the one hand, FNH would be prepared to acquire the Company (subject to a satisfactory due diligence investigation of the Company, and the negotiation and execution of acceptable definitive agreements) and, on the other hand, the Company Board would be willing to support such an acquisition. During the course of these discussions, Mr. Harshfield expressed his view that the Company Board would require a substantial increase in the per share price as a condition for its support of a transaction; and Mr. Ford offered increases from $20.00 to (at the June 19 meeting) $23.00 in the per share cash component of the consideration FNH was prepared to offer, proposed that Company Stockholders also be given an additional 25% participation in the net distributable cash proceeds (if any) of the Goodwill Litigation, indicated that FNH would require an option to acquire approximately 19.9% of the outstanding shares of Company Common Stock as an inducement to enter into a definitive merger agreement, and conditioned FNH's proposal on the satisfactory completion of a due diligence investigation of the Company and on the negotiation and execution of mutually acceptable definitive agreements.

  On June 20 through 22, 1996, Mr. Harshfield briefed various members of the Company Board on the status of the preliminary discussions that Mr. Ford had initiated. The matter was then taken under deliberation by the Company Board at a meeting held on June 24, 1996 that was also attended by the Company's senior executives, its financial adviser, CS First Boston Corporation ("CS First Boston"), its corporate counsel Irell & Manella, and its regulatory counsel Vedder, Price, Kaufman & Kammholz.

  At its June 24, 1996 meeting, the Company Board was advised by Mr. Harshfield that the terms then being proposed by FNH would involve a per share cash price of $23.00 and a formula for dividing any net distributable cash proceeds of the Goodwill Litigation after any recovery payable to the holders of the CALGZ Interests, whereby Cal Fed Bank would retain $125 million thereof and the balance (if any) would be split 50/50 between Cal Fed Bank, on the one hand, and the Company Stockholders, on the other hand.

  At its June 24, 1996 meeting, the Company Board considered, among other things: (i) a presentation from the Company's senior executive officers regarding the Company's recent financial performance in relation to its 1996 business plan; (ii) a presentation from its counsel with respect to its obligations in responding to FNH's acquisition proposal in a manner consistent with its fiduciary duties, and with respect to the status of the Goodwill Litigation; and (iii) a presentation from CS First Boston analyzing the then-current FNH proposal, using a number of analytical methodologies, in relation to the Company's value on a stand-alone basis and as a potential acquisition candidate, and evaluating the Company's strategic alternatives (including the Company remaining independent and continuing to pursue its own business plan and the Company investigating the possibility that there might be other qualified potential acquirors interested in the Company) in light of, among other things, the current environment for mergers and acquisitions in the financial institutions sector of the economy both nationally and in California. The Company Board concluded that the then-current FNH proposal was sufficiently attractive and credible as to merit authorizing the Company's officers to enter into negotiations with FNH in an effort to improve the per share price for Company Stockholders and to provide non-public information to FNH under an appropriate confidentiality agreement. The Company also decided that, while the FNH proposal presented a valuable unsolicited opportunity for a transaction offering full value to Company Stockholders, it was not in the best interests of Company Stockholders for the Company to explore other potential acquirors or otherwise initiate any process for the sale of the Company since such actions would likely jeopardize both (i) the prospects of concluding an acceptable agreement with FNH on a timely basis and (ii) the

Company's ability to pursue its business plan at a time of intense competition and maintain its valued employee and customer relationships.

  In late June 1996, following the June 24 meeting of the Company Board referred to above, Messrs. Ford and Harshfield had several telephone conversations regarding the terms of FNH's then-current proposal and Mr. Harshfield's direction from the Company Board to negotiate for an improved per share price, as well as the arrangements for the commencement of due diligence by FNH.

  On July 1, 1996, the Company and FNH entered into a confidentiality agreement pursuant to which the Company began to provide to FNH non-public information regarding the Company and Cal Fed Bank.

  On July 2, 1996, the Company Board received a presentation from its counsel with respect to the opinion issued by the United Stated Supreme Court on July 1, 1996 (the "Winstar Opinion") in United States v. Winstar Corporation, et al. (upholding the grant of summary judgment on the issue of liability, and remanding for further proceedings on the issue of damages, in cases brought against the federal government by three other financial institutions on theories substantially similar to those on which liability is claimed by the Company in the Goodwill Litigation) and its implications for the Goodwill Litigation. (See the Cal Fed Bank Offering Circular for a discussion of the Winstar Opinion.)

  On July 3, 1996, the Company Board received a presentation from its counsel regarding the status of the draft agreements previously received from FNH's counsel, deliberated further with respect to FNH's then-current proposal and authorized Mr. Harshfield to continue to negotiate with a view to seeking an improvement in the price being offered by FNH.

  On several occasions during early July 1996, as FNH proceeded with its due diligence investigation of the Company, Mr. Harshfield discussed the FNH proposal, including in particular the proposed per share price and transaction protection mechanisms, as well as the progress of FNH's due diligence investigation, with Mr. Ford. During these discussions, Mr. Harshfield continued to express the Company Board's desire for an improved price. On July 19, 1996, Mr. Harshfield informally briefed a number of members of the Company Board with respect to the status of his negotiations with Mr. Ford.

  On July 25, 1996, Mr. Ford indicated to Mr. Harshfield that FNH was willing to propose a change in the split of the residual net distributable cash proceeds (if any) of the Goodwill Litigation (after payment of any recovery due to the holders of the CALGZ Interests and the retention of the next $125 million by Cal Fed Bank) to increase the Company Stockholders' aggregate participation thereof from 50% to 60%, subject to the execution of acceptable agreements including the previously-requested stock option.

  On July 26, 1996, the Company Board (at a meeting held jointly with the Board of Directors of Cal Fed Bank, some of the members of which are employees of the Bank who are not members of the Company Board) considered this revised proposal from FNH and received presentations, updating those received on June 24, from its senior executives, its counsel and CS First Boston, as well as a briefing from its counsel on the current drafts of the Merger Agreement, the Stock Option Agreement and a letter agreement to be entered into between FNH and the Company addressing certain employee severance and benefits issues presented by a possible acquisition of the Company by FNH (the "Benefits Letter").

  During the course of its meeting on July 26, 1996, the Company Board received an unsolicited written proposal (the "Unsolicited GlenFed Proposal") from Glendale Federal Bank, A Federal Savings Bank ("GlenFed"), for a merger in the form of a stock-for-stock tax-free exchange at an unspecified exchange ratio which, GlenFed stated, it believed could exceed the values being reported in the public press accounts of the Company's discussions with FNH (on July 25, 1996, The Wall Street Journal reported that FNH was rumored to be in talks to acquire the Company for between $22 and $24 per share in cash). The Company Board considered, with its financial and legal advisors, the Unsolicited GlenFed Proposal in relation to the then-current FNH proposal. Concurrently, the Company advised FNH of the receipt of the Unsolicited GlenFed Proposal.

  During its deliberations on July 26, 1996, the Company Board invited Mr. Ford into the meeting. On behalf of the Company Board, its Chairman, David Gilbert, advised Mr. Ford that the Company Board was willing to approve an acquisition of the Company by FNH on the terms then proposed, and recommend it to Company Stockholders, provided the per share cash component of the consideration was increased from $23.00 to $23.50. After consulting with his co-investors, Mr. Ford advised the Company Board that this increase was acceptable provided the transaction agreements were completed as soon as possible with a view to a public announcement before the opening of trading on July 29, 1996. Thereupon, the Board considered the matter further. Among other things, the Company Board was advised: (i) by Mr. Harshfield that Mr. Ford had informed him of FNH's receipt of a letter from a nationally-recognized investment banking firm to the effect that, subject to certain assumptions and conditions contained in such letter, such firm was "highly confident" of its ability to raise a portion of the funds necessary to finance the Merger through the underwriting or private placement of securities of FNH or its affiliates, which letter (the "Highly Confident Letter") would be made available to the Company prior to the execution of definitive agreements; and
(ii) by CS First Boston of its oral opinion, which would be confirmed in writing, that the Per Share Merger Consideration is fair to the Company Stockholders from a financial point of view as of July 26, 1996. The Company Board then decided to approve the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Merger), as well as the Stock Option Agreement and the Benefits Letter (see "--Reasons for the Merger; Recommendation of the Company Board" for a discussion of the Company Board's reasons for this decision). In addition, the Board of Directors of Cal Fed Bank decided to approve the Merger Agreement and the transactions contemplated thereby (including, without limitation, the issuance of the Secondary Participation Interests).

  Negotiations on the final terms of the Merger Agreement, the Option Agreement and the Benefits Letter were completed on July 27, 1996, on which date such documents were executed by the respective parties. See "The Merger Agreement" and "The Stock Option Agreement." Copies of the Highly Confident Letter and CS First Boston's written fairness opinion dated July 26, 1996 were received on such date prior to execution of such agreements. On July 29, 1996, the Company and FNH publicly announced the execution of the Merger Agreement.

REASONS FOR THE MERGER; RECOMMENDATION OF THE COMPANY BOARD

  On July 26, 1996, the Company Board unanimously determined that the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Merger), are advisable and in the best interests of the Company and Company Stockholders and unanimously decided to recommend approval and adoption thereof to Company Stockholders. In making its decision, the Company Board considered the factors listed below:

  1. The Company Board concluded that the Per Share Merger Consideration offered full value to Company Stockholders for their shares of Company Common Stock and exceeded the market price that Company Stockholders could reasonably expect to realize in the near term, taking into account the following factors:

    (i) The opinion of CS First Boston that the Per Share Merger Consideration was fair to Company Stockholders from a financial point of view as of July 26, 1996 (see "--Opinion of Financial Adviser"). A copy of CS First Boston's written opinion dated the date of this Proxy Statement, setting forth the assumptions made, matters considered and review undertaken, is attached to this Proxy Statement as Appendix C. The full text of such opinion is incorporated herein by reference and the foregoing description thereof is qualified in its entirety by such reference. Company Stockholders are urged to read such opinion carefully in its entirety;

    (ii) The Company Board's evaluation of the methodology employed by CS First Boston as a basis for its fairness opinion and the financial data presented in connection with CS First Boston's analysis, including an estimate of the potential value of the Company on a stand-alone basis and in relation to other potential acquirors (see "--Opinion of Financial Adviser"). On the basis of this data, the Company Board concluded that the Per Share Merger Consideration compared favorably to the per share prices negotiated in recent comparable acquisitions of financial institutions, both within and outside California, and to any reasonable estimate of the near-term value of the Company if it were to remain independent;

    (iii) Information presented to the Board relating to the recent financial condition and results of operations of the Company (see "Selected Consolidated Financial And Other Data") and management's evaluation of the Company's prospects, including the Company's progress in implementing the Company's 1996 business plan, as well as the Company Board's general familiarity with the Company's business, operations, financial condition and earnings on both a historical and a prospective basis;

    (iv) The relationship of the Per Share Merger Consideration to the historical market prices for Company Common Stock, including the fact that the cash portion of the Per Share Merger Consideration, without ascribing any value to the Secondary Participation Interests, represented a premium of approximately 31% over the closing price of Company Common Stock on the NYSE on June 21, 1996 (the last trading day preceding the meeting of the Company Board at which FNH's merger proposal was first considered by the Company), approximately 17% over the closing price of Company Common Stock on the NYSE on July 24, 1996 (the last trading day preceding the publication of the above-referenced article in The Wall Street Journal reporting that FNH was rumored to be in talks to acquire the Company for between $22 and $24 per share in cash) and approximately 10% over the closing price of Company Common Stock on the NYSE on July 25, 1996 (the last trading day preceding the meeting of the Company Board at which the Merger Agreement was approved (see "Market Prices of Company Common Stock"));

    (v) The vigorous nature of the negotiations that had resulted in FNH offering the Per Share Merger Consideration and the fact that FNH had conducted extensive due diligence on the Company prior to making that offer (see "--Background of the Merger"); and

    (vi) The considerations referred to in paragraph 2 below.

  2. The Company Board concluded that the Per Share Merger Consideration offered Company Stockholders a meaningful opportunity to participate in any distributable net cash proceeds from the Goodwill Litigation but at the same time, by providing a premium cash price for their shares of Company Common Stock in the near term, also offered Company Stockholders a transaction in which the per share consideration was not unduly dependent on the outcome of the Goodwill Litigation. In that regard, the Company Board determined that, notwithstanding the enhanced prospects for a favorable outcome of the Goodwill Litigation resulting from the Winstar Opinion, the ultimate disposition of the Goodwill Litigation, and the impact of the Goodwill Litigation on the value of Company Common Stock pending and following such ultimate disposition, would likely not be known for several years and remained subject to substantial risks and uncertainties.

  3. The Company Board concluded that--having regard to the facts that (i) it had taken several weeks for FNH to complete its due diligence investigation of the Company and conclude that it was willing to consummate an acquisition of the Company at a price and on other terms that were acceptable to the Company Board, (ii) it had taken a corresponding period for the Company Board, with the advice of the Company's senior management and advisers, to conclude that it was in a position to make a business judgment approving the Merger, and
(iii) FNH was a particularly well-qualified buyer by reason of its "track record" (see paragraph 5 below) and its commitment to a strategy of expanding into the Southern California market--it was unlikely the Company, were it actively to pursue alternative possibilities for an acquisition of the Company, would be able to find an acquiror willing and able to consummate, within a timeframe comparable to the Merger, an acquisition that would provide superior value to the Company Stockholders. In that regard, the Company Board took note of the fact that the Unsolicited GlenFed Proposal contained no proposed exchange ratio, and that--having regard to the factors referred to in the preceding sentence and the fact that the Company would have needed to conduct extensive due diligence in order for the Company Board to be in a position to compare the qualifications of GlenFed as a potential buyer (for consideration consisting of its own stock) of the Company to the qualifications of FNH as a potential buyer (for consideration consisting of cash and Secondary Participation Interests) the Company Board had already determined to exist--it would likely take a substantial period of time to determine whether a transaction offering value superior to the Merger could be negotiated with GlenFed, obtain the required approval of both companies' respective stockholders and be consummated within a comparable timeframe. The Company Board further concluded that it would be detrimental to the best interests of Company Stockholders to defer action on the Merger, and run the potential risk that FNH would decide to pursue alternative acquisition candidates to implement its strategy of expanding into the Southern California market, in order to pursue possible alternatives that were subject to significant uncertainty. Although the Company Board formed a preliminary view, based on its general knowledge of GlenFed's business and publicly-available financial information, that it was unlikely GlenFed would be able to provide a stock-for-stock transaction that would offer value superior to the Per Share Merger Consideration offered by FNH, the Company Board's decision not to pursue, or request First Boston to further analyze, the Unsolicited GlenFed Proposal was principally based on its conclusion that the Merger that had been vigorously negotiated with FNH was in the best interests of Company Stockholders and should not be subjected to the risks referred to above in this paragraph.

  4. The Company Board took note of the fact, as reported to it by Company management, that following the article in The Wall Street Journal on July 25, 1996 reporting rumored talks of an acquisition of the Company by FNH for between $22 and $24 per share in cash, a number of the Company's principal institutional stockholders, representing in the aggregate approximately 24% of the outstanding Company Common Stock, had made unsolicited calls to the Company indicating that if such a transaction were to be proposed they would support it. The Company Board considered, on the basis of these calls and its general familiarity with the Company's stockholder base and the relationship that had developed with Company Stockholders generally over the past several years, that Company Stockholders would welcome the opportunity to sell their shares in a transaction that afforded them both a cash price at a premium above market and an opportunity for continued participation in any recovery from the Goodwill Litigation beyond the amount that might be paid to the holders of the CALGZ Interests. The Company Board also took note of the provisions of the Stock Option Agreement and considered that, while such provisions would increase the cost to any potential competing acquiror of acquiring the Company and thereby enhance the likelihood of the consummation of the Merger, they were unlikely--having regard to other recent situations in which third parties had made unsolicited bids for companies that had entered into negotiated merger agreements and similar stock option arrangements and where such third parties had been willing to abide by the terms of, or negotiate terminations of, such options--to preclude a third party from making a proposal for a transaction that was meaningfully superior to the Merger, in which event the Merger Agreement would not prevent the Company Board, if it determined it was required to do so, from pursuing such proposal (see "The Merger Agreement--No Solicitation of Transactions by Company" and "The Stock Option Agreement"). The Company Board took note of the advice of the Company's independent auditing firm that the exercise of the FNH Option would preclude the Company, for two years thereafter, from consummating a business combination transaction with any party that was intended to qualify for the "pooling of interests" method of accounting, in contrast to the "purchase" method that would be applicable to the Merger (see "--Accounting Treatment"), and that the consummation of a "pooling" transaction was, in any event, potentially precluded until July 1997 by reason of the issuance of the CALGZ Interests in July 1995. In addition, the Company Board was advised that any issuance, in contemplation of a negotiated business combination, of securities representing an additional contingent participation interest in the Goodwill Litigation would preclude a "pooling" transaction with any third party for two years following such issuance.

  5. The Company Board concluded, based on (i) the identity of FNH's owners,
(ii) FNH's "track record" of financing, obtaining regulatory approval for and consummating significant acquisitions of other financial institutions (see "-- Parties to the Merger Agreement--FNH and Merger Sub"), (iii) the Highly Confident Letter (a copy of which was reviewed by the Company's senior management and counsel, as directed by the Company Board at its July 26, 1996 meeting, prior to the execution of the Merger Agreement and the Stock Option Agreement on July 27, 1996), and (iv) the fact that the Merger Agreement would contain no financing contingency and would contain FNH's representation and warranty that it had, or would at the Effective Time have, access to all funds necessary to consummate the Merger (see "The Merger Agreement--Financing Arrangements of FNH"), that FNH would be able to finance and complete the Merger prior to March 31, 1997 (the date after which either party, if not in breach of any material representation or covenant, could terminate the Merger Agreement if the Merger had not been consummated for any reason; see "The Merger Agreement--Termination of the Merger Agreement").

  6. The Company Board considered generally the material terms of the Merger, including the conditions to consummation set forth in the Merger Agreement (see "The Merger Agreement--Conditions to the Merger") and the treatment of employee stock options and warrants (see "--Interests of Certain Persons in the Merger; Effect of the Merger on Certain Company Benefit Plans--Stock Option Plans"), and concluded that such terms were appropriate for a transaction of the nature of the Merger. The Company Board also considered the provisions of the Benefits Letter with the advice of its benefits counsel and a compensation consultant. The Company Board concluded that the benefits to be provided to the officers and directors of the Company and Cal Fed Bank under the Benefits Letter were customary for a transaction of the nature of the Merger, where the services of such individuals were expected to be terminated promptly following the Effective Time, and were appropriate to further the interests of Company Stockholders in the consummation of the Merger and the effective prosecution of the Goodwill Litigation. See "-- Interests of Certain Persons in the Merger; Effect of the Merger on Certain Company Benefit Plans."

  The foregoing discussion of the factors considered by the Company Board is not intended to be exhaustive but summarizes all material factors considered. The Company Board did not assign any relative or specific weights to the foregoing factors nor did it specifically characterize any factor as positive or negative (except as described above), and individual directors may have given differing weights to differing factors and may have viewed certain factors more positively or negatively than others. Throughout its deliberations, the Company Board received the advice of its financial and legal advisers.

  THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT COMPANY STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING, WITHOUT LIMITATION, THE MERGER).

OPINION OF FINANCIAL ADVISER

  GENERAL. The Company has retained CS First Boston to act as its financial adviser in connection with the Merger. CS First Boston orally advised the Company Board and later delivered to the Company Board its written opinions, dated July 26, 1996, and dated the date of this Proxy Statement, to the effect that, based upon and subject to the factors and assumptions set forth in such written opinions, and as of the date of each such opinion, the Per Share Merger Consideration was fair to the holders of Company Common Stock from a financial point of view. No limitations were imposed by the Company Board upon CS First Boston with respect to investigations made or procedures followed by CS First Boston in rendering its opinions. CS First Boston was not asked by the Company Board to solicit any expressions of interest from third parties.

  The full text of the written opinion of CS First Boston dated the date of this Proxy Statement, which sets forth assumptions made, procedures followed, matters considered and limits on the review undertaken by CS First Boston, is attached hereto as Appendix C. COMPANY STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. CS FIRST BOSTON'S OPINIONS ARE DIRECTED ONLY TO THE FAIRNESS OF THE PER SHARE MERGER CONSIDERATION AND DO NOT CONSTITUTE A RECOMMENDATION TO ANY COMPANY STOCKHOLDER AS TO HOW SUCH COMPANY STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. The summary of the opinions of CS First Boston set forth in this Proxy Statement is qualified in its entirety by reference to the full text of its opinion dated the date of this Proxy Statement set forth in Appendix C. CS First Boston has consented to the references to it and its opinions contained, and to the inclusion as Appendix C of its written opinion dated the date hereof, in this Proxy Statement.

  In arriving at its opinions, CS First Boston (i) reviewed certain publicly available business and financial information relating to the Company and FNH,
(ii) reviewed certain other information, including financial forecasts, provided by the Company and FNH, (iii) met with the Company's and FNH's management to discuss the business and prospects of the Company, (iv) considered certain financial and stock market data of the Company and FNH, including market data related to the CALGZ Interests, and compared that data with similar data for other publicly held thrift companies, (v) considered the financial terms of certain other business combinations in the thrift industry that have recently been effected, and (vi) considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which CS First Boston deemed relevant.

  In connection with its review, CS First Boston has not assumed any responsibility for independent verification of any of the information provided to or otherwise reviewed by CS First Boston and has relied on such information being complete and accurate in all material respects. With respect to the financial forecasts referred to above, CS First Boston has assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of Company. In addition, CS First Boston has not made, nor has it assumed responsibility for making, an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor has CS First Boston examined any individual loan files or been furnished with any such appraisals.

  The opinions of CS First Boston were based on proposed merger consideration, per share of Company Common Stock, to be received by Company Stockholders of $23.00 in cash (the cash portion of the Per Share Merger Consideration was increased to $23.50 after CS First Boston had performed its analysis; see "-- Background of the Merger") and one-tenth of a Secondary Participation Interest. CS First Boston is not an expert in making legal determinations, and has made no determinations or drawn any conclusions, legal or otherwise, as to the merits or possible outcomes of the Goodwill Litigation. In arriving at its opinions, CS First Boston determined the value offered for the underlying franchise of the Company (the "Imputed Adjusted Consideration Value" as defined below) using the then-current market value of the CALGZ Interests to estimate the then-current market value of the Goodwill Litigation and compared such Imputed Adjusted Consideration Value to the underlying franchise value implied based upon the computations described below. CS First Boston did not prepare an independent valuation of the Goodwill Litigation and used this method for analyzing the Per Share Merger Consideration because, as of the date of its analysis, the then-current market value of the CALGZ Interests provided an independent means for estimating the then-current market value of the Goodwill Litigation.

  The Imputed Adjusted Consideration Value was defined to equal the imputed value of the Per Share Merger Consideration minus the imputed value of the Non-CALGZ Litigation Recovery (as defined below). The Imputed Adjusted Consideration Value computation implicitly assumed that the Company Stockholders received consideration for the underlying franchise value of the Company equal to $23.50 per share in cash minus the difference between (x) 100% of the implied market value of the potential recovery of the Goodwill Litigation based upon the then-current market value of the CALGZ Interests exclusive of any amounts payable to the holders of the CALGZ Interests (the "Non-CALGZ Litigation Recovery") and (y) the imputed value of one-tenth of a Secondary Participation Interest. The Imputed Adjusted Consideration Value was calculated to be in the range of $20.75 to $21.01 per share with the detail of the calculation shown in the following paragraphs.

  CS First Boston calculated the Imputed Adjusted Consideration Value by (i) calculating the imputed value of the Non-CALGZ Litigation Recovery as described below, (ii) calculating the imputed value of the Per Share Merger Consideration as described below, and (iii) subtracting the imputed value of the Non-CALGZ Litigation Recovery from the imputed value of the Per Share Merger Consideration. Based upon the $11.69 latest 10-day average market price of the CALGZ Interests as of July 26, 1996, the approximately 5 million CALGZ Interests outstanding and the fact that the CALGZ Interests, in total, are entitled to approximately 25% of the potential recovery of the Goodwill Litigation, CS First Boston calculated the implied market value of the potential recovery to be $234 million (5 million multiplied by $11.69 divided by 0.25). Deducting the CALGZ's approximate 25% entitlement from the $234 million yielded an imputed value of the Non-CALGZ Litigation Recovery of $174 million, or $3.47 per share of Company Common Stock.

  The then-current value of the Per Share Merger Consideration was computed as equal to the sum of (i) $23.00 in cash consideration and (ii) the imputed value of one-tenth of a Secondary Participation Interest. The imputed value of the Secondary Participation Interests was calculated by subtracting from the $174 million value of the non-CALGZ Litigation Recovery, the present value of FNB's $125 million preference (which equaled $50-$72 million assuming a 20% discount rate and a 3 to 5 year estimated time to recovery) and multiplying the difference by the 60% which the Secondary Participation Interests are entitled to receive. CS First Boston was advised by the Company that a 3 to 5 year estimated time to recovery was a reasonable estimate given the complexity of the Goodwill Litigation, the number of steps anticipated to be required to be completed prior to a final disposition thereof and the possible affect of other pending cases on the court calendar. CS First

Boston determined that a 20% discount rate was a reasonable estimate of the lowest rate of return an investor would expect on a speculative security of the nature of the CALGZ Interests. CS First Boston calculated the imputed value of the Secondary Participation Interests to be $61 to $74 million, which equates to a value for one-tenth of a Secondary Participation Interest of $1.22 to $1.48 per share of Company Common Stock. Based upon the foregoing computations, CS First Boston noted that the imputed value of the Per Share Merger Consideration was equal to $24.22 to $24.48 per share and, after subtracting the imputed value of the Non-CALGZ Litigation Recovery of $3.47 per share, the Imputed Adjusted Consideration Value was equal to $20.75 to $21.01 per share. CS FIRST BOSTON HAS EXPRESSED NO OPINION AS TO THE ACTUAL VALUE OF THE CALGZ INTERESTS, THE SECONDARY PARTICIPATION INTERESTS OR THE NON-CALGZ LITIGATION RECOVERY, NOR HAS IT EXPRESSED ANY VIEWS AS TO THE ACTUAL PRICES AT WHICH THE CALGZ INTERESTS OR THE SECONDARY PARTICIPATION INTERESTS MAY TRADE IN THE PUBLIC MARKET PRESENTLY OR AT ANY TIME IN THE FUTURE. Using a lower market value for the CALGZ Interests in the computation would have caused the value of the Non-CALGZ Litigation Recovery to decrease by an amount more than the Per Share Merger Consideration and the value of the Imputed Adjusted Consideration Value would have correspondingly increased. Using a higher market value for the CALGZ Interests in the computation would have caused the value of the Non-CALGZ Litigation Recovery to increase by an amount more than the Per Share Merger Consideration and the value of the Imputed Adjusted Consideration Value would have correspondingly decreased.

  CS First Boston has indicated that its opinions are not affected by the difference in the per share merger consideration proposed at the time it performed its analysis and the Per Share Merger Consideration.

  The following is a summary of certain analyses CS First Boston utilized in arriving at its opinions as to the fairness of the Per Share Merger Consideration and that CS First Boston discussed with the Company Board on July 26, 1996. CS First Boston arrived at its ultimate opinion based on the results of all of the analyses described below assessed as a whole and did not draw any specific conclusions from or with regard to any one method of analysis.

  COMPANY VALUATION ANALYSIS. CS First Boston analyzed the premium represented by the Adjusted Consideration Value to values for the Company on a stand-alone basis using three valuation methodologies, namely a comparable company analysis, a regression analysis of price to book multiples and a discounted cash flow analysis (without giving effect to the potential net cost savings realizable from the Merger); and analyzed the Adjusted Consideration Value to acquisition values for the Company using two valuation methodologies, namely a discounted cash flow analysis (giving effect to the potential net cost savings realizable from the Merger) and an analysis of prices of recent mergers and acquisitions involving comparable thrift companies. These methodologies are discussed below:

    Comparable Company Analysis. CS First Boston reviewed and compared certain financial, operating and market information of the Company with the following five publicly traded thrift companies that it believed to be appropriate for comparison: Golden West; Great Western; H.F. Ahmanson; Bay View Capital; and Washington Mutual (collectively, the "Comparable Companies"). Such companies were believed to be comparable in light of a combination of factors such as their size, relative performance, geographic location and/or types of business conducted generally. Such information included market valuation, profitability, asset quality, reserve coverage and capital ratios. Among the market price information compared were market price to book value, tangible book value and market price to estimated earnings per share for 1996 and 1997. The hypothetical values for the Company derived from the analysis of the Comparable Companies' market price to earnings per share estimates and market price to book value and tangible book value yielded an equity reference range of approximately $13.00 to $14.00 per share of Company Common Stock, inclusive of the Company's $0.80 per share of present value of estimated future tax benefits. The Adjusted Imputed Consideration Value (ranging from $20.75 to $21.01 per share) represented a premium of approximately 48% to 62% over such values. Because the Company's 1996 projected return on equity ("ROE") of 8.5% was significantly below the average of 12.0% for the Comparable Companies, CS First Boston conducted the regression analysis described below. The book values used in the analysis were as of June 30, 1996, and the market information used in the analysis was as of July 25, 1996. Earnings per share estimates were based on First Call estimates as of July 25, 1996. The Company's earnings per share estimates were based on management's earnings forecast assuming a 40% tax rate. First Call is a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts regarding companies of interest to institutional investors.

    Regression Analysis. CS First Boston undertook a regression analysis to determine the price to book multiple at which the Company might trade on a stand-alone basis. The R-squared of such regression of 0.9224 indicated a high degree of correlation between ROE and price-to-book value. Based on management's projected ROE of 8.5% for 1996, this analysis yielded an implied price to book multiple at which the Company might trade of 1.09x (as compared to the 1.37x average multiple of the Comparable Companies implied by the 12.0% average ROE of such companies), an implied equity value of approximately $14.83 per share of Company Common Stock, before adding the Company's $0.80 per share present value of estimated future tax benefits, and an equity reference range of approximately $15.00 to $16.00 per share of Company Common Stock. The Imputed Adjusted Consideration Value (ranging from $20.75 to $21.01 per share) represented a premium of approximately 30% to 40% over such values. The 1996 ROE estimates for the Comparable Companies were based on First Call estimates as of July 25, 1996.

    Discounted Cash Flow Analysis. CS First Boston performed a discounted cash flow analysis to estimate the present value of the future free cash flows that the Company could be expected to generate on a stand-alone basis through 2001. CS First Boston calculated estimated free cash flows during such period based on management earnings forecasts and based on a 6.0% tangible equity to asset ratio, and discounted these cash flows to present values applying discount rates ranging from 14% to 16%. To determine the terminal value of the Company at the end of the forecast period, CS First Boston applied a range of terminal multiples of 10.0x to 12.0x to the forecasted fiscal year 2001 earnings and discounted such value estimates to present value using the range of discount rates described above. This discounted cash flow analysis yielded an equity reference range of approximately $14.00 to $16.00 per share of Company Common Stock. The Imputed Adjusted Consideration Value (ranging from $20.75 to $21.01 per share) represented a premium of approximately 30% to 50% over such values.

    In addition to performing the above-described discounted cash flow analysis on the Company's cash flows, without giving effect to the potential net cost savings realizable from the Merger, CS First Boston estimated the present value of the net cost savings which an acquiror could expect to achieve in the context of an acquisition of the Company and added such value to the net present value of the Company on a stand-alone basis calculated above. In performing this analysis, CS First Boston assumed that an acquiror of the Company would achieve cost savings equal to approximately 35% of the Company's non-interest expense base by the second full year of combined operations, that an upfront restructuring charge equal to the full pretax projected cost savings would be required in order to achieve such cost savings, and that the full value of such cost savings would accrue to the benefit of Company Stockholders. CS First Boston discounted such cost savings to present value using a 0% perpetual dividend growth rate and a 15% discount rate, yielding an additional present value per share of Company Common Stock of $6.00 and an equity reference range of approximately $20.00 to $22.00 per share of Company Common Stock.

  COMPARABLE MERGER AND ACQUISITION ANALYSIS. CS First Boston reviewed and analyzed certain financial, operating and stock market information relating to
(i) the following selected merger and acquisition transactions (Buyer/Seller) in excess of $70 million announced since January 1, 1994 involving California thrift companies: Washington Mutual/American Savings Bank; MacAndrews & Forbes/SFFed; MacAndrews & Forbes/HomeFed; First Interstate/Sacramento Savings; and MacAndrews & Forbes/First Nationwide Bank (collectively, the "California Comparable Transactions"), (ii) the Washington Mutual/American Savings Bank transaction and (iii) the following selected merger and acquisition transactions (Buyer/Seller) in excess of $250 million announced since January 1, 1995 involving non-California thrift companies: First Union Corporation/Center Financial Corp.; First Union Corporation/Home Financial Corp.; NationsBank Corp./TAC Bancshares; Union Planters Corp./Leader Financial Corp.; Standard Federal Bank/Bell Bancorp; MAF Bancorp/ N.S. Bancorp; Republic New York/Brooklyn Bancorp; NationsBank Corp./CSF Holdings; Charter One Financial/FirstFed Michigan; Crestar Financial/Loyola Capital Corp.; and First Union Corp./Coral Gables Fedcorp (collectively, the

"Non-California Comparable Transactions," and together with the California Comparable Transactions, the "Comparable Transactions").

  This analysis indicated that the consideration received in the California Comparable Transactions, the Washington Mutual/American Savings Bank transaction and the Non-California Comparable Transactions represented: (i) multiples of last twelve-months ("LTM") earnings per share ("EPS") ranging from 11.8x to 35.6x (with an average multiple of 19.9x), 11.8x and from 10.5x to 27.2x (with an average multiple of 14.8x, excluding the Standard Federal Bank/Bell Bancorp multiple of 27.2x), respectively; (ii) multiples of forward year EPS of 11.0x (for the Washington Mutual/American Savings Bank transaction) and ranging from 10.8x to 26.4x (with an average multiple of 14.7x, excluding the Standard Federal Bank/Bell Bancorp multiple of 26.4x) (for the Non-California Comparable Transactions); (iii) multiples of book value per share ranging from 0.85x to 1.54x (with an average multiple of 1.26x), 1.36x and from 1.22x to 2.12x (with an average multiple of 1.65x), respectively; (iv) multiples of tangible book value per share ranging from 1.11x to 1.68x (with an average multiple of 1.35x), 1.36x and from 1.22x to 2.12x (with an average multiple of 1.67x) (normalizing the target's book value and earnings to reflect a 6.5% tangible equity to assets ratio for the First Union Corporation/Home Financial Corp., Standard Federal Bank/Bell Bancorp, MAF Bancorp/N.S. Bancorp and First Union Corp./Coral Gables Fedcorp transactions), respectively; (v) an implied deposit premium ranging from approximately 1.2% to 4.5% (with an average premium of 3.1%), 3.3% and from approximately 2.7% to 17.5% (with an average premium of 5.6%, excluding the Union Planters Corp./Leader Financial Corp. deposit premium of 17.5%), respectively; and (vi) a percentage above market value ranging from approximately 16% to 42% (with an average percentage of 29%) (for the California Comparable Transactions) and from approximately (-3%) to 63% (with an average percentage of 31%) (for the Non-California Comparable Transactions), in each case based on the closing stock price of the seller one month prior to public announcement of the respective transaction.

  The mid-point of the range of Imputed Adjusted Consideration Value of $20.88 per share represented: (i) a multiple of Company LTM EPS of 24.3x; (ii) a multiple of Company forward year EPS of 18.2x (based on management estimates);
(iii) a multiple of Company book value per share of 1.53x; (iv) a multiple of Company tangible book value per share of 1.57x; (v) an implied deposit premium for the Company of approximately 4.3%; and (vi) a percentage above the market value of Company Common Stock (net of the implied market value of the Non-CALGZ Litigation Recovery of $3.47 per share) of approximately 52%.

  No company used in the Comparable Company Analysis is identical to the Company and no transaction used in the Comparable Merger and Acquisition Analysis is identical to the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value or the acquisition value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not, in itself, a meaningful method of using comparable company data.

  The summary set forth above does not purport to be a complete description of the analyses underlying CS First Boston's opinions or presentation to the Company Board. In connection with its opinion dated the date of this Proxy Statement set forth as Appendix C hereto, CS First Boston updated certain of its analyses, as necessary, and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each methodology utilized by CS First Boston that resulted in an implied range of value for the Company supported CS First Boston's opinion that the consideration to be received by holders of common stock of the Company in the Merger was fair to such holders from a financial point of view. However, in arriving at its opinion, CS First Boston did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, CS First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinions.

  In performing its analyses, CS First Boston made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or FNH. The analyses performed by CS First Boston are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of CS First Boston's analysis of the fairness of the Per Share Merger Consideration and were provided to the Company Board in connection with the delivery of CS First Boston's opinions. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, as described above, CS First Boston's opinion and presentation to the Company Board was one of many factors taken into consideration by the Company Board in making its determination to approve the Merger Agreement (see "-- Reasons for the Merger; Recommendation of the Company Board"). Consequently, the CS First Boston analyses described above should not be viewed as determinative of the Company Board's or the Company management's opinion with respect to the value of the Company or of whether the Company Board would have been willing to agree to different consideration to be received by Company Stockholders. Further, CS First Boston is not qualified to make legal determinations, and has made no determinations or drawn any conclusions, legal or otherwise, as to the merits or possible outcomes of the Goodwill Litigation.

  The Company Board retained CS First Boston based upon CS First Boston's experience and expertise and its familiarity with the Company. CS First Boston is an internationally recognized investment banking and advisory firm. CS First Boston, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, CS First Boston and its affiliates have provided investment banking services to the Company and FNH and have received customary fees for the rendering of these services. CS First Boston and its affiliates may provide additional services to the Company and to FNH in the future. In the ordinary course of its business, CS First Boston and its affiliates may actively trade the debt and equity securities of both the Company and FNH for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  Pursuant to an engagement letter agreement dated June 17, 1996, between the Company and CS First Boston, the Company paid CS First Boston a financial advisory fee of $250,000 upon the execution of such engagement letter and an execution fee of $2,000,000 upon the execution of the Merger Agreement. In addition, the Company will pay CS First Boston, only in the event the Merger is consummated, a transaction fee equal to 0.65% times the aggregate consideration to be received by holders of Company Common Stock in the Merger, less the fees totaling $2,250,000 described above. Aggregate consideration is defined as the total fair market value at the Effective Time of all consideration received, directly or indirectly, by the Company or its stockholders in connection with the Merger. Based on the foregoing, the fees to be paid to CS First Boston in connection with, and assuming consummation of, the Merger are estimated to total approximately $5.8 million. The Company has also agreed, pursuant to another letter agreement dated June 17, 1996 with CS First Boston, to indemnify CS First Boston and its affiliates against certain liabilities, including liabilities under securities laws, incurred in connection with its services.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; EFFECT OF THE MERGER ON CERTAIN COMPANY BENEFIT PLANS

  GENERAL. The Merger Agreement sets forth FNH's intention that, after the consummation of the Merger, the Surviving Corporation will first become a wholly-owned subsidiary of FNB and will then be liquidated by FNB, which thereafter will be merged with and into Cal Fed Bank. It is anticipated that none of the directors or executive officers of the Company or Cal Fed Bank will continue to serve (other than, possibly, for a brief transitional period) after the Effective Date (as defined in the Merger Agreement; see "The Merger Agreement--Effective Date; Effective Time") as directors, officers or employees of the Company, Cal Fed Bank, FNH, FNB or any other subsidiary of FNH. The Merger Agreement, the Benefits Letter and other documents provide for certain actions as to various benefit plans and programs maintained by the Company or FNH and for certain additional actions concerning compensation for directors, executive officers and employees of the Company and Cal Fed Bank. Set forth below is certain information relating to various plans and arrangements of the Company and FNH as they would be affected by the Merger, the Merger Agreement, the Benefits Letter and such other documents, including estimates of amounts to be paid thereunder. Actual payments or distributions under such plans and arrangements will depend on the date the Merger is consummated. For purposes of the information set forth below, references to the Company or FNH are to be interpreted as also being references to Cal Fed Bank or FNB, as appropriate in context. (For purposes of the information set forth in the following tables with respect to executive officers of the Company and Cal Fed Bank, an asterisk next to an individual's name denotes that such individual is an executive officer of Cal Fed Bank but not also an executive officer of the Company.)

  PARTICIPATION IN FNH BENEFIT PLANS. Under the Benefits Letter, as soon as practicable after the Effective Date, FNH is required to provide each employee of the Company who continues as an employee of FNH (a "Continuing Employee"), and who meets the minimum eligibility requirements necessary for participation in the FNH benefit plans existing on the Effective Date, with the opportunity to participate in such plans on a basis comparable to that applicable to similarly situated employees of FNH. With respect to such participation, the service credited to each Continuing Employee for purposes of determining eligibility and vesting under each of the FNH benefit plans will include all service recognized by the Company as of the Effective Date for Company benefit plan purposes. In addition, for all FNH benefit plans other than the FNH
Section 401(k) Plan (which Plan requires one year of service with either the Company or FNH), Continuing Employees will not be subject to any additional waiting periods or pre-existing condition exclusions beyond those applicable under the corresponding Company plan. During the interim period after the Effective Date and prior to the time when Continuing Employees begin participation in FNH benefit plans, FNH will maintain existing Company benefit plans without substantive change, except as may be required by applicable law.

  EMPLOYEE SEVERANCE BENEFIT PROGRAM. Pursuant to the Benefits Letter, the Company will establish a new Severance Benefits Program providing severance benefits for each individual (other than any executive officer of the Company who is a party to a written employment agreement) who, as of the Effective Date, is an employee of the Company (either in active service or on approved leave of absence of not more than 120 days) and who executes a release reasonably required by FNH ("Eligible Employees"). Each Eligible Employee will be entitled to receive certain severance pay and benefits under the Severance Benefits Program if, as of the Effective Date or within nine months after the Effective Date, (i) his or her employment with FNH is terminated by FNH for reasons other than "cause" as determined pursuant to FNH's policies applicable to its employees generally, (ii) the Eligible Employee resigns from employment with FNH, at a time when his or her annual base pay is less than $40,000, because of his or her refusal to transfer employment to an FNH facility which is more than 10 miles from his or her then-current place of employment, (iii) the Eligible Employee resigns from employment with FNH, at a time when his or her annual base pay is $40,000 or more, because of his or her refusal to transfer employment to an FNH facility which is more than 30 miles from his or her then-current place of employment, or (iv) the Eligible Employee resigns from employment within 90 days after the effective date of (a) a reduction of 5% or more in his or her base compensation (other than a reduction applicable to employees generally) and/or (b) any material diminution in his or her job classification, authority and/or duties (each of the foregoing being a "Severance Event"). The amount of severance pay for an Eligible Employee under the Severance Benefits Program will be based upon the Eligible Employee's base pay, years of service and salary grade and will be paid as a lump sum within two weeks after the termination of employment. The amount of severance pay will include a base component equal to three weeks of base pay for each full year of service, subject to a minimum of two months of base pay and a maximum of 12 months of base pay. A supplemental severance payment in an amount ranging from five to 30 weeks of additional base pay will be paid to Eligible Employees employed above certain salary grades. The minimum amount of severance pay will be 12 months of base pay for any Eligible Employee who is a Senior Vice President on the Effective Date or at the time of the applicable Severance Event, or is party to an individual written agreement with the Company which provides minimum severance compensation of 12 months of base pay. An Eligible Employee who is entitled to receive severance pay under the Severance Benefits Program will also be entitled to continuation (for a specified period of time not to exceed 12 months from the applicable Severance Event) of any favorable home mortgage loan rate from the Company which is in effect for him or her at the time of termination of employment.

  CONTINUATION OF CERTAIN BENEFITS. Under the Benefits Letter, for certain specified periods of time after the Effective Date, FNH is required to continue to provide Company retirees and Continuing Employees with certain customary banking benefits, including home mortgage loans made prior to the Effective Date at favorable interest rates. After the designated time periods, Continuing Employees will be provided with banking benefits and services in the manner and on the terms that such benefits and services are provided to similarly situated employees and retirees of FNH from time to time. In addition, in the Benefits Letter FNH acknowledges that, after the Effective Date, it may have certain legally enforceable obligations to continue medical and other benefits for certain retirees of the Company. To the extent, if any, that FNH is not legally obligated to continue such benefits at the level in effect on the Effective Date, FNH is required by the Benefits Letter, prior to any reduction or discontinuance of such benefits, to give reasonable written notice to all retirees or other beneficiaries who would be affected by such reduction or discontinuance.

  PAYMENT UNDER EXISTING COMPANY BONUS AND INCENTIVE PLANS. Pursuant to the Benefits Letter, all Company employees participating in any bonus and/or short-term or long-term incentive compensation plans and programs of the Company as of the Effective Date (other than participants in the Company's Executive Incentive Compensation Plan discussed below; see "--Transitional Compensation Agreements") will receive, promptly after the Effective Date, full payment of (i) all amounts due and not already paid with respect to the year ended December 31, 1996 under such plans and programs and (ii) all amounts due and not already paid under such plans and programs, prorated as of the Effective Date, with respect to any relevant time period (e.g., calendar quarter or month) in 1997 which ends with the last month ending on or prior to the Effective Date. The amounts of such payments will be determined in accordance with the terms of the relevant Company plan or program, but the amounts of such payments may not exceed the lesser of (i) the maximum levels established therefor under the relevant Company plan or program or (ii) the amounts properly accrued under the relevant Company plan or program as of the Effective Date.

  RETENTION AGREEMENTS. The Benefits Letter authorizes Mr. Harshfield, to the extent he considers it necessary in order to provide the appropriate degree of stability and continuity in the business operations of the Company prior to the Effective Date, to enter into retention agreements with selected key employees of the Company at levels up to and including that of Senior Vice President calling for the payment of transitional incentive compensation to the selected key employee if, and only if, he or she remains an employee of the Company through the Effective Date.

  COMPANY TAX-QUALIFIED RETIREMENT PLANS. Under the tax-qualified defined contribution retirement plan of the Company, all contributions by the Company for all participants in that plan which are not otherwise vested as of the Effective Date will fully vest immediately upon consummation of the Merger. All executive officers are already fully vested as to such contributions. FNH has indicated it intends to terminate the tax-qualified defined contribution plan of the Company as soon as practicable following the Effective Date.

  In addition, the Company will, prior to the Effective Date, amend the Company's previously-frozen tax-qualified defined benefit retirement plan (the "Retirement Income Plan") to provide that an optional form of distribution in a single cash lump sum will be available to all individuals who are active participants in the Retirement Income Plan on the Effective Date. Because of that amendment to the Retirement Income Plan, any executive officers who are participants in that Plan (all of whom are 100% vested in Plan benefits) and who are not already eligible to receive a lump sum as an optional form of distribution thereunder will become eligible to receive benefits under that Plan in a lump sum, in addition to other optional forms of distribution currently available. Set forth below are the estimated lump sum amounts which would be payable to the executive officers under the Retirement Income Plan if their employment terminated on January 2, 1997, and the proposed amendment were then in effect. No new participants were permitted under the Retirement Income Plan as of May 31, 1993, the date the plan was frozen. As a result, Messrs. Harshfield and Warren A. Raybould do not participate in the Retirement Income Plan.

                                                               ESTIMATED LUMP
   EXECUTIVE OFFICER                                         SUM BENEFIT PAYMENT
   -----------------                                         -------------------
   Gary W. Brummett.........................................      $ 59,700
   Dale E. Cohen............................................        70,700
   Richard A. Fitch.........................................       166,900
   Douglas J. Wallis........................................        97,600
   James F. Hurley..........................................       258,000
   Joseph M. Petitti*.......................................        36,100
   Jeffrey A. Rigsby*.......................................        21,800
   Peter G. Wyman*..........................................        47,300

  If necessary, the Company will make additional contributions to the Retirement Income Plan prior to the Effective Date so that, on the Effective Date, the Plan will be fully funded on a termination basis in accordance with the Employee Retirement Income Security Act of 1974, as amended. Under the Benefits Letter, FNH agreed to cause to be paid, upon termination of the Retirement Income Plan or upon termination of a Plan participant's employment after the Effective Date, such lump sum distributions as may be elected by any eligible participant in the Plan.

  STOCK OPTION PLANS. Under the Company's 1993 Employee Stock Incentive Plan (the "Employee Stock Option Plan") and the Company's 1994 Non-Employee Director Stock Option Plan (the "Non-Employee Director Stock Option Plan"), options and warrants to purchase 1,355,140 shares of Company Common Stock were outstanding as of September 30, 1996. No options have been issued under the Company's 1995 Employee Stock Incentive Plan or its 1995 Non-Employee Director Stock Option Plan (the Plans referred to above in this sentence, together with the Employee Stock Option Plan and the Non-Employee Director Stock Option Plan, are sometimes hereinafter referred to collectively as the "Company Stock Plans"). All of the outstanding stock options granted under the Non-Employee Director Stock Option Plan, which cover 120,000 shares of Company Common Stock in the aggregate, are currently exercisable. Of the 1,235,140 options currently outstanding under the Employee Stock Option Plan, 1,118,076 are currently exercisable. Pursuant to their terms, all outstanding stock options granted under both the Employee Stock Option Plan and the Non-Employee Director Stock Option Plan which are not otherwise vested will become fully vested upon the approval of the Merger by the Company Stockholders.

  The Merger Agreement provides that, at the Effective Time, each option and warrant to purchase shares of Company Common Stock pursuant to the Company Stock Plans, whether or not then vested and exercisable, shall be terminated and each grantee thereof shall be entitled to receive from the Company, in lieu of each share of Company Common Stock that would otherwise have been issuable upon exercise thereof: (A) an amount in cash computed by multiplying
(i) the difference between (x) $23.50 and (y) the per share exercise price applicable to such option or warrant by (ii) the number of such shares of Company Common Stock subject to such option or warrant; (B) to the extent applicable, the number of CALGZ Interests reserved for issuance upon exercise of such stock option or warrant; and (C) one-tenth of a Secondary Participation Interest for every share of Company Common Stock subject to such option or warrant, provided, however, that one Secondary Participation Interest will be issued for each ten shares of Company Common Stock subject to any such stock option or warrant, no fractional Secondary Participation Interests will be issued, and those holders of options or warrants who would otherwise receive such fractions will not be entitled thereto and will receive their respective pro rata portions of the aggregate net cash proceeds obtained from the Batched Sales (see "The Merger Agreement--Payment for Shares"). The Company has agreed to use its best efforts to take or cause to be taken all action necessary under such options and warrants to provide for such termination and payment, including obtaining any necessary consents from grantees, the receipt of which necessary consents, in form and substance reasonably satisfactory to FNH, is a condition to FNH's obligation to consummate the Merger (see "The Merger Agreement--Conditions to the Merger"). The approval and adoption of the Merger Agreement by Company Stockholders will also constitute a vote to approve, as exempt from the short-swing profit recovery provisions of Section 16 of the Exchange Act, the disposition of options and warrants outstanding under the Company Stock Plans pursuant to the above-described provisions of the Merger Agreement.

  Except as otherwise noted, all currently outstanding stock options and warrants held by executive officers and directors of the Company are currently vested. Set forth below are the numbers of shares of Company Common Stock covered by such currently vested stock options and warrants and, where applicable, the number of shares of Company Common Stock covered by stock options and warrants which will become vested in connection with the Merger. Also set forth below are the respective cash values of such stock options, assuming surrender and exchange for a per share payment equal to the excess of $23.50 over the applicable exercise price:

                                                      SHARES COVERED
                           SHARES COVERED                BY STOCK
                           BY VESTED STOCK            OPTIONS VESTING
   EXECUTIVE                 OPTIONS AND                THROUGH THE
   OFFICERS                   WARRANTS     CASH VALUE     MERGER      CASH VALUE
   ---------               --------------- ---------- --------------- ----------
   Edward G. Harshfield..      300,000     $4,860,000        -0-       $    -0-
   Gary W. Brummett......      100,000      1,620,000        -0-            -0-
   Dale E. Cohen.........      100,000      1,620,000        -0-            -0-
   Richard A. Fitch......      100,000      1,620,000        -0-            -0-
   Douglas J. Wallis.....      137,500      2,463,750        -0-            -0-
   James F. Hurley.......      137,500      2,463,750        -0-            -0-
   Joseph M. Petitti*....       25,000        405,000        -0-            -0-
   Warren A. Raybould*...       33,333        433,329     16,667        216,671
   Jeffrey A. Rigsby*....       25,000        405,000        -0-            -0-
   Peter G. Wyman*.......        9,800        101,475      4,900         50,738

   DIRECTORS
   ---------
   Michael W. Arthur.....       20,000     $  270,000        -0-       $    -0-
   John F. Davis.........       20,000        270,000        -0-            -0-
   James J. Gaffney......       20,000        270,000        -0-            -0-
   David Gilbert, Ph.D...       20,000        270,000        -0-            -0-
   Carl A. LoBue.........       20,000        270,000        -0-            -0-
   Thomas F. Michaels....       20,000        270,000        -0-            -0-

  TRANSITIONAL COMPENSATION AGREEMENTS. The Company entered into transitional compensation agreements in February 1996 with each of Messrs. Harshfield, Brummett, Cohen, Wallis, Fitch, Hurley, Petitti, Rigsby and Wyman and in April 1996 with Mr. Raybould (the "Transitional Compensation Agreements"). Each of such Transitional Compensation Agreements provides that, if a "Change of Control" of the Company (as defined in the Transitional Compensation Agreements) occurs during the "Change of Control Period" (as defined in the applicable Transitional Compensation Agreement and currently extending until February 14, 1999 or, in the case of Mr. Raybould, April 30, 1999), the Transitional Compensation Agreement will become effective and supersede the executive's prior employment agreement with the Company, if any. Each of the Transitional Compensation Agreements provides for an employment term of three years and for compensation and other terms of employment at least as favorable as those during the twelve-month period prior to the Effective Date. Each of the Transitional Compensation Agreements also provides for severance payments and other benefits in the event that the executive's employment is terminated by the Company other than for death, disability or "cause" (as defined in the Transitional Compensation Agreements) or by the executive for "good reason" (as defined in the Transitional Compensation Agreements). The agreements with each of Messrs. Harshfield, Brummett and Cohen provide for a severance payment equal to three times the executive's annual base salary, plus three times an amount based on the greater of the executive's then current target bonus amount for the then current year or the average of the executive's bonus amounts paid for the two most recent completed years, plus amounts representing the value of additional retirement and other benefits which would have accrued if the executive's employment had continued for three additional years. The Transitional Compensation Agreements with Messrs. Harshfield, Brummett and Cohen also provide for continuation of other benefits for a period of three years and for the payment, under certain specified circumstances, of an additional amount to cover the federal excise tax imposed on some "golden parachute" payments. Each of the Transitional Compensation Agreements with Messrs. Wallis, Fitch, Hurley, Petitti, Raybould, Rigsby and Wyman provides for a severance payment equal to two times the executive's annual base salary, plus amounts representing the value of additional retirement and other benefits which would have accrued if the executive's employment had continued for two additional years. Each of those Transitional Compensation Agreements also provides for continuation of other benefits for a period of two years. Under the Transitional Compensation Agreements with all of the executives involved, the executive may elect to receive cash in lieu of the continuation of some benefits.

  The employment of Messrs. Harshfield, Brummett, Cohen, Fitch, Wallis and Hurley will be terminated following the consummation of the Merger, and those six executives will be entitled to receive the full severance payments and benefits provided for by their respective Transition Compensation Agreements. The estimated values of the respective severance payments and benefits to which those executives and Messrs. Petitti, Raybould, Rigsby and Wyman will become so entitled (exclusive, in the case of Messrs. Harshfield, Brummett and Cohen, of amounts that would otherwise be payable to cover federal excise taxes; see "--Certain Other Payments"), assuming termination of employment on or after January 2, 1997, are set forth below.

                                                       ESTIMATED VALUE OF
   EXECUTIVE OFFICER                             SEVERANCE PAYMENTS AND BENEFITS
   -----------------                             -------------------------------
   Edward G. Harshfield.........................           $5,036,514
   Gary W. Brummett.............................            1,798,774
   Dale E. Cohen................................            1,697,067
   Richard A. Fitch.............................              753,929
   Douglas J. Wallis............................              824,065
   James F. Hurley..............................              817,690
   Joseph M. Petitti*...........................              722,028
   Warren A. Raybould*..........................              987,541
   Jeffrey A. Rigsby*...........................              702,747
   Peter G. Wyman*..............................              592,140

  EXECUTIVE INCENTIVE COMPENSATION PLAN. Under the Benefits Letter and the employment agreements currently in effect with the executive officers, annual bonuses earned by such executives under the Company's Executive Incentive Compensation Plan in respect of the year ended December 31, 1996 will be paid by the Company to those executives not later than December 31, 1996. The amounts of those bonuses will be determined in accordance with that Plan, without regard to any other payments to be made to those executives, and the amounts of those bonuses may exceed the target levels established under that Plan but shall not exceed the lesser of (i) the maximum levels provided for by such Plan or (ii) the amounts properly accrued under such Plans provided, however, that the aggregate amount of bonuses properly accrued under the Plan on or before December 31, 1996 shall not, without the approval of FNH, exceed the aggregate amount of bonuses paid to all participants in the Plan, including non-executive officers, for 1995.

  COMPANY LONG TERM INCENTIVE PLAN. In January 1996, the Compensation Committee of the Company Board adopted the Long Term Incentive Plan (the "LTIP") to promote the long-term growth and profitability of the Company. The LTIP provides that if a "Change of Control" (as defined in the LTIP) of the Company occurs prior to December 31, 1998 the target amounts payable under the LTIP for the three-year period ending December 31, 1998, will be accelerated. Because the Effective Date will occur (if at all) prior to the end of such three-year period, based on the target amounts established by the Committee for such three-year period these accelerated payments would be $400,000 in the case of Mr. Harshfield and $250,000 in the case of Messrs. Brummett and Cohen, respectively.

  COMPANY NONQUALIFIED EXCESS 401(k) PLAN. Under the Benefits Letter, FNH will terminate the Company nonqualified excess 401(k) plan on the Effective Date and in connection therewith will pay to the participants in that plan, in single lump sum cash amounts as soon as practicable following such termination, all benefits accrued prior to the Effective Date. If the Effective Date is on or before January 2, 1997, the following are the estimated amounts attributable to employer matching contributions and total account balances that will become payable under that Plan to the following executive officers:

                                                 EMPLOYER             TOTAL
   EXECUTIVE OFFICER                       MATCHING CONTRIBUTION ACCOUNT BALANCE
   -----------------                       --------------------- ---------------
   Edward G. Harshfield...................       $131,778           $175,014
   Gary W. Brummett.......................         19,129             20,063
   Dale E. Cohen..........................         16,172             16,172
   Richard A. Fitch.......................          9,908              9,908
   Douglas J. Wallis......................         16,172             16,172
   James F. Hurley........................          2,869              2,869
   Joseph M. Petitti*.....................          9,848              9,848
   Warren A. Raybould*....................         27,785             34,895
   Jeffrey A. Rigsby*.....................          9,546              9,546
   Peter G. Wyman*........................            778                778

  COMPANY RETIREMENT PLAN FOR OUTSIDE DIRECTORS. Under the Company Retirement Plan for Outside Directors, such directors are entitled to receive monthly payments from the Company for a certain period of time after the later of (i) the date on which the director ceases to serve on the Company Board or (ii) the date the retired director attains age 62. The Plan also provides that in the event of a "Change of Control" (as defined in the Plan) after January 1, 1996, the remaining benefits payable under the Plan to a retired director (including the benefits payable to a director who thereafter becomes a retired director) will be paid in a single cash lump sum without regard to the retired director's age at that time. If the Effective Date is on or before January 2, 1997, the respective estimated lump sum amounts shown below will become payable to the current outside directors of the Company:

                                                                ESTIMATED LUMP
   OUTSIDE DIRECTOR                                           SUM AMOUNT PAYABLE
   ----------------                                           ------------------
   Michael W. Arthur.........................................      $146,450
   John F. Davis.............................................       144,817
   James J. Gaffney..........................................       162,600
   David Gilbert, Ph.D.......................................       224,600
   Carl A. LoBue.............................................       174,983
   Thomas F. Michaels........................................       154,067

  CONSULTING AGREEMENTS. FNH intends to enter into consulting agreements, effective as of the Effective Date, with Messrs. Harshfield, Brummett, Cohen and Wallis. Under those agreements, those former executive officers of the Company will be required to cooperate with FNH with respect to pursuing the Goodwill Litigation, assist FNH with respect to the continuing operations of the Company during the transitional period following the Effective Date and, in such further ways as FNH may reasonably request, assist the realization by FNH of the full benefits which are expected to result from the Merger. Each of those consulting agreements will have a term of two years, and the amounts payable by FNH under the agreements will be $100,000 per year to Mr. Harshfield and $50,000 per year to each of Messrs. Brummett, Cohen and Wallis.

  CERTAIN OTHER PAYMENTS. The Company and FNH have agreed to take such actions as are deemed necessary or appropriate to implement the provisions of the Benefits Letter and to implement the amendment or termination of, or payment of benefits under, the various Company employee benefit plans, programs and agreements. In this regard, to enable the Company and FNH to recognize tax benefits that will otherwise be unavailable if the payments are not made until the Effective Date, the Company and FNH may agree to amend or otherwise act under some or all of the employee benefit plans and agreements described above to accelerate some or all of the severance or other benefit payments provided for therein.

  In addition, in consideration of commitments made by Messrs. Harshfield, Brummett, Cohen, Wallis, Fitch and Hurley with respect to certain tax planning matters beneficial to FNH, and in recognition of their cooperation with respect thereto, including exercise by them of all of their outstanding stock options and warrants prior to January 1, 1997, FNH has agreed to pay on the Effective Date a supplemental transaction bonus of $3.3 million to Mr. Harshfield, $1.4 million to each of Messrs. Brummett, Cohen and Wallis, and $1.0 million to each of Messrs. Fitch and Hurley. The aggregate amount of such bonuses takes account of certain anticipated tax benefits and savings (in the nature of the anticipated preservation of certain deductions relating to the payment of employee severance and termination expenses and the anticipated savings from not having to make certain excise tax-related payments under the Transitional Compensation Agreements) that FNH expects to realize as a result of such commitments and cooperation. At its meeting on July 26, 1996, following its approval of the Merger Agreement (see "Background of the Merger"), the Company Board authorized senior management of the Company to have discussions with FNH regarding possible arrangements of the kind described above in this paragraph and under "Consulting Agreements." The details of such arrangements were thereafter worked out between FNH and senior management of the Company, and the Company Board was notified of them at a meeting held on September 20, 1996.

  CERTAIN ADDITIONAL INFORMATION. The Merger Agreement provides that FNH shall, through the sixth anniversary of the Effective Date, indemnify and hold harmless each person who was as of the date of the Merger Agreement, or had been at any time prior thereto, or who becomes prior to the Effective Time, a director or officer of the Company or any of its subsidiaries (an "Indemnified Party") against any costs and expenses, judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of (i) the fact that such Indemnified Party was a director, officer or employee of the Company, any of its subsidiaries or any of their respective predecessors or (ii) the Merger Agreement, the Stock Option Agreement or any of the transactions contemplated by either of the foregoing (including, without limitation, cooperation in connection with the financing of the Merger, pursuant to the provisions of the Merger Agreement described under "The Merger Agreement--Financing Arrangements of FNH," and in connection with any actions taken at the request of FNH under the provisions of the Merger Agreement described in the last paragraph under "The Merger Agreement-- Conduct of Company Business Pending the Merger;" FNH has also agreed that for a period of six years from the Effective Date it will similarly indemnify the Company's advisers solely for claims arising out of actions taken by them in connection with such provisions). The Merger Agreement also provides that, prior to the Effective Time, the Company shall purchase, and for a period of six years thereafter FNH shall use its commercially reasonable efforts to maintain, directors and officers liability insurance "tail" or "runoff" coverage with respect to wrongful acts and/or omissions committed or allegedly committed prior to the Effective Time. Such coverage shall have an aggregate coverage limit over the term of the policy in an amount no less than the annual aggregate coverage limit under the Company's existing directors and officers liability policy, and in all other respects shall be at least comparable to such existing policy.

  John F. Davis, a member of the Company Board, in his capacity as an attorney in private practice specializing in financial institutions regulation and real estate, represents FNB on a part-time contract basis in connection with its program of disposition of real estate assets in the Los Angeles area. For such services, Mr. Davis receives retainer fees which, in 1995, aggregated approximately $66,000. Approximately 80% of such fees are paid by a subsidiary of Ford Motor Company in connection with the 1994 transaction in which it sold certain assets to FNB. At its June 24, 1996 meeting, Mr. Davis advised the Company Board of the foregoing facts as well as discussions that had taken place between him and a senior representative of FNB who had indicated that FNB would have no objection to his continued participation in the Company's Board deliberations regarding the FNH acquisition proposal. The Company Board, having considered the foregoing facts, unanimously (except for Mr. Davis, who recused himself) determined that Mr. Davis should be invited to continue to participate in the Company Board's deliberations regarding the FNH acquisition proposal.

  Mr. Ford currently anticipates intending to nominate Mr. Harshfield to the Board of Directors of Cal Fed Bank as its Vice Chairman at the first regular meeting of the Board after the Effective Time. If nominated and elected, Mr. Harshfield currently anticipates accepting such nomination and election.

REGULATORY APPROVALS

  Pursuant to the Merger Agreement, the respective obligations of the Company, FNH and Merger Sub to effect the Merger are subject to the receipt of all regulatory approvals, consents and waivers necessary to consummate the transactions contemplated by the Merger Agreement, including the Merger, the Bank Merger, and the registration, issuance and distribution of the Secondary Participation Interests. See "The Merger Agreement--Conditions to the Merger."

  Both the Merger and the subsequent contribution by FNH to FNB of the shares of common stock of the Surviving Corporation are subject to the prior approval of the OTS, under the Home Owners' Loan Act, as amended (the "HOLA"), and the related OTS regulations. In reviewing an application for such approvals under the HOLA, the OTS will consider, among other factors, the financial and managerial resources (including a consideration of the competence, experience and integrity of officers, directors and principal shareholders) and future prospects of the parties to the transaction, the effect of the acquisition on the insured institutions, the insurance risk to the Savings Association Insurance Fund and the convenience and needs of the community to be served. In addition, the OTS may not approve a transaction that will result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the savings and loan business in any part of the United States, or if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the OTS finds that the anticompetitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction on meeting the convenience and needs of the communities to be served. The OTS will also request from the Attorney General and consider any report rendered within 30 days on the competitive factors involved.

  In addition, the Bank Merger is subject to the prior approval of the OTS under the Bank Merger Act and the related OTS regulations. In reviewing applications under the Bank Merger Act, the OTS must consider factors substantially similar to the factors described in the prior paragraph with respect to applications under the HOLA, including the financial and managerial resources and future prospects of the existing and proposed institutions, and the convenience and needs of the communities to be served. Also, the OTS may not approve a transaction that will result in the types of anticompetitive effects described in the prior paragraph with respect to applications under the HOLA. In addition to the criteria mandated by the Bank Merger Act, the OTS considers the fairness and disclosure of the combination plan, the proposed treatment of goodwill and the tax effects of the proposed merger, among other things.

  Any transaction approved by the OTS under the Bank Merger Act and the related OTS regulations may not be consummated until 30 days after such approval, during which time the Department of Justice may challenge such transaction on antitrust grounds and seek the divestiture of certain assets and liabilities. With the approval of the OTS and the Department of Justice, the waiting period may be reduced to no less than 15 days.

  Under the Community Reinvestment Act of 1977, as amended (the "CRA"), the OTS must take into account the record of performance of each of FNB and Cal Fed Bank in meeting the credit needs of the entire community, including low and moderate income neighborhoods, served by each institution, in connection with consideration of applications for regulatory approvals under the HOLA and the Bank Merger Act. As part of the application review process, the OTS may receive, and must consider, properly filed comments and protests from community groups and others regarding (among other issues) each institution's CRA performance.

  The Company is not aware of any regulatory approvals that would be required for consummation of the transactions contemplated by the Merger Agreement other than as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

  The Merger and the Bank Merger cannot proceed in the absence of the foregoing regulatory approvals. FNH has informed the Company that on August 8, 1996, FNH filed an application with the OTS seeking the aforementioned approvals under the HOLA, the Bank Merger Act and the related OTS regulations and that, on October 22, 1996, the OTS deemed the application complete and accepted it for filing. There can be no assurance that such regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any such approval. There can likewise be no assurance that the Department of Justice or the California Attorney General will not challenge the proposed transactions or, if such a challenge is made, as to the result thereof.

  For OTS approval requirements in connection with the exercise of the FNH Option, see "The Stock Option Agreement."

ACCOUNTING TREATMENT

  The Merger will be accounted for as a "purchase," as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Accordingly, a determination of the fair value of the Company's assets and liabilities will be made in order to allocate the purchase price to the assets acquired and the liabilities assumed, with any excess of the purchase price of the acquisition over the sum of the fair values of tangible and identifiable intangible assets, less the liabilities assumed, being recorded as goodwill.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion of material federal income tax consequences of the Merger to certain Company Stockholders is based on present law and does not purport to be a complete analysis of all tax consequences that may be relevant to any particular Company Stockholder. The state, local, foreign and estate tax consequences to Company Stockholders are not discussed. Certain Company Stockholders (including, but not limited to, insurance companies, tax exempt organizations, financial institutions, securities dealers, broker-dealers, employee stockholders, foreign corporations, persons who are not citizens or residents of the United States and persons who acquired shares of the Company Common Stock as part of a straddle or conversion transaction) may be subject to special rules not discussed below. The following discussion assumes that each Company Stockholder holds all of such Company Stockholder's shares of Company Common Stock as a capital asset. However, certain Company Stockholders who are employees or directors of the Company may not be entitled to treat certain of the shares which they may have acquired from the Company as capital assets and may be required to report any gain on the sale of the shares as taxable compensation from the Company. The following discussion is based on laws, regulations, rulings, practice and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) by legislation, administrative action or judicial decision.

  CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE OWNERSHIP OF THE SECONDARY PARTICIPATION INTERESTS ARE DISCUSSED IN THE CAL FED BANK OFFERING CIRCULAR. COMPANY STOCKHOLDERS ARE URGED TO READ SUCH DISCUSSION IN THE CAL FED BANK OFFERING CIRCULAR.

  The Company intends to treat the exchange of shares of Company Common Stock for cash pursuant to the Merger (or, in the case of a dissenting stockholder, pursuant to any appraisal proceedings; see "The Special Meeting--Appraisal Rights"), as well as the receipt of Secondary Participation Interests and/or (where applicable) cash from the proceeds of the Batched Sales, as a sale or exchange of those shares for federal income tax purposes. Under this treatment, each Company Stockholder (including a dissenting stockholder) will recognize gain or loss for federal income tax purposes generally in an amount equal to the difference, if any, between (i) the amount of cash received plus the fair market value of Secondary Participation Interests received and (ii) the adjusted tax basis of such Company Stockholder's shares of Company Common Stock surrendered (except, in the case of dissenting stockholders, for any amount constituting interest, which will be taxable as ordinary income). Gain or loss on the sale of the shares will be long-term capital gain or loss if the shares of Company Common Stock have been held by the Company Stockholder for more than one year and will be short-term capital gain or loss if the shares of the Company Common Stock have been held by the Company Stockholder for one year or less.

  It is possible that the distribution of the Secondary Participation Interests by the Company and the payment (where applicable) of cash from the proceeds of the Batched Sales could be treated as a distribution of property in an amount equal to the fair market value of the Secondary Participation Interests and/or (where applicable) cash from the proceeds of the Batched Sales. Such distribution would be a dividend, taxable as ordinary income to a holder of Company Common Stock to the extent of the Company's current or accumulated earnings and profits allocable to distributions on Company Common Stock as determined for federal income tax purposes. To the extent the fair market value of the Secondary Participation Interests distributed exceeds the Company's current and accumulated earnings and profits allocable to such distributions on Company Common Stock, such distribution would be treated first as a non-taxable return of capital, reducing the holders' adjusted tax basis in the Company Common Stock to the extent thereof, and then as a capital gain with the characterizations as described in the foregoing paragraph. The availability of current and accumulated earnings and profits would depend upon multiple factors, including the profitability of the Company and Cal Fed Bank during 1996 and 1997. The receipt of the cash proceeds from the Merger would constitute capital gain (with the characterizations as described in the foregoing paragraph) to the extent such proceeds exceed any remaining basis in the Company Common Stock held by the recipient.

  The receipt of Secondary Participation Interests and cash for shares of Company Common Stock may be subject to backup withholding at the rate of 31% unless the holder (i) is a corporation or comes within certain other exempt categories, or (ii) provides a certified taxpayer identification number and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax; any amounts so withheld may be credited against the federal income tax liability of the person subject to the withholding.

  THE FOREGOING DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, EACH COMPANY STOCKHOLDER IS URGED TO CONSULT SUCH COMPANY STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AS WELL AS WITH RESPECT TO ANY STATE, LOCAL, FOREIGN OR OTHER FEDERAL TAX CONSEQUENCES, IN LIGHT OF THE STOCKHOLDER'S PARTICULAR SITUATION.

                             THE MERGER AGREEMENT

  IMPORTANT INFORMATION REGARDING THE SECONDARY PARTICIPATION INTERESTS THAT CONSTITUTE PART OF THE PER SHARE MERGER CONSIDERATION, AS WELL AS THE GOODWILL LITIGATION TO WHICH THEY RELATE, IS CONTAINED IN THE CAL FED BANK OFFERING CIRCULAR. COMPANY STOCKHOLDERS ARE URGED TO READ THE CAL FED BANK OFFERING CIRCULAR, AS WELL AS THIS PROXY STATEMENT, FOR COMPLETE INFORMATION REGARDING THE TERMS OF THE MERGER AND OTHER INFORMATION RELEVANT TO THEIR VOTE.

  The following description of certain provisions of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Proxy Statement as Appendix A and incorporated herein by reference.

GENERAL

  The Merger Agreement provides that Merger Sub will be merged with and into the Company, with the Company being the Surviving Corporation in the Merger, and each share of Company Common Stock issued and outstanding at the Effective Time (other than "Excluded Shares," which is defined to mean (i) shares for which dissenter's rights have been perfected under the DGCL (see "The Special Meeting--Appraisal Rights"), (ii) shares held directly or indirectly by FNH (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), which will be cancelled, and (iii) shares held by the Company as treasury stock, which will be cancelled) will be converted into the right to receive the Per Share Merger Consideration, consisting of (x) $23.50 in cash without interest and (y) one-tenth of a Secondary Participation Interest, provided, however, that no fractional Secondary Participation Interests will be issued and those Company Stockholders who would otherwise receive such fractions will not be entitled thereto and will receive their respective pro rata portions of the aggregate cash proceeds (after deducting aggregate commissions and any other selling expenses) obtained from the Batched Sales (see "--Payment for Shares"). NONE OF THE COMPANY, THE SURVIVING CORPORATION, CAL FED BANK, FNH, FNB OR THE EXCHANGE AGENT WILL GUARANTEE ANY MINIMUM SALE PRICE FOR THE BATCHED SECONDARY PARTICIPATION INTERESTS AND NO INTEREST WILL BE PAID ON THE PROCEEDS FROM THE BATCHED SALES.

  The Merger Agreement sets forth FNH's intention, unless it otherwise specifies in accordance therewith (which FNH has advised the Company it has no present intention of doing), that, immediately following the consummation of the Merger, (i) FNH will contribute all of the shares of capital stock of the Surviving Corporation to FNB, (ii) the Surviving Corporation will be liquidated by FNB, and (iii) FNB will be merged with and into Cal Fed Bank in the Bank Merger immediately thereafter, with Cal Fed Bank being the surviving bank in the Bank Merger.

  The Merger Agreement permits FNH to specify that, before or after the Merger, the Company, FNH, Cal Fed Bank and any other subsidiary or affiliate of FNH shall enter into transactions other than as described above in order to effect the purposes of the Merger Agreement; provided, however, that no such specification may (i) materially and adversely affect the timing of the consummation of the transactions contemplated in the Merger Agreement or the tax effect or economic benefits of the Merger to the holders of Company Common Stock, CALGZ Interests or Secondary Participation Interests, or (ii) cause any event or condition to exist which constitutes or, after notice or lapse of time or both, would constitute a breach of FNH's obligations with respect to the prosecution of the Goodwill Litigation, as summarized under "--Prosecution of Goodwill Litigation." In the Merger Agreement, FNH has agreed that it shall, and shall cause Cal Fed Bank and (subject to clause (iii) below in this paragraph) any permitted successor to Cal Fed Bank, as applicable, to (i) take all actions necessary or desirable to pursue Cal Fed Bank's claims in the Goodwill Litigation, (ii) file with applicable regulatory agencies such periodic and other reports as are necessary to furnish and update information to holders of the CALGZ Interests or the Secondary Participation Interests,
(iii) refrain from taking any action that would violate certain provisions of the U.S. Code relating to claims against the U.S. Government, including, without limitation, any action that would constitute an "assignment" (as defined in those provisions) of the claims in the Goodwill Litigation, or (iv) refrain from taking any action to dismiss, settle, compromise or otherwise cease prosecution of the Goodwill Litigation on terms that do not result solely in the payment of cash or other readily monetizable consideration by or on behalf of the United States to Cal Fed Bank.

  FOR IMPORTANT ADDITIONAL INFORMATION REGARDING THE TERMS OF THE SECONDARY PARTICIPATION INTERESTS AND THE GOODWILL LITIGATION, SEE THE CAL FED BANK OFFERING CIRCULAR. As more fully discussed in the Cal Fed Bank Offering Circular, there are certain risk factors associated with, and certain significant contingencies and uncertainties affecting the potential value of, the Secondary Participation Interests, including the risk factors, contingencies and uncertainties arising from the fact that amounts will only be payable to holders of the Secondary Participation Interests by Cal Fed Bank in the event that Cal Fed Bank receives proceeds from the Goodwill Litigation which exceed, in the aggregate, all amounts that have priority over the Secondary Participation Interests with respect to the distribution of such proceeds (including, without limitation, certain expenses and taxes, payments due to the holders of the CALGZ Interests and the retention of $125 million by Cal Fed Bank). Accordingly, while the $23.50 cash component of the Per Share Merger Consideration, which will be paid if the Merger is consummated, is quantified, the value of the non-cash component, in the form of the Secondary Participation Interests which will be distributed if the Merger is consummated but with respect to which no payment will be made by Cal Fed Bank other than from the net distributable cash proceeds (if any) of the Goodwill Litigation, is inherently indeterminable.

EFFECTIVE DATE; EFFECTIVE TIME

  The Merger will become effective on such date as FNH selects, which shall be within 30 days after the last to occur of the expiration of all applicable waiting periods in connection with the Requisite Regulatory Approvals (as defined in "--Conditions to the Merger") and the satisfaction or waiver of all other conditions to consummation of the transactions contemplated by the Merger Agreement (other than conditions relating to the receipt of certain closing certificates and legal opinions), or on such other date as may be agreed in writing by the parties (subject to the provision described in subparagraph (c) under "--Termination of the Merger Agreement"). The "Effective Date" of the Merger will be the date on which the Certificate of Merger is filed as required by the DGCL (or such later date as may be set forth therein). The "Effective Time" of the Merger will be the time of such filing or such other time as set forth in the Certificate of Merger.

PAYMENT FOR SHARES

  The Merger Agreement provides that, at and after the Effective Time, each certificate (each a "Certificate") previously representing shares of Company Common Stock will represent only the right to receive the Per Share Merger Consideration (without interest on the cash portion thereof). As of the Effective Time, (i) FNH is required to deposit, or to cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with the Merger Agreement, the amount constituting the cash portion of the Per Share Merger Consideration, and (ii) the Company will deposit, or will cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, one or more certificates representing (x) the Secondary Participation Interests to be distributed to Company Stockholders pursuant to the Merger Agreement in exchange for their Certificates, and (y) the Batched Secondary Participation Interests to be sold in the Batched Sales. As soon as practicable after the Effective Time, FNH will cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Merger Consideration. The Merger Agreement requires the Surviving Corporation to instruct the Exchange Agent to effect the Batched Sales on behalf of the Surviving Corporation, through the use of one or more broker-dealers, over a period of time following the Effective Time and in a manner designed not to adversely affect the market prices of the Secondary Participation Interests.

  COMPANY STOCKHOLDERS SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED SUCH INSTRUCTIONS AND LETTER OF TRANSMITTAL AND HAVE COMPLETED THE LETTER OF TRANSMITTAL ACCORDINGLY.

  The Merger Agreement provides that, upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate will be entitled to receive in exchange therefor a check representing the cash portion of the Per Share Merger Consideration and a certificate representing such number of Secondary Participation Interests which such holder has the right to receive in respect of the Certificate surrendered pursuant to the Merger Agreement, and the Certificate so surrendered will forthwith be cancelled. No interest will be paid or accrued on the cash portion of the Per Share Merger Consideration. In the event of a transfer of ownership of any shares of Company Common Stock not registered in the transfer records of the Company, a check for the cash portion of the Per Share Merger Consideration and a certificate representing the applicable number of Secondary Participation Interests may be issued to the transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable discretion of FNH and the Exchange Agent, (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

  The Merger Agreement provides that, from and after the Effective Time, there will be no transfers on the stock transfer records of the Company of any shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to FNH or the Surviving Corporation, they will be cancelled and exchanged for the Per Share Merger Consideration deliverable in respect thereof in accordance with the procedures set forth in the Merger Agreement.

  The Merger Agreement provides that any portion of the aggregate Per Share Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the stockholders of the Company for one year after the Effective Time will be repaid or delivered, as applicable, by the Exchange Agent to FNH. Any stockholders of the Company who have not theretofore complied with the procedures regarding payment for shares in accordance with the Merger Agreement will thereafter look only to FNH for payment of their Per Share Merger Consideration deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to the Merger Agreement without any interest on the cash portion of the Per Share Merger Consideration. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items will, to the extent permitted by abandoned property and any other applicable law, become the property of FNH (and to the extent not in its possession will be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of FNH, the Surviving Corporation, the Exchange Agent or any other person will be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  The Merger Agreement provides that, in the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Merger Consideration deliverable in respect thereof pursuant to the Merger Agreement.

FINANCING ARRANGEMENTS OF FNH

  Consummation of the Merger is not conditioned upon FNH obtaining the cash necessary to pay the aggregate cash portion of the Per Share Merger Consideration. In the Merger Agreement, FNH has represented that on the Effective Date it will have all funds necessary to pay such aggregate cash portion and FNH has advised the Company that it has raised all such funds and they are being held in escrow pending the consummation of the Merger. The Company has agreed to cooperate with, and provide reasonable assistance to,

FNH, at FNH's expense, in connection with any sale or distribution of securities made by FNH or any of its affiliates in connection with the consummation of the transactions contemplated by the Merger Agreement including, without limitation, (i) using its reasonable best efforts to make available requested financial information on a timely basis, (ii) obtaining customary comfort letters from the Company's independent certified public accountants and opinion letters from the Company's attorneys, and (iii) making available its representatives and its accountants and attorneys in connection with any such sale or distribution. FNH has agreed that, for a period of six years following the Effective Date, it will provide indemnification to the Company's directors, officers and advisers in connection with actions taken by them in fulfillment of the foregoing commitments (see "The Merger--Interests of Certain Persons in the Merger; Effect of the Merger on Certain Company Benefit Plans--Certain Additional Information").

CONDITIONS TO THE MERGER

  Under the Merger Agreement, each party's obligation to effect the Merger is subject to the satisfaction, prior to the Effective Time, of the following conditions: (a) the approval of the Merger Agreement by the requisite vote of the Company Stockholders in accordance with applicable law (see "The Special Meeting--Vote Required; Revocability of Proxies"); (b) the receipt of all regulatory approvals, consents and waivers required to consummate the transactions contemplated by the Merger Agreement (including, without limitation, the Merger, the Bank Merger, and the registration, issuance and distribution of the Secondary Participation Interests), and the expiration of all applicable statutory waiting periods in respect thereof (all such approvals and the expirations of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals") (see "The Merger--Regulatory Approvals"); (c) no party to the Merger Agreement being subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger, the Bank Merger or any other transaction contemplated by the Merger Agreement, and no litigation or proceeding being pending against FNH or the Company or any of their respective subsidiaries by any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") seeking to prevent consummation of the transactions contemplated by the Merger Agreement; and (d) no statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity which prohibits, restricts or makes illegal the consummation of the Merger, the Bank Merger or any other transaction contemplated by the Merger Agreement.

  Under the Merger Agreement, the obligations of FNH and Merger Sub to effect the Merger are subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions: (a) FNH shall have received from the Company's independent certified public accountants certain "comfort" letters with respect to certain financial information of the Company, in the form customarily issued by such accountants in connection with transactions of this type; (b) (i) certain representations and warranties of the Company set forth in the Merger Agreement shall be true and correct in all respects as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date or may be modified by actions taken in compliance with the Merger Agreement) as of the Effective Date as though made on and as of the Effective Date and (ii) the representations and warranties of the Company set forth in the Merger Agreement other than those specifically enumerated in the provision described in clause (i) hereof shall be true and correct in all respects as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Date as though made on and as of the Effective Date; provided, however, that for purposes of determining the satisfaction of the condition described in this clause (ii), no effect will be given to any exception in such representations and warranties relating to the best knowledge of the Company, materiality or a "Material Adverse Effect" (as defined below), and provided further, however, that, for purposes of the condition described in this clause (ii), such representations and warranties will be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on the Company; (c) the Company shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Date; (d) FNH shall have received legal opinions, dated the Effective Date, from counsel to the Company, covering certain matters as set forth in the Merger Agreement; and (e) FNH shall have received from the Company, to the extent necessary under the relevant option or warrant agreements, the written consent, in form and substance reasonably satisfactory to FNH, of all holders of options or warrants to purchase Company Common Stock to the termination of such options (to the extent not exercised prior to the Effective Time) in accordance with the provisions of the Merger Agreement (see "The Merger--Interests of Certain Persons in the Merger; Effect of the Merger on Certain Company Benefit Plans--Stock Option Plans").

  Under the Merger Agreement, the obligation of the Company to effect the Merger is subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions: (a) the representations and warranties of FNH set forth in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Date as though made on and as of the Effective Date; (b) FNH shall have performed in all material respects each of its covenants and agreements contained in the Merger Agreement; (c) the Cal Fed Bank Registration Statement shall have been declared effective by the OTS, and the OTS shall not have issued any order preventing or suspending the use of the Cal Fed Bank Registration Statement or the delivery of the Secondary Participation Interests to the Exchange Agent or to the holders of Company Common Stock; and (d) the Company shall have received legal opinions, dated the Effective Date, from counsel to FNH and Merger Sub, covering certain matters as set forth in the Merger Agreement.

  As used in the Merger Agreement, the term "Material Adverse Effect" means an effect which (i) is material and adverse to the business, properties, assets, liabilities, financial condition or results of operations of the Company or FNH, as the context may dictate, and its subsidiaries taken as a whole, or
(ii) significantly and adversely affects the ability of the Company or FNH, as the context may dictate, to consummate the Merger by March 31, 1997 (or June 30, 1997, if such termination date is extended to that date as provided in the Merger Agreement; see "--Termination of the Merger Agreement"), or to perform its material obligations thereunder, provided however, that any actions taken by the Company or any of its subsidiaries at the request of FNH pursuant to the cooperation provisions described under "--Financing Arrangements of FNH" and in the last paragraph under "--Conduct of Company Business Pending the Merger," or pursuant to the Benefits Letter (see "THE MERGER--Interests of Certain Persons in the Merger; Effect of the Merger on Certain Company Benefit Plans"), or any consequences of such actions will not, individually or in the aggregate, constitute a Material Adverse Effect on the Company.

  No assurance can be provided as to when, or whether, the Requisite Regulatory Approvals will be obtained or whether all of the other conditions precedent to the Merger will be satisfied or waived by the party permitted to do so (see "THE MERGER--Regulatory Approvals"). If the Merger is not effected on or before March 31, 1997, (which date may, under certain circumstances, be extended to June 30, 1997 by FNH), either party may terminate the Merger Agreement; see "--Termination of the Merger Agreement."

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various representations and warranties of each of the Company and FNH. These include, among other things, representations and warranties of the Company as to (i) its organization, good standing and legal status; (ii) its capitalization; (iii) the identity and ownership of its subsidiaries; (iv) its corporate power and authority to enter into, and its due authorization and delivery of, the Merger Agreement; (v) the Merger Agreement not violating its charter, by-laws, applicable law and certain material agreements, and the absence of the need (except as specified) for governmental or third party consents to the Merger; (vi) the conformity to applicable accounting standards of the Company's financial statements and the accuracy of the Company's filings with the Commission and Cal Fed Bank's filings with the OTS; (vii) the timely filing of required regulatory reports;
(viii) the absence of certain changes or events which would have, or would reasonably be expected to have, a Material Adverse Effect on the Company; (ix) certain tax matters; (x) the absence of pending or threatened legal proceedings as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or be reasonably expected to have, a Material Adverse Effect on the Company; (xi) the absence of undisclosed liabilities which have had, or could be reasonably expected to have, a Material Adverse Effect on the Company; (xii) certain material contracts of the Company; (xiii) the absence of any agreements between it and any labor union or labor organization, as well as the absence of any known labor disputes involving the Company or any of its subsidiaries; (xiv) its employee benefit plans and related matters; (xv) its good and marketable title to its material properties and assets; (xvi) compliance with applicable material laws; (xvii) certain environmental matters; (xviii) insurance; (xix) the identification of certain substandard loans outstanding; (xx) the inapplicability of Section 203 of the DGCL to the Merger Agreement and the Stock Option Agreement, and the receipt of the approval of the Board of Directors of the Company necessary to exempt the transactions contemplated by the Merger Agreement and the Stock Option Agreement from the Company Rights Plan (see "--Company Rights Plan"); and
(xxi) certain interest rate management instruments.

  The representations and warranties of FNH contained in the Merger Agreement relate to, among other things, those as to (i) its organization and good standing, (ii) its corporate power and authority to enter into, and its due authorization and delivery of, the Merger Agreement; (iii) the Merger Agreement not violating its charter, bylaws, applicable law and certain material agreements; (iv) the absence of the need (except as specified) for governmental or third party consents to the Merger; and (v) the availability to FNH of sufficient funds to consummate the Merger and pay the aggregate cash portion of the Per Share Merger Consideration (see "--Financing Arrangements of FNH").

CONDUCT OF COMPANY BUSINESS PENDING THE MERGER

  Except as expressly provided in the Merger Agreement or the Stock Option Agreement or as agreed to by FNH, during the period from the date of the Merger Agreement to the Effective Time, the Company has agreed that it will, and that it will cause its subsidiaries to, (i) conduct its business and maintain its books and records in the usual, regular and ordinary course consistent with past practice, (ii) use its commercially reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) except as required by applicable law, refrain from taking any action which would adversely affect or delay the ability of the Company, Cal Fed Bank, FNH, or Merger Sub to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated by the Merger Agreement or to perform its covenants and agreements on a timely basis under the Merger Agreement and (iv) except as required by applicable law, refrain from taking any action that could be deemed to have a Material Adverse Effect on the Company.

  It is contemplated by the parties that during the period from the date of the Merger Agreement to the Effective Time, the Company will continue to operate in accordance with the 1996 Cal Fed Bancorp Inc. Business Plan as in effect on the date of the Merger Agreement, or the 1997 Cal Fed Bancorp Inc. Business Plan when such a Plan is adopted and put into effect. Notwithstanding the foregoing, the Company has agreed that, during the period from the date of the Merger Agreement to the Effective Time, and except as otherwise contemplated by the Merger Agreement or the Stock Option Agreement, the Company will not, and will not permit any of its subsidiaries, without the prior written consent of FNH, to:

    (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person; provided, however, that neither the Company nor any of its subsidiaries will incur any indebtedness for borrowed money (including reverse repurchase agreements) with a final maturity date on or after July 28, 1998;

    (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock (except for dividends paid by Cal Fed Bank to the Company) or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any right or option to acquire, or securities evidencing a right to convert into or acquire, any shares of its capital stock (except for regular quarterly cash dividends on the Cal Fed Bank Series B Preferred Stock at the rate set forth in the certificate of designation for such stock and except pursuant to the Company's Stockholder Rights Plan (the "Company Rights Plan"); see "--Company Rights Plan"), or issue any additional shares of capital stock except pursuant to (i) the exercise of stock options or warrants outstanding as of the date of the Merger Agreement and on the terms in effect on the date of the Merger Agreement, (ii) the Stock Option Agreement and (iii) the conversion of the XCF Debentures;

    (c) other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any person, except pursuant to contracts or agreements in force at the date of the Merger Agreement and disclosed to FNH;

    (d) enter into, renew or amend any employment agreement with any employee or director, increase in any manner the compensation or fringe benefits of any of its employees or directors, or create or institute, or make any payments pursuant to, any severance plan, bonus plan, incentive compensation plan, or package, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to, or otherwise establish any trust or account related to, any employee benefit plan, with or for the benefit of any employee, other than general increases in compensation in the ordinary course of business consistent with past practice or any amendment to any employee plan, program or arrangement required by applicable law (provided that the Company will use its best efforts to minimize the cost of any such amendment as permitted under such applicable law), or voluntarily accelerate the vesting of any stock options or other compensation or benefit;

    (e) other than in the ordinary course of business consistent with past practice, make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any person; provided, however, that no investment or series of related investments may be made in an amount in excess of $1,000,000 except in (i) securities which would be reported under the caption "cash and cash equivalents" on the Company's consolidated statement of financial condition and (ii) federal government securities with a maturity of not more than two years, provided further, however, that in no event may the Company or any of its subsidiaries make any acquisition of equity securities or business operations without FNH's prior consent;

    (f) enter into, renew or terminate any contract or agreement, or make any change in any of its leases or contracts, other than any lease, contract or agreement involving aggregate payments of $250,000 or less per annum, and either (i) having a term of less than or equal to one year or (ii) which may be terminated with notice of thirty days without payment by the Company or any of its subsidiaries of a fee, penalty or other payment;

    (g) settle any claim, action or proceeding involving any liability of the Company or any of its subsidiaries for money damages in excess of $250,000, exclusive of contributions from insurers, or involving material restrictions upon the business or operations of the Company or any of its subsidiaries;

    (h) except in the ordinary course of business, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

    (i) make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except for loans, advances or commitments in amounts (A) less than $1,000,000 made in the ordinary course of business consistent with past practice and made in conformity with all applicable policies and procedures or (B) greater than $1,000,000 if such loans, advances or commitments conform to the Company's written loan underwriting policies as of the date of the Merger Agreement;

    (j) except as otherwise contemplated by the Merger Agreement, change its method of accounting as in effect at December 31, 1995, except as required by changes in generally accepted accounting principles ("GAAP") as concurred in by the Company's independent auditors, or as required by regulatory accounting principles or regulatory requirements;

    (k) enter into any new activities or lines of business, or cease to conduct any material activities or lines of business that it conducts on the date hereof, or conduct any material business activity not consistent with past practice;

    (l) amend its certificate of incorporation, by-laws or other similar governing documents;

    (m) make any capital expenditure other than (A) in accordance with the 1996 Cal Fed Bancorp Inc. Business Plan or the 1997 Cal Fed Bancorp Inc. Business Plan, as applicable, or (B) as necessary to maintain its assets in good repair; provided, however, that no capital expenditure (other than expenditures in accordance with the 1996 Cal Fed Bancorp Inc. Business Plan or the 1997 Cal Fed Bancorp Inc. Business Plan, as applicable) may be made which individually or in the aggregate with all other capital expenditures exceeds $1,500,000;

    (n) take certain action with respect to, or that could reasonably be expected to adversely affect the value of its rights or interest in, the Goodwill Litigation (see "--Prosecution of Goodwill Litigation");

    (o) hold any formal meeting with the Appeals Office of the Internal Revenue Service or any similar state taxing authority to settle or compromise any audit, examination or other proceeding with respect to any federal or state income tax liability of the Company or any of its subsidiaries without prior notification to FNH and allowing a representative of FNH to attend, but not participate in, such formal meeting;

    (p) agree to the finality of any audit, examination or other proceeding with respect to any federal or state income tax liability of the Company or any of its subsidiaries; or

    (q) agree to, or make any commitment to, take any of the foregoing prohibited actions.

  The Merger Agreement requires the Company to cooperate with FNH and Merger Sub in completing the transactions contemplated thereby and to refrain from taking, or making any commitment to take, any action that is intended or may reasonably be expected to cause any of its representations and warrants not to be true and correct (see "--Representations and Warranties") or that is inconsistent with or prohibited by the provisions summarized above under this caption.

  Pursuant to its obligation in the Merger Agreement, the Company has restructured its acquisition of First Citizens Bank of Sherman Oaks, California, which was pending when the Merger Agreement was signed, as a branch purchase and has withdrawn its application to the Board of Governors of the Federal Reserve System to become a bank holding company in connection with such purchase.

  The Merger Agreement also provides that, at the request of FNH, after the date on which all required federal depository institution regulatory approvals are received and prior to the Effective Time, the Company will (i) to the extent consistent with GAAP and regulatory accounting principles and requirements, in each case as applied to financial institutions and not objected to by the Company's independent certified public accountants, modify its loan, litigation and real estate valuation policies and practices (including modifying its loan classifications and levels of reserves and establishing specific reserves on loans and REO properties) and its other accounting methods or periods so as to be consistent with those of FNH, (ii) pay or accrue certain expenses, (iii) dispose of certain assets, and (iv) take any other action as FNH may reasonably request in order to facilitate and effect the transfer of contractual and other rights to FNH and the integration of the businesses and operations of the Company and FNH; provided, however, that the Company will not be required to take such action unless (A) FNH agrees in writing that all conditions to FNH's obligation to consummate the Merger set forth in the Merger Agreement (other than the expiration of the 30-day statutory waiting period following approval of the Merger by the OTS) have been satisfied or waived (see "--Conditions to the Merger"), (B) the Company has received a written, irrevocable waiver by FNH of its rights to terminate the Merger Agreement (see "--Termination of the Merger Agreement"), (C) all of the conditions to the Company's obligation to consummate the Merger (other than the statutory waiting period described above) have been satisfied (see "--Conditions to the Merger"), and (D) FNH has delivered to the Company documentary evidence reasonably satisfactory to the Company certifying that FNH has sufficient cash to pay the aggregate cash portion of the Per Share Merger Consideration (see "--Financing Arrangements of FNH"). The Company's representations, warranties and covenants contained in the Merger Agreement will not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely pursuant to the foregoing covenants.

NO SOLICITATION OF TRANSACTIONS BY COMPANY

  In the Merger Agreement, the Company has agreed that neither it nor any of its subsidiaries will authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) to directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer (including, without limitation, any proposal, tender offer or exchange offer to stockholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets, deposits or any equity securities of, the Company or any of its subsidiaries (any such proposal or offer being referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by the Company Board of its fiduciary duties as advised by its counsel with respect to an unsolicited offer from a third party, engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company has agreed that it will notify FNH immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company or any of its subsidiaries, and the Company will promptly thereafter provide the details of any such communication to FNH in writing.

COMPANY RIGHTS PLAN

  On February 16, 1996, the Company Board adopted the Company Rights Plan, pursuant to which it declared a dividend of certain stock purchase rights (the "Rights;" see Note (2) to the table under "Beneficial Ownership Company Common Stock--Ownership of Directors and Executive Officers"). Pursuant to the Company Rights Plan, if a person or group, without the prior approval of the Company Board, becomes the beneficial owner of 15% or more of the outstanding Company Common Stock, each Right, except any Rights held by the non-approved Acquiror (or its affiliates or transferees), will entitle the holder to purchase a number of shares of Company Common Stock that has a then-current market value of twice the exercise price of the Rights, which is $55 (subject to adjustment). As contemplated by the Merger Agreement, the Company Board has taken action under the terms of the Company Rights Plan to exempt thereunder both the Merger and any exercise of the FNH Option and to prevent such transactions, as well as the execution of the Merger Agreement and the Stock Option Agreement, from triggering the Rights. In addition, as contemplated by the Merger Agreement, the Company Rights Plan has been amended to provide that the Rights will expire at the Effective Time.

PROSECUTION OF GOODWILL LITIGATION

  In the Merger Agreement, the Company has agreed not to settle, compromise, dismiss or cease prosecution of the Goodwill Litigation or sell, transfer, assign, distribute or convey all or part of, or otherwise take any action that could reasonably be expected to adversely affect the value of, its rights or interest in the Goodwill Litigation.

  In the Merger Agreement, FNH has agreed with the Company (although the Merger Agreement provides that the covenants set forth in clauses (i), (ii) and (iv) below are not enforceable by third parties) that, following the Effective Time, it will, and will cause Cal Fed Bank and (subject to clause
(iii) below in this paragraph) any permitted successor to Cal Fed Bank, as applicable, to (i) take all actions necessary or desirable to pursue Cal Fed Bank's claims in the Goodwill Litigation, (ii) file with applicable regulatory agencies such periodic and other reports as are necessary to furnish and update information to holders of the CALGZ Interests or the Secondary Participation Interests, (iii) refrain from taking any action that would violate certain provisions of the U.S. Code relating to claims against the U.S. Government, including, without limitation, any action that would constitute an "assignment" (as defined in those provisions) of the claims in the Goodwill Litigation and (iv) refrain from taking any action to dismiss, settle, compromise or otherwise cease prosecution of the Goodwill Litigation on terms that do not result solely in the payment of cash or other readily monetizable consideration by or on behalf of the United States to Cal Fed Bank.

  In the Merger Agreement, FNH has also agreed that, as soon as practicable after the receipt of any payment from the United States in settlement of, or satisfaction of a final judgment obtained in, the Goodwill Litigation, FNH will cause Cal Fed Bank to distribute the applicable portion of such payment in a manner consistent with the terms of the CALGZ Interests and the Secondary Participation Interests.

TERMINATION OF THE MERGER AGREEMENT

  The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by Company Stockholders, under the following circumstances:

    (a) by the mutual consent of FNH and the Company, if the board of directors of each so determines by vote of a majority of the members of its entire board;

    (b) by either of FNH or the Company if either (i) any request or application for a Requisite Regulatory Approval has been denied or (ii) any governmental authority of competent jurisdiction has issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Merger Agreement;

    (c) by either of FNH or the Company, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by March 31, 1997, unless the failure to so consummate by such time is due to the breach of any material representation, warranty or covenant contained in the Merger Agreement by the party seeking to terminate; provided, however that in the event the Merger is not consummated by March 31, 1997 as a result of the failure to obtain any Requisite Regulatory Approval for reasons entirely unrelated to the financing of the Merger, the capital structure of FNH or Merger Sub, the adequacy of FNH's or Merger Sub's financial condition and/or the prospective effect of such financing, structure or condition on Cal Fed Bank, FNH may extend the termination date described in this subparagraph
  (c) to June 30, 1997;

    (d) by either of FNH or the Company (provided that the Company will not be entitled to terminate the Merger Agreement pursuant to this subparagraph
  (d) if it is in material breach of its obligations under the Merger Agreement with respect to the Special Meeting) if any approval of the Company Stockholders required for the consummation of the Merger has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of Company Stockholders or at any adjournment or postponement thereof;

    (e) by either of FNH or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if there has been a material breach of any of the representations or warranties set forth in the Merger Agreement on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Effective Time; provided, however, that the non-breaching party will not have the right to terminate the Merger Agreement pursuant to this subparagraph (e) unless such breach, together with all other such breaches, would entitle the non-breaching party not to consummate the transactions contemplated by the Merger Agreement (see "--Conditions to the Merger");

    (f) by either of FNH or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of the other party, which breach has not been cured or is incapable of being cured within thirty days following receipt by the breaching party of written notice of such breach from the other party; or

    (g) by FNH, if the Company Board withdraws, modifies or amends its recommendation contained in this Proxy Statement that Company Stockholders approve and adopt the Merger Agreement.

  In the event of any termination of the Merger Agreement by either FNH or the Company, as provided above, the Merger Agreement will thereafter become void and there will be no liability on the part of any of the parties thereto or their respective officers or directors, except that (i) certain provisions in the Merger Agreement relating to confidentiality of information and expenses will survive any such termination and (ii) no party will be relieved or released from any liabilities or damages arising out of its willful breach of any provisions of the Merger Agreement. Under certain circumstances involving a termination of the Merger Agreement, the FNH Option may become exercisable. See "The Stock Option Agreement."

EXPENSES

  The Merger Agreement provides that each of FNH and the Company will bear all expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby.

                          THE STOCK OPTION AGREEMENT

  The following description of certain provisions of the Stock Option Agreement is qualified in its entirety by reference to the full text of the Stock Option Agreement, a copy of which is attached to this Proxy Statement as Appendix B and incorporated herein by reference.

GENERAL

  As an inducement to FNH to execute and deliver the Merger Agreement, on July 27, 1996 FNH and the Company entered into the Stock Option Agreement, the execution of which was a condition to FNH's merger proposal (see "The Merger-- Background of the Merger"). Pursuant to the Stock Option Agreement, the Company granted FNH the FNH Option, entitling FNH to purchase up to 9,829,992 authorized but unissued shares of Company Common Stock (an amount equal to approximately 19.9% of its then outstanding shares and 16.6% of the shares that would be outstanding upon exercise in full of the FNH Option) for $21.375 per share (the closing price of Company Common Stock on the NYSE on July 26, 1996; see "Market Prices of Company Common Stock"). The terms of the FNH Option are subject to adjustment so that, in the event of any change in Company Common Stock by reason of stock dividends, split-ups, recapitalizations or the like, the type and number of shares of Company Common Stock subject to the FNH Option, and the purchase price per share, as the case may be, will be adjusted appropriately so that, after such issuance and together with shares of Company Common Stock previously issued pursuant to the exercise of the FNH Option, the number of shares of Company Common Stock subject to the FNH Option equals 19.9% of the number of shares of Company Common Stock then issued and outstanding.

  The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of, or a significant interest in, the Company, from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for Company Common Stock than the then-current market price of such shares. The acquisition of, or of an interest in, the Company, or an agreement to do either, could cause the FNH Option to become exercisable. The existence of the Stock Option Agreement could significantly increase the cost to a potential acquiror of acquiring the Company compared to its cost had the Stock Option Agreement not been entered into. Such increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire the Company than it might otherwise have proposed to pay.

EXERCISABILITY

  The FNH Option will become exercisable in whole or in part at any time prior to its expiration, if, but only if, both a Preliminary Purchase Event (as hereinafter defined) and a Purchase Event (as hereinafter defined) has occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined). To the Company's knowledge, no Preliminary Purchase Event or Purchase Event has occurred as of the date of this Proxy Statement.

  For purposes of the Stock Option Agreement, the term "Preliminary Purchase Event" means any of the following: (i) the Company or any of its subsidiaries, without FNH's prior written consent, shall have entered into an agreement with any person (other than FNH or any of it subsidiaries) to engage in, or the Company Board shall have recommended that Company Stockholders approve, (x) a merger, consolidation or similar transaction involving the Company or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Commission) of the Company, (y) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of the Company or any of its Significant Subsidiaries, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of the Company or any of its Significant Subsidiaries (any such transaction of the type referred to in clauses (x), (y) and (z) being referred to hereinafter as an "Acquisition Transaction"); (ii) any person other than FNH or any of its subsidiaries shall have acquired beneficial ownership of 10% or more of the outstanding shares of Company Common Stock; (iii) the Company Stockholders shall have voted and failed to approve the transactions contemplated by the Merger Agreement at a meeting held for that purpose, or such meeting has not been held in violation of the Merger Agreement or has been cancelled prior to termination of the Merger Agreement and, prior to (x) such meeting or (y) if such meeting has not been held or has been cancelled, such termination, it was publicly announced that any person (other than FNH or any of its subsidiaries) has made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction; (iv) the Company Board has withdrawn or modified its recommendation that the Company Stockholders approve the transactions contemplated by the Merger Agreement, or the Company or any of its subsidiaries, without FNH's prior written consent, has authorized, recommended or proposed an agreement to engage in an Acquisition Transaction with any person other than FNH or any of its subsidiaries; (v) any person other than FNH or any of its subsidiaries has made a proposal to the Company or its stockholders to engage in an Acquisition Transaction (including through a tender offer or exchange offer), any such proposal has been publicly announced, or any person other than FNH or any of its subsidiaries shall have filed with the Commission a registration statement with respect to a potential exchange offer that would constitute an Acquisition Transaction described in clause (i)(z) above; (vi) the Company has wilfully breached any covenant or obligation contained in the Merger Agreement following a proposal made by a third party to the Company or its stockholders to engage in an Acquisition Transaction, and such breach would entitle FNH to terminate the Merger Agreement; or (vii) any person other than FNH or any of its subsidiaries, other than in connection with a transaction to which FNH has given its prior written consent, has filed an application or notice with the OTS or other governmental or regulatory authority, for approval to engage in an Acquisition Transaction.

  The term "Purchase Event" means either of the following: (i) the acquisition by any person (other than FNH or any of its subsidiaries) of beneficial ownership of 20% or more of the then-outstanding shares of Company Common Stock; or (ii) the occurrence of a Preliminary Purchase Event described in clause (i) of the immediately preceding paragraph above, except that the percentage referred to in clause (z) thereof is 20%.

  The term "Exercise Termination Event" means the earliest to occur of the following: (i) the Effective Time; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (unless such termination results from a material breach of any covenant or agreement of the Company set forth in the Merger Agreement); (iii) the passage of 18 months after termination of the Merger Agreement if such termination is concurrent with or follows the occurrence of a Preliminary Purchase Event; (iv) 18 months after the termination of the Merger Agreement if such termination results from a material breach by the Company of any of its covenants or agreements contained in the Merger Agreement, or (v) 12 months after the first occurrence of a Purchase Event. Notwithstanding the termination of the FNH Option, FNH shall be entitled to purchase the shares of Company Common Stock with respect to which it has exercised the FNH Option in accordance with the terms of the Stock Option Agreement prior to the termination of the FNH Option.

FNH PUT RIGHT

  Upon the occurrence of a "Put Purchase Event" (as hereinafter defined), (i) FNH has the right to request (the date of such request being the "FNH Option Repurchase Request Date") the Company to repurchase the

FNH Option and (ii) any owner (the "Owner") of shares of Company Common Stock purchased through the exercise of the FNH Option ("Option Shares") has the right to request (the date of such request being the "FNH Option Share Repurchase Request Date") the Company to repurchase the Owner's Option Shares.

  The term "Put Purchase Event" means either of the following: (i) the acquisition by any person (other than FNH or any of its subsidiaries) of beneficial ownership of 50% of more of the then-outstanding shares of Company Common Stock; or (ii) the consummation of an Acquisition Transaction with any person other than FNH or any subsidiaries of FNH. Where this put right is exercised with respect to the FNH Option, the price payable by the Company is equal to the amount by which (A) the "market/offer price" (as hereinafter defined) exceeds (B) the then-applicable exercise price of the FNH Option multiplied by the number of option shares for which the FNH Option may then be exercised. Where this put right is exercised with respect to any Option Shares, the price payable by the Company is equal to the "market/offer price" multiplied by the applicable number of Option Shares.

  The term "market/offer price" shall mean, as of any determination date, the highest of (i) the price per share of Company Common Stock at which a tender offer or exchange offer therefor has been made after the date of the Stock Option Agreement and on or prior to the FNH Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, (ii) the price per share of Company Common Stock paid or to be paid by any third party pursuant to an agreement with the Company (whether by way of a merger, consolidation or otherwise), (iii) the highest last sale price for shares of Company Common Stock within the 360-day period ending on the FNH Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, which is reported by The Wall Street Journal or, if not reported thereby, another authoritative source, or (iv) in the event of a sale of all or substantially all of the Company's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of the Company as determined by a nationally recognized independent investment banking firm selected by FNH or the Owner, as the case may be, divided by the number of shares of Company Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be the value determined by a nationally recognized independent investment banking firm selected by FNH or the Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

LIMITATION ON TOTAL PROFIT

  Notwithstanding any other provisions of the Stock Option Agreement, the Total Profit (as hereinafter defined) which FNH may realize from the FNH Option may not exceed $25 million, and, if the Total Profit otherwise would exceed such amount, FNH, at its sole election, shall (a) reduce the number of shares of Company Common Stock subject to the FNH Option, (b) deliver to the Company for cancellation Option Shares, (c) pay cash to the Company or (d) take a combination of any of the foregoing, so that FNH's Total Profit will not exceed $25 million after taking into account such actions. For these purposes, the term "Total Profit" means the aggregate amount (before taxes) of
(i) the amount received by FNH pursuant to the Company's repurchase of the FNH Option (or any portion thereof) in accordance with the terms of the Stock Option Agreement, (ii) (x) the amount received by FNH pursuant to the Company's repurchase of Option Shares in accordance with the terms of the Stock Option Agreement, less (y) FNH's purchase price for such Option Shares,
(iii) the net cash amounts received by FNH pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less FNH's purchase price of such Option Shares, and (iv) any amounts received by FNH on the transfer of the FNH Option (or any portion thereof) to any unaffiliated party.

FNH REGISTRATION RIGHTS

  The Company has granted FNB certain registration rights with respect to the FNH Option and the Option Shares. These rights include that the Company will file up to two registration statements under the Securities Act, if requested by FNB during the period of exercisability of the FNH Option, to permit the sale or other disposition of Option Shares with respect to which the FNH has been, or is concurrently with FNH's registration request, exercised. Such registration rights are subject to an exception that allows the Company, or person assisting the Company in a public offering of shares, in the exercise of its business judgment, to delay such registration (but by no more than 90 days) or reduce the number of shares purchasable by FNB (such reduction affecting only the then current exercise of the FNH Option, and not the total number of Option Shares) under certain enumerated circumstances. In connection with any registration described above, the Company and FNB have agreed that they will provide to each other and any underwriter of the offering customary representations, warranties, indemnities and other agreements.

REGULATORY APPROVAL

  Under HOLA, without the prior approval of the OTS, FNH may not directly or indirectly acquire more than 5% of the voting shares of any savings association or any savings and loan holding company (including the Company) which is not a subsidiary of FNH. Accordingly, the exercise of the FNH Option for a number of Option Shares that would result in FNH directly or indirectly owning more than 5% of the outstanding shares of Company Common Stock will require such prior approval.

                 BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK

OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information regarding beneficial ownership, as of the Record Date and within the meaning of Rule 13d-3 under the Exchange Act, of Company Common Stock by the directors of the Company individually, the executive officers of the Company individually and the executive officers of Cal Fed Bank (who are not also executive officers of the Company) individually. Since the table reflects beneficial ownership determined pursuant to the applicable rules of the Commission, the information is not necessarily indicative of beneficial ownership for any other purpose.

                                                    AMOUNT
                                                 BENEFICIALLY       PERCENT OF
    NAME OF BENEFICIAL OWNER                     OWNED(1)(2)          CLASS
    ------------------------                     ------------       ----------
   Michael W. Arthur............................     80,002(3)(4)       *
   Gary W. Brummett.............................    100,026(5)(6)       *
   Dale E. Cohen................................    100,025(5)(7)       *
   John F. Davis................................     20,000(3)          *
   Richard A. Fitch.............................    100,000(5)          *
   James J. Gaffney.............................     33,334(3)          *
   David Gilbert, Ph.D. ........................     20,000(3)          *
   Edward G. Harshfield.........................    300,000(8)          *
   James F. Hurley..............................    138,655(9)          *
   Carl A. LoBue................................     71,335(3)(10)      *
   Thomas F. Michels............................     20,440(3)          *
   Joseph M. Petitti............................     25,003(11)         *
   Warren A. Raybould...........................     33,436(12)         *
   Jeffrey A. Rigsby............................     25,000(11)         *
   Douglas J. Wallis............................    137,540(9)          *
   Peter G. Wyman...............................      9,800(13)         *
   All directors and executive officers of the
    Company and of Cal Fed Bank as a group (16
    persons)....................................  1,214,596(14)        2.41

--------
   * Less than 1%.
 (1) Unless otherwise indicated, (i) beneficial ownership is direct and (ii) the person indicated has sole voting and investment power.
 (2) On February 16, 1996, the Company Board declared a dividend distribution of one Right for each outstanding share of Company Common Stock to stockholders of record on March 15, 1996 and with respect to shares of Company Common Stock issued thereafter until certain events occur. Consequently, each share of Company Common Stock shown in this table and the table set forth below under "--Ownership of Certain Beneficial Owners" includes an associated Right. See "The Merger Agreement--Company Rights Plan."
 (3) Includes 20,000 shares of Company Common Stock represented by non-employee director stock options held by such person under the Non-Employee Director Stock Option Plan, which are currently exercisable and as to which shares no voting or investment power is currently held.
 (4) Of these holdings, 6,667 shares are held by Mr. Arthur's wife. Additionally, each of Mr. Arthur's two daughters owns 3,334 shares. Mr. Arthur has shared voting and investment power in the 13,335 shares.
 (5) Includes 100,000 shares of Company Common Stock represented by stock options granted pursuant to the Employee Stock Option Plan which are currently exercisable, and as to which shares no voting or investment power is currently held.
 (6) Includes 26 shares held indirectly through Cal Fed Bank's Investment Plus Plan, a qualified plan under Section 401(k) of the Internal Revenue Code.
 (7) Includes 25 shares held indirectly through Cal Fed Bank's Investment Plus Plan.
 (8) Consists of 300,000 shares of Company Common Stock represented by stock options granted pursuant to the Employee Stock Option Plan which are currently exercisable, and as to which shares no voting or investment power is currently held.

 (9) Includes 137,500 shares of Company Common Stock represented by stock options and warrants granted pursuant to the Employee Stock Option Plan which are currently exercisable, and as to which shares no voting or investment power is currently held.
(10) Of these holdings, 3,334 shares are held indirectly through a corporation in which Mr. LoBue owns a 79% interest, and has shared investment and voting power with respect to the shares. Additionally, 3,900 shares are held by Mr. LoBue's wife, as to which he has no voting or investment power.
(11) Includes 25,000 shares of Company Common Stock represented by stock options granted pursuant to the Employee Stock Option Plan which are currently exercisable, and as to which shares no voting or investment power is currently held.
(12) Includes 33,333 shares of Company Common Stock represented by stock options granted pursuant to the Employee Stock Option Plan which are currently exercisable, and as to which shares no voting or investment power is currently held.
(13) Includes 9,800 shares of Company Common Stock represented by stock options granted pursuant to the Employee Stock Option Plan which are currently exercisable, and as to which shares no voting or investment power is currently held.
(14) Includes 1,088,133 shares of Company Common Stock represented by stock options and warrants held by the non-employee directors and executive officers under the Non-Employee Director Stock Option Plan and the Employee Stock Option Plan, respectively, which options are currently exercisable, and as to which shares no voting or investment power is currently held.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  As of the Record Date, management knows of no person, except as set forth below, who is the beneficial owner of more than 5% of the issued and outstanding Company Common Stock. The following information was filed with the OTS and was also provided to Cal Fed Bank.

                                                  AMOUNT AND NATURE OF PERCENT
   NAME AND ADDRESS OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP OF CLASS
   ------------------------------------           -------------------- --------
   T. Rowe Price Associates, Inc.
   T. Rowe Price Growth and Income Fund, Inc. ...    3,476,100 (1)       7.03%
    100 East Pratt Street
    Baltimore, Maryland 21202
   Pioneering Management Corporation.............    3,304,200 (2)       6.69%
    60 State Street
    Boston, Massachusetts 02109

--------
(1) Based upon a Schedule 13G dated February 14, 1996. These shares are owned by various individual and institutional investors, including T. Rowe Price Growth and Income Fund, Inc. (which owns 3,372,100 shares of Company Common Stock, representing 6.82% of the class) to which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or power to vote the securities. Price Associates has informed Cal Fed Bank that it has sole power to dispose of the shares and has sole voting power over 79,000 shares of Company Common Stock. In addition, T. Rowe Price Growth and Income Fund, Inc. has informed Cal Fed Bank that it has sole voting power over 3,372,100 shares of Company Common Stock. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates has informed Cal Fed Bank that it expressly disclaims such beneficial ownership.
(2) Based upon a Schedule 13G dated January 26, 1996. Pioneering Management Corporation has informed Cal Fed Bank that with respect to these shares of Common Stock, it has sole power to vote the securities and shared power to dispose of the securities.

                     MARKET PRICES OF COMPANY COMMON STOCK

  Company Common Stock is listed on the NYSE and the PSE under the name Cal Fed Bancorp Inc. and traded under the symbol "CAL." Prior to January 1, 1996, when Cal Fed Bank became a subsidiary of the Company (see "The Merger--Parties to the Merger Agreement--The Company and Cal Fed Bank"), the Common Stock of Cal Fed Bank was listed on the NYSE and the PSE under the name California Federal Bank, A Federal Savings Bank, and the same symbol (the Cal Fed Bank Series B Preferred Stock is also traded on the NYSE under the symbol "CALPRB"). The following table sets forth, for the quarters indicated, the high and low sales price per share of Company Common Stock or, in the case of quarters occurring in 1994 and 1995, the Common Stock of Cal Fed Bank, on the NYSE.

   YEAR ENDED
   DECEMBER 31, 1994                                               HIGH    LOW
   -----------------                                              ------- ------
   First Quarter................................................. $16 3/4  9 1/4
   Second Quarter................................................  12 3/4  9 3/8
   Third Quarter.................................................  14 3/8 11 5/8
   Fourth Quarter................................................  13 1/2  9 1/4

   YEAR ENDED
   DECEMBER 31, 1995                                               HIGH    LOW
   -----------------                                              ------- ------
   First Quarter................................................. $11 1/8  9 1/2
   Second Quarter................................................  13 1/8 10 1/2
   Third Quarter.................................................  16 5/8 13 1/8
   Fourth Quarter................................................  16     14 1/8

   YEAR ENDED
   DECEMBER 31, 1996                                               HIGH    LOW
   -----------------                                              ------- ------
   First Quarter................................................. $18 1/8 14 3/4
   Second Quarter................................................  19     16 1/8
   Third Quarter.................................................  23 1/4 16 1/2
   Fourth Quarter (through November 6, 1996).....................  23 3/8 23 1/4

  On June 21, 1996 (the last trading day preceding the meeting of the Company Board at which FNH's merger proposal was first considered by the Company Board), the closing price of Company Common Stock on the NYSE was $17 7/8. On July 24, 1996 (the last trading day preceding the publication of an article in The Wall Street Journal reporting that FNH was rumored to be in talks to acquire the Company for between $22 and $24 per share in cash), the closing price of Company Common Stock on the NYSE was $20 1/8. On July 25, 1996 (the last trading day preceding the meeting of the Company Board at which the Merger Agreement was approved), the closing price of Company Common Stock on the NYSE was $21 3/8. On July 26, 1996 (the last trading day preceding the public announcements by the Company and FNH of the execution of the Merger Agreement), the closing price of Company Common Stock on the NYSE was $21 3/8. On November 6, 1996 (the most recent practicable date prior to the printing of this Proxy Statement), the closing price of Company Common Stock on the NYSE was $23 1/4. See "The Merger--Background of the Merger." COMPANY STOCKHOLDERS ARE URGED TO OBTAIN CURRENT INFORMATION WITH RESPECT TO THE TRADING PRICE OF COMPANY COMMON STOCK.

  During the period reflected in the table above, neither Cal Fed Bank (prior to January 1, 1996) nor the Company (thereafter) paid cash dividends on its respective Common Stock. On July 28, 1995, Cal Fed Bank distributed the CALGZ Interests as a dividend on its Common Stock.

                SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

EXPLANATORY NOTE

  Subject to the next paragraph, the selected consolidated financial data and other data shown on the following pages as of December 31, 1991 through 1995, respectively, and for each the years in the five-year period ended December 31, 1995, is derived from, and should be read in conjunction with, the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 Form 10-K") and the audited consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated September 13, 1996 (the "September 1996 Form 8-K"), in each case as filed with the Commission. The selected consolidated financial and other data shown on the following pages as of June 30, 1996 and 1995, respectively, and for the six-month periods ended June 30, 1996 and June 30, 1995, has been derived from, and should be read in conjunction with, the unaudited consolidated financial statements contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (the "June 1996 Form 10-Q"), as filed with the Commission. The 1995 Form 10-K, the June 1996 Form 10-Q and the September 1996 Form 8-K (collectively, the "Company Reports"), which are incorporated herein by reference (see "Incorporation of Certain Documents by Reference"), contain more comprehensive financial and other information than is shown on the following pages and the information that is shown on the following pages is qualified by reference to the financial and other information contained in the Company Reports.

  Prior to the consummation of the Holding Company Reorganization on January 1, 1996 (see "The Merger--Parties to the Merger Agreement--The Company and Cal Fed Bank"), the Company either did not exist or was not subject to the informational requirements of the Exchange Act whereas Cal Fed Bank was so subject. However, the audited consolidated financial statements of the Company contained in the September 1996 Form 8-K and the unaudited consolidated financial statements of the Company contained in the June 1996 Form 10-Q each give effect to the Holding Company Reorganization on an "as if" pooling-of-interests basis, and the selected consolidated financial and other data shown on the following pages reflects the same adjustments to give effect to the consummation of the Holding Company Reorganization as were made to the audited consolidated financial statements of Cal Fed Bank and its subsidiaries contained in the 1995 Form 10-K in preparing such audited consolidated financial statements of the Company. The audited consolidated financial statements of the Company included in the September 1996 Form 8-K do not include consolidated statements of financial condition of the Company for years prior to 1994 nor consolidated statements of operations, consolidated statements of changes in stockholders' equity or consolidated statements of cash flows of the Company for years prior to 1993. Accordingly, certain of the selected consolidated financial data and other data shown on the following pages is derived not from the more comprehensive financial and other information contained in the Company Reports but from the more comprehensive financial and other information contained in, and should be read in conjunction with, the Annual Reports on Form 10-K of Cal Fed Bank for each of the years ended December 31, 1991, 1992 and 1993, respectively (collectively, the "Cal Fed Bank Reports"), in each case as filed with the OTS, which Reports are available as indicated under "Additional Information," and the information that is shown on the following pages is qualified by reference to the financial and other information contained in the Cal Fed Bank Reports as well as in the Company Reports.

  Dollar amounts on the following pages are in millions, except for per share amounts.

                        SUMMARY OF FINANCIAL CONDITION

                              JUNE 30,                           DECEMBER 31,
                         --------------------  --------------------------------------------------------
                           1996       1995       1995       1994        1993        1992        1991
                         ---------  ---------  ---------  ---------   ---------   ---------   ---------
                             (UNAUDITED)
Cash.................... $   255.0  $   198.4  $   273.7  $   292.8   $   820.1   $   469.4   $   450.4
Short-term liquid
 investments............       --       203.8       74.1      333.8       306.8       447.5        55.8
Securities purchased
 under agreements to
 resell.................   1,352.9      868.2    1,674.6       48.2        30.2        39.8       398.2
Loans receivable(1).....   9,669.1    8,944.6    9,303.6    8,747.3     9,571.9    11,102.1    13,576.7
Investment
 securities(2)..........     357.5    1,074.4      336.0    1,877.0     1,027.7     1,204.3       997.5
Mortgage-backed
 securities.............   2,140.0    2,643.5    2,366.7    2,513.7     2,622.0     2,745.3     1,387.3
Real estate held for
 sale...................      32.9       85.7       49.5       77.9       351.6       549.3       492.0
Goodwill................       --         --         --         --        273.7       289.2       309.6
Other assets............     238.0      301.2      242.4      291.7       321.9       388.9       518.2
Assets of discontinued
 operations.............       --         --         --         --          --          --         34.4
                         ---------  ---------  ---------  ---------   ---------   ---------   ---------
Total assets............ $14,045.4  $14,319.8  $14,320.6  $14,182.4   $15,325.9   $17,235.8   $18,220.1
                         =========  =========  =========  =========   =========   =========   =========
Deposits................ $ 8,844.2  $ 9,368.2  $ 9,476.7  $ 8,360.9   $12,600.8   $13,465.0   $14,827.7
Borrowings..............   4,185.9    3,930.0    3,786.4    4,818.8     1,647.0     2,639.4     2,218.4
Other liabilities.......     159.6      174.1      170.0      204.4       187.4       189.5       310.9
Liabilities of
 discontinued
 operations.............       --         --         --         --          --          --          7.3
Total liabilities.......  13,189.7   13,472.3   13,433.1   13,384.1    14,435.2    16,293.9    17,364.3
Preferred stock of
 subsidiary(3)..........     172.5      266.0      266.0      266.0        93.5         --          --
Stockholders'
 equity(3)..............     683.2      581.5      621.5      532.3       797.2       941.9       855.8
                         ---------  ---------  ---------  ---------   ---------   ---------   ---------
Total liabilities and
 stockholders' equity... $14,045.4  $14,319.8  $14,320.6  $14,182.4   $15,325.9   $17,235.8   $18,220.1
                         =========  =========  =========  =========   =========   =========   =========
SPREAD DATA AT END OF
 PERIOD:
Yield on earning
 assets.................      7.30%      7.35%      7.54%      6.67%       6.30%       7.24%       8.78%
Cost of funds...........      4.95%      5.30%      5.19%      4.83%       3.70%       4.44%       6.18%
Spread..................      2.35%      2.05%      2.35%      1.84%       2.60%       2.80%       2.60%
OTHER STATISTICAL AND
 OPERATIONS DATA:
Return on average as-
 sets(4)................      0.95%      0.51%      0.66%     (2.87%)     (0.89%)     (0.55%)     (0.80%)
Return on average
 equity(4)(5)...........     15.52%      8.85%     11.10%    (50.10%)    (15.88%)    (10.82%)    (18.06%)
Equity to assets ratio:
 At end of period.......      4.86%      4.06%      4.34%      3.75%       5.20%       5.46%       4.70%
 Average for the
  period................      4.60%      3.91%      4.05%      4.51%       5.34%       5.07%       4.42%
Nonperforming
 assets/total assets....      1.33%      1.58%      1.62%      1.57%       5.26%       7.11%       5.64%
Number of full service
 branches...............       118        125        125        119         168         186         200

--------
(1) Amounts include loans held for sale.
(2) Amounts include Federal Home Loan Bank stock, securities held to maturity (excluding mortgage-backed securities) and securities available for sale.
(3) The total amount of stockholders' equity at December 31, 1993 gives effect to the Holding Company Reorganization on an "as if" pooling-of-interest basis. See the Explanatory Note above.
(4) Ratios are annualized for the six months ended June 30, 1996 and June 30, 1995, without giving effect to the $12 million non-recurring gain from the sale of Cal Fed Bank's six San Diego branches during 1996.
(5) Average equity includes preferred stock of subsidiary totaling $172.5 million at June 30, 1996, $266.0 million at December 31, 1995, June 30, 1995 and December 31, 1994 and $93.5 million at December 31, 1993. The computation of return on average equity is based on earnings before dividends on preferred stock of subsidiary.

                             SUMMARY OF OPERATIONS

                          FOR THE SIX MONTHS
                            ENDED JUNE 30,           FOR THE YEAR ENDED DECEMBER 31,
                          -------------------  ----------------------------------------------
                            1996      1995       1995    1994      1993      1992      1991
                          --------- ---------  -------- -------  --------  --------  --------
                              (UNAUDITED)
Interest income.........  $   509.0 $   497.7  $1,008.0 $ 908.1  $1,013.9  $1,305.8  $1,794.4
Interest expense........      334.6     348.5     696.1   566.5     611.9     866.6   1,364.1
Net interest income.....      174.4     149.2     311.9   341.6     402.0     439.2     430.3
Provision for loan loss-
 es.....................       20.4      16.9      31.8    74.9     163.5     126.4     175.0
Net interest income af-
 ter provision for loan
 losses.................      154.0     132.3     280.1   266.7     238.5     312.8     255.3
Net gains (losses) on
 sales of loans and se-
 curities...............        0.3      (0.2)      6.6     0.7       5.4       6.6      32.9
Other income............       43.4      29.0      56.9   200.5      64.8      96.7     110.2
Loss on assets held for
 accelerated
 disposition............        --        --        --    274.8       --        --        --
Other expenses..........      124.0     124.6     249.9   336.2     457.1     470.1     571.8
Income tax expense (ben-
 efit)..................        0.1       0.1       0.1     6.3      (2.9)      7.9     (11.0)
                          --------- ---------  -------- -------  --------  --------  --------
Earnings (loss) from
 continuing operations
 before dividends on
 preferred stock of
 subsidiary.............       73.6      36.4      93.6  (149.4)   (145.5)    (61.9)   (162.4)
Dividends on preferred
 stock of subsidiary....       14.3      12.8      25.6    16.9       3.8       --        --
Earnings from
 discontinued
 operations.............        --        --        --      --        --        --        3.6
Gain (loss) on sale of
 discontinued
 operations, net........        --        --        --      --        --       16.0     (10.8)
Cumulative effect of
 change in accounting
 for goodwill...........        --        --        --   (273.7)      --        --        --
Loss from extraordinary
 item...................        --        --        --      --        --      (51.4)      --
                          --------- ---------  -------- -------  --------  --------  --------
Net earnings (loss)
 available for common
 stockholders...........  $    59.3 $    23.6  $   68.0 $(440.0) $ (149.3) $  (97.3) $ (169.6)
                          ========= =========  ======== =======  ========  ========  ========
EARNINGS PER SHARE IN-
 FORMATION:
Primary and fully
 diluted earnings (loss)
 per common share from
 continuing operations..  $    1.18 $    0.47  $   1.36 $ (3.82) $  (5.98) $ (10.44) $ (31.71)
Primary and fully
 diluted loss per common
 share of the cumulative
 effect of change in
 accounting for
 goodwill...............        --        --        --  $ (6.28)      --        --        --
Primary and fully
 diluted earnings (loss)
 per common share from
 discontinuing
 operations.............        --        --        --      --        --   $   2.70  $  (1.41)
Primary and fully
 diluted loss per common
 share from
 extraordinary item.....        --        --        --      --        --   $  (8.66)      --
Primary and fully
 diluted earnings (loss)
 per common share.......  $    1.18 $    0.47  $   1.36 $(10.10) $  (5.98) $ (16.40) $ (33.12)

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  As indicated under "Additional Information," the Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files certain reports, proxy statements and other information with the Commission (Commission File No. 1-14098). Prior to the consummation of the Holding Company Reorganization on January 1, 1996 (see "The Merger--Parties to the Merger Agreement --The Company and Cal Fed Bank"), the Company either did not exist or was not subject to the informational requirements of the Exchange Act, whereas Cal Fed Bank was so subject. Reports, proxy statements and other information filed by Cal Fed Bank with the OTS prior to and following the Holding Company Reorganization (including, without limitation, each of the Cal Fed Bank Reports, as such term is defined in the "Explanatory Note" to "Selected Consolidated Financial and Other Data") are available from the OTS as indicated under "Additional Information."

  The following documents filed with the Commission by the Company are incorporated by reference into this Proxy Statement:

  1. Each of the Company Reports, as such term is defined in the "Explanatory Note" to "Selected Consolidated Financial and Other Data;"

  2. The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1996;

  3. The Proxy Statement of the Company on Schedule 14-A, filed on March 12,
1996;

  4. The Current Report on Form 8-K of the Company dated July 27, 1996; and

  5. The Current Report on Form 8-K of the Company dated November 8, 1996 (which contains, as an exhibit, the Cal Fed Bank Offering Circular).

  All documents and reports subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part of this Proxy Statement from the respective dates of filing of such documents and reports. Any statement contained herein, or in a document or report (or portion thereof) incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

  THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE FILED WITH THE COMMISSION THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN AN EXHIBIT TO ANY SUCH DOCUMENT UNLESS SUCH EXHIBIT IS SPECIFICALLY INCORPORATED BY REFERENCE INTO THE TEXT OF SUCH DOCUMENT) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, DIRECTED
TO: INVESTOR RELATIONS AND CORPORATE COMMUNICATIONS, CAL FED BANCORP INC., 5700 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90036, (213)932-4200.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The consolidated financial statements of Cal Fed Bank included in the 1995 Form 10-K and the consolidated financial statements of the Company included in the September 1996 Form 8-K, which are incorporated by reference in this Proxy Statement (see "Incorporation of Certain Documents by Reference"), have been audited by KPMG Peat Marwick LLP, independent public accountants, as indicated in their respective reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as independent certified public accountants in giving such reports.

  The reports of KPMG Peat Marwick LLP covering the consolidated financial statements of Cal Fed Bank and the Company, respectively, referred to in the preceding paragraph state that, as discussed in Note 1 of the notes to such respective consolidated financial statements, Cal Fed Bank and the Company, respectively, adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 72, Accounting for Certain Acquisitions of Banking or Thrift Institutions, in 1994, and No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1993.

  A representative of KPMG Peat Marwick LLP will be at the Special Meeting to answer questions from Company Stockholders and will be given an opportunity to make a statement, if so desired.

                                 OTHER MATTERS

  The Company Board is not aware of any matters, other than that set forth in the accompanying Notice of Special Meeting of Stockholders, to be brought before the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Company Board, except that shares represented by proxies which have been voted "against," or have abstained with respect to, the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Merger), will not be used to vote "for" postponement or adjournment of the Special Meeting for the purpose of allowing additional time for soliciting additional votes "for" such approval and adoption. See "The Special Meeting--Vote Required; Revocability of Proxies."

                                OTHER MEETINGS

  The Company will hold a 1997 Annual Meeting of Stockholders only if the Merger has not been consummated. In the event that the Company holds a 1997 Annual Meeting of Stockholders, any proposals from Company Stockholders intended to be presented thereat and included in the Company's proxy statement relating thereto must, in addition to meeting the eligibility and other requirements of the Commission's rules governing shareholder proposals, be received by the Company at its principal executive offices by no later than October 22, 1996 or, in the event that the date of the 1997 Annual Meeting of Stockholders is changed by more than 30 calendar days from April 19, 1997, within a reasonable time before the Company solicits proxies in connection therewith.

                                          By Order of the Board of Directors

                                          /s/ Douglas J. Wallis

                                          DOUGLAS J. WALLIS
                                          Secretary

November 13, 1996

                                                                     APPENDIX A

  AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of the 27th day of July, 1996 (this "Plan"), by and among FIRST NATIONWIDE HOLDINGS INC., a Delaware corporation (the "Acquiror"), CFB HOLDINGS, INC., a Delaware corporation ("Merger Sub"), CAL FED BANCORP INC., a Delaware corporation (the "Company") and CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK (the "Bank").

                                   RECITALS:

  A. The Acquiror. The Acquiror has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

  B. Merger Sub. Merger Sub is a corporation in good standing under the laws of the State of Delaware. All the shares of the capital stock of Merger Sub are owned directly by the Acquiror.

  C. The Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with its principal executive offices located in Los Angeles, California. The Company has 100,000,000 authorized shares of common stock, par value $1.00 per share ("Company Common Stock"), of which 49,396,947 shares were outstanding as of the date hereof, and 25,000,000 authorized shares of preferred stock, par value $.01 per share, of which no shares were outstanding as of June 30, 1996 (no other class of capital stock of the Company being authorized). The Company is a savings and loan holding company duly registered under the Home Owners' Loan Act of 1933, as amended ("HOLA"), and owns 100% of the outstanding common stock of the Bank. As of the date hereof, the Company had (i) an aggregate of 3,656,433 shares of Company Common Stock reserved for issuance upon exercise of stock options, warrants or other rights granted pursuant to its 1995 Employee Stock Incentive Plan, its 1995 Non-Employee Director Stock Option Plan, the Bank's 1983 Stock Incentive Plan, the Bank's 1993 Stock Incentive Plan and the Bank's 1994 Non-Employee Director Stock Option Plan (collectively, the "Company Stock Plans"), (ii) 18,407 shares of Company Common Stock reserved for issuance upon conversion of the 6 1/2% Convertible Subordinated Debentures Due 2001 (the "6 1/2% Subordinated Notes") of XCF Acceptance Corporation, a California corporation and a wholly owned subsidiary of the Bank, and (iii) 100,000 shares of the Company's Series RP Preferred Stock reserved for issuance pursuant to exercise of the Purchase Rights (as defined below). As of the date hereof, the Bank has 5,075,549 authorized and 4,941,498 issued and outstanding contingent litigation recovery participation interests (the "Participation Interests"), each of which represents the right to receive in cash five millionths of one percent (0.000005%) of the Litigation Recovery (as defined in the certificates evidencing the Participation Interests) in the Bank's litigation against the United States, California Federal Bank v. United States, Civil Action No. 92-138C (the "Goodwill Litigation"). Unless the context otherwise requires, all references herein to the Company Common Stock shall be deemed to include the corresponding rights (the "Purchase Rights") to purchase from the Company, for each share of Company Common Stock held, one-thousandth of a share of the Company's Series RP Preferred Stock, par value $.01 per share, pursuant to the terms and conditions of the Rights Agreement (as defined below).

  D. Rights, Etc. The Company does not have any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock (collectively, "Rights") except (i) pursuant to the Option Agreement (as defined below) which is being entered into simultaneously with the execution and delivery of this Plan, (ii) pursuant to the Rights Agreement, dated as of February 16, 1996, between the Company and Chemical Bank, as Rights Agent (the "Rights Agreement"), (iii) subject to Section 4.23 hereof, the 6 1/2% Subordinated Notes, and (iv) pursuant to stock options or other rights granted pursuant to the Company Stock Plans as previously disclosed to the Acquiror.

  E. The Option Agreement. As an inducement to the willingness of the Acquiror to enter into this Plan, the Company will, immediately after the execution and delivery of this Plan by the parties hereto, enter into a Stock Option Agreement with the Acquiror in the form set forth in Annex 1 (the "Option Agreement"), pursuant to which the Company will grant to the Acquiror an option to purchase authorized but unissued shares of Company Common Stock in an amount equal to 19.9% of the outstanding shares of Company Common Stock upon the terms and conditions therein contained.

  F. Bank Merger Agreement. It is the intention of the Acquiror that, unless otherwise determined pursuant to Section 1.6 hereof, immediately following the Effective Time (as defined in Section 7.1) of the Merger, (i) the Acquiror will contribute all of the shares of capital stock of the Surviving Corporation (as defined below) to its wholly-owned subsidiary, First Nationwide Bank, a Federal Savings Bank ("FNB"), (ii) the Surviving Corporation will be liquidated by FNB, and (iii) FNB will be merged with and into the Bank (the "Bank Merger") immediately thereafter.

  G. Board Approvals. The respective Boards of Directors of the Acquiror, the Company and the Bank have duly approved this Plan and have duly authorized its execution and delivery.

  NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                             ARTICLE I. THE MERGER

  Section 1.1. Structure of the Merger. On the Effective Date, Merger Sub will merge (the "Merger") with and into the Company, with the Company being the surviving corporation (the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided in, the Delaware General Corporation Law (the "State Corporation Law"). The separate corporate existence of Merger Sub shall thereupon cease. The Surviving Corporation shall continue to be governed by the State Corporation Law and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time, the certificate of incorporation and by-laws of Merger Sub, in effect immediately prior to the Effective Time, shall become the certificate of incorporation and by-laws of the Surviving Corporation. At the Effective Time, the directors and officers of Merger Sub shall become the directors and officers of the Surviving Corporation.

  Section 1.2. Effect on Outstanding Shares. (a) By virtue of the Merger, automatically and without any action on the part of the holders of Company Common Stock, each share of Company Common Stock issued and outstanding at the Effective Time (other than Excluded Shares (as defined below)) shall become and be converted into the right to receive (i) $23.50 in cash without interest and (ii) one-tenth of a Secondary Participation Interest (as defined below), provided, however, that no fractional Secondary Participation Interests shall be issued, holders of Company Common Stock who would otherwise receive fractional Secondary Participation Interests shall not be entitled thereto and such holders shall receive their respective pro rata portion of the cash proceeds (net of aggregate commissions and any other selling expenses) obtained from the Exchange Agent (as hereinafter defined) batching such fractional Secondary Participation Interests together with the fractional Secondary Participation Interests that would otherwise be received by holders of options and warrants pursuant to Section 1.5 into the nearest aggregate whole number of Secondary Participation Interests (collectively, the "Batched Secondary Participation Interests") and effecting the sale (the "Batched Sales") of the Batched Secondary Participation Interests on the open market at prevailing prices in accordance with Section 1.3(c) (collectively the consideration described in the foregoing clauses (i) and (ii), including any cash payment from the proceeds of the Batched Sales, is referred to herein as the "Merger Consideration"). As of the Effective Time, each share of Company Common Stock held directly or indirectly by the Acquiror, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, and shares held as treasury stock of the Company, shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

  (b) The shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall become shares of the Surviving Corporation after the Merger and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation.

  (c) "Excluded Shares" shall mean (i) shares of Company Common Stock the holder of which (the "Dissenting Stockholder"), pursuant to the State Corporation Law providing for dissenters' or appraisal rights, is entitled to receive payment in accordance with the provisions of such State Corporation Law, such holder to have only the rights provided in such State Corporation Law (the "Dissenters' Shares"), (ii) shares of Company Common Stock held directly or indirectly by the Acquiror, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted and (iii) shares of Company Common Stock held as treasury stock by the Company.

  Section 1.3. Exchange Procedures. (a) At and after the Effective Time, each certificate (each a "Certificate") previously representing shares of Company Common Stock shall represent only the right to receive the Merger
Consideration (without interest on the cash portion thereof).

  (b) As of the Effective Time, (i) the Acquiror shall deposit, or shall cause to be deposited, with ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 1.3, the amount constituting the cash portion of the Merger Consideration to be paid pursuant to Section 1.2, and (ii) the Company shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, one or more certificates representing (x) the Secondary Participation Interests to be distributed to holders of Company Common Stock in exchange for their Certificates pursuant to this Section 1.3 and (y) the Batched Secondary Participation Interests to be sold by the Exchange Agent on behalf of the Company in the Batched Sales pursuant to Sections 1.2 and 1.3(c).

  (c) As soon as practicable after the Effective Time, the Acquiror shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other reasonable provisions as the Acquiror may determine; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. In addition, as soon as practicable after the Effective Time, the Batched Secondary Participation Interests shall be sold on the open market at prevailing prices by means of the Batched Sales. The Exchange Agent shall be instructed by the Surviving Corporation to effect the Batched Sales on behalf of the Surviving Corporation, through the use of one or more broker-dealers, over a period of time following the Effective Time and in a manner designed not to adversely affect the market prices of the Secondary Participation Interests. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the cash portion of the Merger Consideration and a certificate representing such number of Secondary Participation Interests which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash portion of the Merger Consideration. In the event of a transfer of ownership of any shares of Company Common Stock not registered in the transfer records of the Company, a check for the cash portion of the Merger Consideration and a certificate representing the applicable number of Secondary Participation Interests may be issued to the transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable discretion of the Acquiror and the Exchange Agent, (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

  (d) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Acquiror or the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Plan in accordance with the procedures set forth in this Section 1.3.

  (e) Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the stockholders of the Company for one year after the Effective Time shall be repaid or delivered, as applicable, by the Exchange Agent to the Acquiror. Any stockholders of the Company who have not theretofore complied with this Section 1.3 shall thereafter look only to the Acquiror for payment of their Merger Consideration deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Plan without any interest on the cash portion of the Merger Consideration. If outstanding Certificates are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Acquiror (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of the Acquiror, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Plan.

  Section 1.4. Dissenters' Rights. Any Dissenting Stockholder who shall be entitled to be paid the "fair value" of his or her Dissenters' Shares, as provided in Section 262 of the State Corporation Law, shall not be entitled to the Merger Consideration, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the State Corporation Law, and shall be entitled to receive only the payment to the extent provided for by Section 262 of the State Corporation Law with respect to such Dissenters' Shares. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenters' Shares held by such Dissenting Stockholder shall thereupon be treated as though such Dissenters' Shares had been converted into the right to receive the Merger Consideration pursuant to Section 1.2.

  Section 1.5. Options. At the Effective Time, each option or warrant granted by the Company pursuant to the Company Stock Plans to purchase shares of Company Common Stock, which is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested and exercisable, shall be terminated and each grantee thereof shall be entitled to receive from the Company, in lieu of each share of Company Common Stock that would otherwise have been issuable upon exercise, (A) an amount in cash computed by multiplying (i) the difference between (x) $23.50 and (y) the per share exercise price applicable to such option or warrant by (ii) the number of such shares of Company Common Stock subject to such option or warrant, (B) to the extent applicable, the number of Participation Interests reserved for issuance upon exercise of such stock options, and (C) one-tenth of a Secondary Participation Interest for every share of Company Common Stock subject to such option or warrant, provided however, that no fractional Secondary Participation Interests shall be issued, holders of such options or warrants who would otherwise receive fractional Secondary Participation Interests shall not be entitled thereto and such holders shall receive their respective pro rata portion of the aggregate net cash proceeds (determined under Section 1.2) obtained from the Batched Sales. The Company agrees to use its best efforts to take or cause to be taken all action necessary under such options to provide for such termination and payment, including obtaining any necessary consents from grantees. The Company will make the payments required to be made to grantees of options under this Section 1.5 immediately prior to the Effective Time.

  Section 1.6. Alternative Structure. Notwithstanding anything in this Plan to the contrary, the Acquiror may specify that, before or after the Merger, the Company, the Acquiror, the Bank and any other subsidiary or affiliate of the Acquiror shall enter into transactions other than those described in Article I hereof in order to effect the purposes of this Plan, and the Company and the Acquiror shall take all action necessary and appropriate to effect, or cause to be effected, such transactions; provided, however, that no such specification may (i) materially and adversely affect the timing of the consummation of the transactions contemplated herein or the tax effect or economic benefits of the Merger to the holders of Company Common Stock, Participation Interests or Secondary Participation Interests, or (ii) cause any event or condition to exist which constitutes or, after notice or lapse of time or both, would constitute a breach of Section 4.20 hereof.

  Section 1.7. Issuance of Secondary Participation Interests. Prior to the Effective Date, the Bank shall have issued to the Company and the Company shall have delivered to the Exchange Agent pursuant to Section 1.3, certificates representing the secondary contingent litigation recovery participation interests in substantially the form attached hereto as Annex 4.21(b) (the "Secondary Participation Interests").

                    ARTICLE II. CONDUCT PENDING THE MERGER

  Section 2.1. Conduct of the Company's Business Prior to the Effective
Time. Except as expressly provided in this Plan or the Option Agreement or as agreed to by the Acquiror, during the period from the date of this Plan to the Effective Time, the Company shall, and shall cause its Subsidiaries (as defined below) to, (i) conduct its business and maintain its books and records in the usual, regular and ordinary course consistent with past practice, (ii) use its commercially reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) except as required by applicable law, take no action which would adversely affect or delay the ability of the Company, the Bank, the Acquiror, or the Merger Sub to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Plan and
(iv) except as required by applicable law, take no action that could be deemed to have a Material Adverse Effect (as defined in Section 3.2 hereof) on the Company. As used in this Plan, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

  Section 2.2. Forbearance by the Company. It is contemplated that during the period from the date of this Plan to the Effective Time, the Company shall continue to operate in accordance with the 1996 Cal Fed Bancorp Inc. Business Plan as in effect on the date hereof, a copy of which has been made available to Acquiror, or the 1997 Cal Fed Bancorp Inc. Business Plan when such a plan is adopted and put into effect. Notwithstanding the foregoing, during the period from the date of this Plan to the Effective Time, and except as contemplated by this Plan (including, without limitation, Section 1.7 hereof) or the Option Agreement or as set forth in Section 2.2 of the Company's Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries, without the prior written consent of the Acquiror, to:

    (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person; provided, however, that neither the Company nor any of its Subsidiaries shall incur any indebtedness for borrowed money (including reverse repurchase agreements) with a final maturity date on or after July 28, 1998.

    (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock (except for dividends paid by the Bank to the Company) or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any right or option to acquire, or securities evidencing a right to convert into or acquire, any shares of its capital stock (except for regular quarterly cash dividends on the Series B Preferred Stock (as defined below) at the rate set forth in the certificate of designation for such stock and except pursuant to the Rights Agreement), or issue any additional shares of capital stock except pursuant to (i) the exercise of stock options or warrants outstanding as of the date hereof as previously disclosed to the Acquiror and on the terms in effect on the date hereof, (ii) the Option Agreement and (iii) the conversion of 6 1/2% Subordinated Notes;

    (c) other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any person, except pursuant to contracts or agreements in force at the date of this Plan and disclosed to Acquiror;

    (d) enter into, renew or amend any employment agreement with any employee or director, increase in any manner the compensation or fringe benefits of any of its employees or directors, or create or institute, or make any payments pursuant to, any severance plan, bonus plan, incentive compensation plan, or package, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to, or otherwise establish any trust or account related to, any Employee Plan (as defined in Section 3.3(o)), with or for the benefit of any employee, other than general increases in compensation in the ordinary course of business consistent with past practice or any amendment to any Employee Plan required by applicable law (provided that the Company shall use its best efforts to minimize the cost of any such amendment as permitted under such applicable law), or voluntarily accelerate the vesting of any stock options or other compensation or benefit;

    (e) other than in the ordinary course of business consistent with past practice, make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any person; provided, however, that no investment or series of related investments shall be made in an amount in excess of $1,000,000 except in (i) securities which would be reported under the caption "cash and cash equivalents" on the Company's consolidated statement of financial condition and (ii) federal government securities with a maturity of not more than two (2) years, provided further, however, that in no event shall the Company or any of its Subsidiaries make any acquisition of equity securities or business operations without the Acquiror's prior consent;

    (f) enter into, renew or terminate any contract or agreement, or make any change in any of its leases or contracts, other than any lease, contract or agreement involving aggregate payments of $250,000 or less per annum, and either (i) having a term of less than or equal to one year or (ii) which may be terminated with notice of thirty days without payment by the Company or any of its Subsidiaries of a fee, penalty or other payment;

    (g) settle any claim, action or proceeding involving any liability of the Company or any of its Subsidiaries for money damages in excess of $250,000, exclusive of contributions from insurers, or involving material restrictions upon the business or operations of the Company or any of its Subsidiaries;

    (h) except in the ordinary course of business, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

    (i) make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except for loans, advances or commitments in amounts (A) less than $1,000,000 made in the ordinary course of business consistent with past practice and made in conformity with all applicable policies and procedures or (B) greater than $1,000,000 if such loans, advances or commitments conform to the Company's present written loan underwriting policies;

    (j) except as contemplated by Section 4.2, change its method of accounting as in effect at December 31, 1995, except as required by changes in generally accepted accounting principles ("GAAP") as concurred in by the Company's independent auditors, or as required by regulatory accounting principles or regulatory requirements;

    (k) enter into any new activities or lines of business, or cease to conduct any material activities or lines of business that it conducts on the date hereof, or conduct any material business activity not consistent with past practice;

    (l) amend its certificate of incorporation, by-laws or other similar governing documents;

    (m) make any capital expenditure other than (A) in accordance with the 1996 Cal Fed Bancorp Inc. Business Plan or the 1997 Cal Fed Bancorp Inc. Business Plan, as applicable, or (B) as necessary to maintain its assets in good repair; provided, however, that no capital expenditure (other than expenditures in accordance with the 1996 Cal Fed Bancorp Inc. Business Plan or the 1997 Cal Fed Bancorp Inc. Business Plan, as applicable) shall be made which individually or in the aggregate with all other capital expenditures exceeds $1,500,000;

    (n) settle, compromise, dismiss or cease prosecution of the Goodwill Litigation; or sell, transfer, assign, distribute or convey all or part of, or otherwise take any action that could reasonably be expected to adversely affect the value of, its rights or interest in the Goodwill Litigation;

    (o) hold any formal meeting with the Appeals Office of the Internal Revenue Service or any similar state taxing authority to settle or compromise any audit, examination or other proceeding with respect to any federal or state income tax liability of the Company or any of its Subsidiaries without prior notification to Acquiror and allowing a representative of Acquiror to attend, but not participate in, such formal meeting;

    (p) execute Form 870-AD or comparable document agreeing to the finality of any audit, examination or other proceeding with respect to any federal or state income tax liability of the Company or any of its Subsidiaries; or

    (q) agree to, or make any commitment to, take any of the actions prohibited by this Section 2.2.

  Section 2.3. Cooperation. The Company shall cooperate with Acquiror and Merger Sub in completing the transactions contemplated hereby and shall not take, cause to be taken or agree or make any commitment to take any action:
(i) that is intended or may reasonably be expected to cause any of its representations or warranties set forth in Article III hereof not to be true and correct, or (ii) that is inconsistent with or prohibited by Section 2.1 or
Section 2.2; except in any case as may be required by law, rule or regulation.

                  ARTICLE III. REPRESENTATIONS AND WARRANTIES

  Section 3.1. Disclosure Letters. On or prior to the date hereof, the Company has delivered to the Acquiror, and the Acquiror has delivered to the Company, a letter (as the case may be, its "Disclosure Letter") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of its representations and warranties (and making specific reference to the Section of this Plan to which they relate); provided, however, that the mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 3.2).

  Section 3.2. Definitions. As used in this Plan, (A) the term "Material Adverse Effect" means an effect which (i) is material and adverse to the business, properties, assets, liabilities, financial condition or results of operations of the Company or the Acquiror, as the context may dictate, and its Subsidiaries taken as a whole, or (ii) significantly and adversely affects the ability of the Company or the Acquiror, as the context may dictate, to consummate the Merger by March 31, 1997 (or such later date as provided in Section 6.1(c)), or to perform its material obligations hereunder, provided however, that any actions taken by the Company or any of its Subsidiaries at the request of Acquiror with respect to the matters described in Sections 4.2 or 4.24 of this Plan or the Benefits Letter (as defined in Section 4.3 hereof) or any consequences of such actions shall not, individually or in the aggregate, constitute a Material Adverse Effect on the Company; and (ii) the term "to the best knowledge of the Company" means the actual knowledge of the following officers of the Company: the President and Chief Executive Officer, the Executive Vice President, Controller and Co-Principal Financial Officer, the Executive Vice President, Treasurer and Co-Principal Financial Officer, the Executive Vice President, General Counsel and Secretary, the Executive Vice President--Human Resources and Administration and the Executive Vice President--Investor Relations; the Executive Vice President--Retail Bank, the Executive Vice President--Residential Lending and the Executive Vice President--Credit Cycle Management.

  Section 3.3. Representations and Warranties of the Company. The Company represents and warrants to the Acquiror that:

    (a) Recitals True. The facts set forth in the Recitals of this Plan with respect to the Company are true and correct in all material respects.

    (b) Capital Stock. All outstanding shares of capital stock of the Company and its Subsidiaries are duly authorized, validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights. As of the date hereof, the Bank has 100,000,000 authorized shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding, and 25,000,000 authorized shares of preferred stock of which 3,800,000 shares have been designated and 150,403 formerly issued shares of 7 3/4% Noncumulative Convertible Preferred Stock, Series A have been called, but are unexchanged, and 1,725,000 shares have been designated and 1,725,000 shares are issued and outstanding as 10 5/8% Noncumulative Perpetual Preferred Stock, Series B (the "Series B Preferred Stock"). Except for the Series B Preferred Stock, the shares of capital stock of each of the Company's Subsidiaries are owned directly or indirectly by the Company free and clear of all liens, claims, encumbrances and restrictions on transfer, and there are no Rights with respect to such capital stock.

    (c) Qualification. Each of the Company and its Subsidiaries has the power and authority, and is duly qualified in all jurisdictions where such qualification is required, to carry on its business as it is now being conducted and to own all its properties and assets, and it has all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted.

    (d) Subsidiaries. The only Subsidiaries of the Company are those listed on Section 3.3(d) of the Company's Disclosure Letter. The Bank is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund (the "SAIF") to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by the Bank. Each of the other Subsidiaries of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The minute books of the Company and each of its Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since December 31, 1993 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

    (e) Authority and Stockholder Approvals.

      (i) Each of the Company and the Bank has the requisite corporate power and authority to execute and deliver this Plan and, subject to the receipt of all necessary stockholder and regulatory approvals, consents or nonobjections, as the case may be, and to the receipt by the Bank of board and stockholder approval (collectively, the "Bank Merger Approval") to the definitive documents to be used to effect the Bank Merger (the "Bank Merger Documents"), to consummate the transactions contemplated hereby. Subject in the case of the Company to the receipt of required stockholder approval of this Plan by the holders of the Company Common Stock and in the case of the Bank to the receipt of the Bank Merger Approval, the execution and delivery of this Plan and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Company and the Bank. This Plan has been duly and validly executed and delivered by each of the Company and the Bank and (assuming due authorization, execution and delivery by the Acquiror) constitutes a valid and binding agreement of the Company and the Bank enforceable against each entity in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      (ii) The affirmative vote of at least a majority of the outstanding shares of Company Common Stock entitled to vote on this Plan is the only vote of holders of any of the capital stock of the Company or any of its Subsidiaries required for approval of this Plan and consummation of the Merger.

    (f) No Violations; Consents and Approvals.

      (i) Neither the execution, delivery and performance of this Plan by the Company or the Bank nor the consummation by the Company or the Bank of the transactions contemplated hereby will constitute (A) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries (or any of their respective properties) is subject, or enable any person to enjoin the Merger, the Bank Merger or the other transactions contemplated hereby and thereby, (B) a breach or violation of, or a default under, the certificate of incorporation or by-laws or similar organizational documents of the Company or any of its Subsidiaries or (C) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be bound or affected, provided, however, that with respect to the Bank and the Bank Merger, the foregoing representation is subject to the execution and delivery of the Bank Merger Documents and the receipt of Bank Merger Approval.

      (ii) Except for (A) the filing of an application with the Office of Thrift Supervision (the "OTS") and approval of such application, (B) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of the Company's stockholders to be held in connection with this Plan and the transactions contemplated hereby (the "Proxy Statement"), (C) the adoption of the agreement of merger (within the meaning of Section 251 of the State Corporation Law) contained in this Plan by the requisite vote of the stockholders of the Company, (D) the filing of the certificate of merger with the Secretary of State of the State of Delaware pursuant to the State Corporation Law (the "Certificate of Merger"), (E) the consents and approvals set forth in Section 3.3
    (f)(ii) of the Company's Disclosure Letter, (F) the filing with the OTS of a registration statement covering the issuance and distribution of the Secondary Participation Interests and the declaration of the effectiveness of such registration statement, and (G) such consents and approvals of third parties which are not Governmental Entities (as defined below) the failure of which to obtain will not have and would not be reasonably expected to have a Material Adverse Effect on the Company, no consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with the execution and delivery by the Company of this Plan and the Option Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby, and the Company knows of no reason why the Requisite Regulatory Approvals (as defined in Section 5.1(b)) should not be obtained.

    (g) Financial Statements. The Company has previously made available to the Acquiror copies of (i) the consolidated statements of financial condition of the Bank and its Subsidiaries as of December 31 for the fiscal years 1994 and 1995, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, as reported in the Bank's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the OTS under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent auditors with respect to the Bank, (ii) the unaudited consolidated statements of financial condition of the Company and its Subsidiaries as of March 31, 1995 and March 31, 1996 and the related unaudited consolidated statements of operations and cash flows for each of the three-month periods then ended, as reported in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1996 filed with the SEC under the Exchange Act, and (iii) the unaudited internal report to the Company's Board setting forth financial results for the six months ended June 30, 1996. The December 31, 1995 consolidated statement of financial condition of the Bank (including the related notes, where applicable) fairly presents the consolidated financial position of the Bank and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.3(g) (including the related notes, where applicable) fairly present, and the financial statements referred to in
  Section 4.17 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of the entity or entities to which they relate for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements (including the related notes, where applicable) complies, and the financial statements referred to in Section 4.17 hereof will comply, in all material respects, with applicable accounting requirements and with the published rules and regulations of the OTS or the SEC, as applicable, with respect thereto, and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 4.17 will be, prepared in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q.

    (h) Company Reports.

      (i) The Company has previously made available to the Acquiror an accurate and complete copy of each (A) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by the Company with the SEC, or filed by the Bank with the OTS, as the case may be, pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act (the "Company Reports") and (B) communications mailed by the Company or by the Bank, as the case may be, to its stockholders since January 1, 1994, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Except as set forth in Section 3.3(h)(i) of the Company's Disclosure Letter, each of the Company and the Bank has timely filed all Company Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Company Reports complied in all material respects with the published rules and regulations of the SEC or the OTS, as applicable, with respect thereto.

      (ii) The Company and each Company Subsidiary have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 1993 with (i) the SEC, (ii) the OTS, (iii) the FDIC,
    (iv) the SAIF, (v) the Federal Housing Finance Board ("FHFB"), (vi) the Federal Home Loan Bank of San Francisco ("FHLBSF"), (vii) any state banking commission or other regulatory authority ("State Regulator"), and (viii) the National Association of Securities Dealers, Inc. and any other self-regulatory organization ("SRO") (collectively, the "Regulatory Agencies"), and all other material reports and statements required to be filed by them since December 31, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the OTS, the FDIC, SAIF, FHFB, FHLBSF, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries, and except as set forth in Section 3.3(h)(ii) of the Company's Disclosure Letter, no Regulatory Agency has initiated any proceeding or, to the best knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 1993. Except as set forth on Section 3.3(h)(ii) of the Company's Disclosure Letter, there is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries.

    (i) Absence of Certain Changes or Events. Except as disclosed in the Company Disclosure Letter or the Company Reports filed prior to the date of this Plan, true and complete copies of which have been provided by the Company to the Acquiror, since December 31, 1995, (A) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with past practice, and (B) there has not been any change in the assets, liabilities, financial condition, properties, business, or results of operations of the Company or its Subsidiaries, or any occurrence, development or event of any nature (including without limitation any earthquake or other Act of God), which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

    (j) Taxes.

      (i) Except as set forth in Section 3.3(j) of the Company Disclosure
    Letter: (A) all material Tax Returns required to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects; (B) all Taxes shown on such Tax Returns have been paid in full or adequate provision has been made for any such Taxes in the financial statements of the Company and its Subsidiaries (in accordance with GAAP); (C) there is no audit examination, deficiency assessment, or refund litigation currently pending with respect to any Taxes of the Company or any of its Subsidiaries; (D) all Taxes due with respect to completed and settled examinations or concluded litigation relating to the Company or any of its Subsidiaries have been paid in full or adequate provision has been made for any such amounts in the financial statements of the Company and its Subsidiaries (in accordance with GAAP); (E) no extensions or waivers of statutes of limitations have been given by or requested with respect to any Taxes of the Company or any of its Subsidiaries; and (F) there are no material liens for Taxes upon the assets or property of any of the Company or its Subsidiaries except for statutory liens for current Taxes not yet due.

      (ii) As used in this Plan, (A) the term "Tax" or "Taxes" means taxes and other impost, levies, assessments, duties, fees or charges imposed or required to be collected by any federal, state, county, local, municipal, territorial or foreign governmental authority or subdivision thereof, including, without limitation, income, excise, gross receipts, ad valorem, profits, gains, property, sales, transfer, use, payroll, employment, severance, withholding, duties, intangible, franchise, personal property, and other taxes, charges, levies or like assessments, together with all penalties and additions to tax and interest thereon, and (B) the term "Tax Return" shall mean any return, report, information return or other document (including elections, declarations, disclosures, schedules, estimates, and other returns or supporting documents) with respect to Taxes.

    (k) Absence of Claims; Undisclosed Liabilities.

      (i) No litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against the Company or any of its Subsidiaries, or challenging the validity or propriety of the transactions contemplated by this Plan or the Option Agreement, and, to the best knowledge of the Company, except as set forth in Section 3.3 (k)(i) of the Company's Disclosure Letter, no such litigation, proceeding, controversy, claim or action has been threatened, in each case as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate have or be reasonably expected to have a Material Adverse Effect on the Company. There are no claims (statutory or otherwise), demands, proceedings or other actions pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries by
    (A) any of their present or former employees or (B) any person who sought to become employed by the Company or any of its Subsidiaries.

      (ii) Except as set forth in Section 3.3(k)(ii) of the Company Disclosure Letter, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company.

      (iii) Except (A) as set forth in Section 3.3(k)(iii) of the Company's Disclosure Letter, (B) for those liabilities that are fully reflected or reserved against on the consolidated statement of financial condition of the Company as of March 31, 1996 and (C) for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 1996 that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

    (l) Absence of Regulatory Actions. Except as set forth in Section 3.3(l) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depositary institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators") nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

    (m) Agreements.

      (i) Except for the Option Agreement, the Company and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date hereof that has not been filed with, or incorporated by reference in the Company Reports. Except as disclosed in the Company Reports filed prior to the date of this Plan or in Section 3.3(m)(i) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to an oral or written (A) consulting agreement (including data processing, software programming and licensing contracts) involving the payment of more than $250,000 per annum, in the case of any such agreement with an individual, or $250,000 per annum, in the case of any other such agreement, (B) agreement with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered or any payments or rights are accelerated, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Plan or the Option Agreement and which provides for the payment of more than $150,000, (C) agreement with respect to any executive officer of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of more than $100,000 per annum, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan or the Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan or the Option Agreement or (E) except as set forth in Section 3.3(m)(i)(E) of the Company's Disclosure Letter, agreement containing covenants that limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, the Company (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency). Each contract, arrangement, commitment or understanding with an aggregate annual payment by the Company or the Bank of $250,000 or more, whether or not set forth in
    Section 3.3(m)(i) of the Company's Disclosure Letter, is referred to herein as a "Material Company Contract". The Company has previously delivered to Acquiror true and correct copies of each Material Company Contract.

      (ii) Except as set forth in Section 3(m)(ii) of the Company's Disclosure Letter, (A) each Material Company Contract is a valid and binding obligation of the Company or one of its Subsidiaries and is in full force and effect, (B) the Company and each of its Subsidiaries have in all material respects performed all obligations required to be performed by it to date under each Material Company Contract, (C) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of the Company or any of its Subsidiaries under any such Material Company Contract, except where such default, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on the Company and (D) no other party to such Material Company Contract is, to the best knowledge of the Company, in default in any respect thereunder.

    (n) Labor Matters. Neither the Company or any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor, to the best knowledge of the Company, is there any strike, other labor dispute or organizational effort involving the Company or any of its Subsidiaries pending or threatened.

    (o) Employee Benefit Plans. Section 3.3(o) of the Company Disclosure Letter contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, employment, termination, severance, medical, health and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto in respect to any present or former directors, officers, or other employees of the Company or any of its Subsidiaries (hereinafter referred to collectively as the "Employee Plans"). (i) All of the Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither the Company nor any of its Subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company to a material tax or penalty imposed by either Section 4975 or 4976 of the Code or Section 502 of ERISA; and all contributions required to be made under the terms of any Employee Plan have been timely made or have been reflected on the balance sheets contained or incorporated by reference in the Reports; (ii) no liability to the Pension Benefit Guaranty Corporation (the "PBGC") (except for payment of premiums) has been incurred, and no condition exists that presents a material risk to the Company or any ERISA Affiliate (as defined below) of incurring such a liability, with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by the Company or any entity (an "ERISA Affiliate") which is considered one employer with the Company under Section 4001 of ERISA or
  Section 414 of the Code (an "ERISA Affiliate Plan"); and no proceedings have been instituted to terminate any Pension Plan or ERISA Affiliate Plan;
  (iii) no Pension Plan or ERISA Affiliate Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Pension Plan and ERISA Affiliate Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or ERISA Affiliate Plan as of the end of the most recent plan year with respect to the respective Pension Plan or ERISA Affiliate Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or ERISA Affiliate Plan prior to the date hereof, and there has been no material change in the financial condition of any such Pension Plan or ERISA Affiliate Plan since the last day of the most recent plan year; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or ERISA Affiliate Plan within the 12-month period ending on the date hereof; (iv) neither the Company nor any ERISA Affiliate has provided or is required to provide security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code; (v) neither the Company nor any ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980; (vi) each Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service deeming such plan to be so qualified (a "Qualified Plan"); and no condition exists that is likely to result in revocation of any such favorable determination letter; (vii) all Employee Plans covering current or former non-U.S. employees comply in all material respects with applicable local law, and there are no material unfunded liabilities with respect to any Employee Plan which covers such employees;

  (viii) there is no pending or threatened material litigation, administrative action or proceeding relating to any Employee Plan (other than benefit claims made in the ordinary course); (ix) there has been no announcement or commitment by the Company or any Subsidiary to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law; (x) the Company and its Subsidiaries do not have any obligations for retiree health and life benefits under any Employee Plan except as set forth in Section 3.3(o) of the Company's Disclosure Letter, and there are no such Employee Plans that cannot be amended or terminated without incurring any liability thereunder; (xi) except as set forth in Section 3.3(o) of the Company Disclosure Letter, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated herein will automatically accelerate, or give the Company or any Subsidiary the right to accelerate, the time of payment or vesting, or increase the amount, of compensation due to any employee; (xii) except as specifically identified in Section 3.3(o) of the Company Disclosure Letter, and subject to the conditions, limitations and assumptions specified therein, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will result in any payment or series of payments by the Company or any Subsidiary of the Company to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Employee Plan, increase or secure (by way of a trust or other vehicle) any benefits or compensation payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit or compensation, and (xiii) with respect to each Employee Plan, the Company has supplied to the Acquiror a true and correct copy, if applicable, of (A) the two most recent annual reports on the applicable form of the Form 5500 series filed with the Internal Revenue Service (the "IRS"), (B) such Employee Plan, including all amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including all amendments thereto and the most recent financial statements thereof, (D) the most recent summary plan description for such Employee Plan, including all amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan, (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan and (G) the most recent financial statements and auditor's report relating to each Employee Plan, if applicable.

    (p) Title to Assets. The Company and each of its Subsidiaries has good and marketable title to its material properties and assets (including any intellectual property asset such as, without limitation, any trademark, service mark, trade name or copyright) other than (i) as reflected in the Company Reports, (ii) property as to which it is lessee and (iii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted.

    (q) Compliance with Laws. The Company and each of its Subsidiaries:

      (i) holds and has at all times held all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted, except where the failure to hold or make any such permit, license, certificate of authority, order, approval, filing, application or registration, as applicable, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on the Company; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened; and

      (ii) is in compliance, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Americans With Disabilities Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act, except where the failure to be in compliance with any of the foregoing would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on the Company.

    (r) Fees. Other than financial advisory services performed for the Company by CS First Boston Corporation in an amount and pursuant to an agreement both previously disclosed to the Acquiror, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Company, its directors or any Subsidiary of the Company, in connection with the Plan or the Option Agreement or the transactions contemplated hereby.

    (s) Environmental Matters.

      (i) Except as set forth in Section 3.3.(s) of the Company Disclosure Letter, with respect to the Company and each of its Subsidiaries:

        (A) Each of the Company and its Subsidiaries and, to the best knowledge of the Company, the Participation Facilities (as defined below), to the extent of the Company's or any of its Subsidiaries' direct management of such Participation Facility, are, and have been, in substantial compliance with all Environmental Laws (as defined below);

        (B) There is no suit, claim, action, demand, executive or administrative order, directive or proceeding pending or, to the best knowledge of the Company, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or, to the best knowledge of the Company, any Participation Facility relating to the Company's or any of its Subsidiaries' direct management of such Participation Facility (x) for alleged noncompliance with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries;

        (C) To the best knowledge of the Company, the properties currently or formerly owned or operated by the Company or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) are not and were not contaminated with any Hazardous Material (as defined below) that would reasonably be expected to give rise to a Material Adverse Effect on the Company;

        (D) None of it or any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Federal, state, local or foreign Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

      (ii) The following definitions apply for purposes of this Section 3.3(s): (x) "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property; (y) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, requirement or agreement with any Governmental Entity, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended. The term "Environmental Law" includes, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Disposal Amendments thereto), the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (z) "Hazardous Material" means any substance in any concentration which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

    (t) Classified Loans. The Company has identified to Acquiror in writing prior to the date hereof all non-residential loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest bearing assets of the Company and its Subsidiaries with a current contractual balance in excess of $500,000 (with respect to commercial loans) and $750,000 (with respect to multi-family loans) that, as of June 30, 1996 have been criticized or classified by it or any bank examiner as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import. The Company and its Subsidiaries shall, promptly after the end of any quarter following the date of this Plan, inform the Acquiror of any commercial or multifamily loan of the Company or any of its Subsidiaries with a current contractual balance amount in excess of $500,000 or $750,000, respectively, that becomes classified or criticized in a manner described in the previous sentence or any non-residential loan disclosed to Acquiror pursuant to the previous sentence the categorization of which shall have changed, and also shall provide Acquiror with a quarterly schedule or report indicating, by category, the aggregate amounts of all loans of the Company and its Subsidiaries so classified or criticized.

    (u) Delaware Takeover Laws Inapplicable. The Board of Directors of the Company has taken all actions required to be taken by it to provide that this Plan and any amendment or revision thereto, and the transactions contemplated hereby or thereby, shall be exempt from the requirements of
  Section 203 of the State Corporation Law.

    (v) Material Interests of Certain Persons. Except as disclosed in the Company's Proxy Statement for its 1996 Annual Meeting of Stockholders, no officer or director of the Company or any Subsidiary of the Company, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (whether real or personal, tangible or intangible) used in or pertaining to the business of the Company or any of its Subsidiaries.

    (w) Insurance. The Company and its Subsidiaries are presently insured, and since December 31, 1993 have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with prudent banking practice, customarily be insured. All of the insurance policies and bonds maintained by the Company and its Subsidiaries are in full force and effect, the Company and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. No claim by the Company or any of its Subsidiaries on or in respect of an insurance policy or bond has been declined or refused by the relevant insurer or insurers. Between the date hereof and the Effective Time, the Company and its Subsidiaries will use commercially reasonable efforts to maintain the levels of insurance coverage in effect on the date hereof.

    (x) Books and Records. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and all applicable legal and accounting requirements.

    (y) Corporate Documents. The Company has delivered to the Acquiror true and complete copies of (i) its certificate of incorporation and by-laws and
  (ii) the charter, by-laws or other similar governing documents of each of its Subsidiaries, as each of them is in effect on the date hereof.

    (z) Board Action. The Boards of Directors of each of the Company and the Bank (at meetings duly called and held) have by the requisite vote of all directors present (i) determined that the Merger is advisable and (ii) approved this Plan, the Merger and (in the case of the Company's Board of Directors) the Option Agreement and the transactions contemplated hereby and thereby, and at its respective meeting, the Board of Directors of the Company has further determined that the Merger is in the best interests of the Company and its stockholders and has directed that, subject to the provisions of applicable law, this Plan be submitted for consideration by the Company's stockholders at a meeting of such stockholders.

    (aa) Indemnification. Except as set forth in Section 3.3 (aa) of the Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of the Company (a "Covered Person"), and to the best knowledge of the Company, there are no claims for which any Covered Person would be entitled to indemnification under Section 4.7 if such provisions were deemed to be in effect.

    (bb) Loans. Each loan, other than any commercial or other loan the principal amount of which does not exceed $500,000 or $750,000, respectively, reflected as an asset on the consolidated statement of financial condition of the Company and its Subsidiaries as of March 31, 1996, and as of each date subsequent thereto for which the Company shall have delivered financial statements to the Acquiror pursuant to Section
  4.17 hereof, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true and genuine, except where the failure of any such loan to be so evidenced, either individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on the Company, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All such loans and extensions of credit that have been made by the Bank and that are subject to Section 11 of HOLA comply therewith. Section 3.3(bb) of the Company's Disclosure Letter includes (i) a listing of all such loans referred to in the first sentence of this
  Section 3.3(bb) the principal of which is past due or will become due within six months or less of June 30, 1996 and (ii) a listing of each loan, commitment or other borrowing arrangement with any director, executive officer or ten percent stockholder of the Company or any of its Subsidiaries, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

    (cc) Derivatives Contracts; Structured Notes; Etc. Except as set forth in
  Section 3.3 (cc) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that (1) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) in paragraph 3.3(cc) of its Disclosure Letter or disclosed in the Company Reports filed on or prior to the date hereof. All of such Derivative Contracts or other instruments are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. The Company and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the Company's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect on the Company.

    (dd) Rights Agreement. The Company has taken all action (including, if required, redeeming all of the outstanding Purchase Rights issued pursuant to the Rights Agreement or amending or terminating the Rights Agreement) necessary to ensure that (i) the execution and delivery of this Plan and the Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the Purchase Rights to be exercised, distributed or triggered, and (ii) except as disclosed in Section 3.3(dd) of the Company's Disclosure Letter, the consummation of the Merger will result in the expiration of the Purchase Rights.

  Section 3.4. Representations and Warranties of the Acquiror. The Acquiror represents and warrants to the Company that:

    (a) Recitals True. The facts set forth in the Recitals of this Plan with respect to the Acquiror and Merger Sub are true and correct in all material respects.

    (b) Corporate Qualification. Each of the Acquiror and Merger Sub is in good standing in its jurisdiction of organization and as a foreign corporation in each jurisdiction where the properties owned, leased or operated or the business conducted by it requires such qualification. Each of the Acquiror and Merger Sub has the requisite corporate power and authority (including all federal, state, local and foreign government authorizations) to carry on its respective businesses as they are now being conducted and to own its respective properties and assets.

    (c) Corporate Authority.

      (i) The Acquiror has the requisite corporate power and authority to execute and deliver this Plan and, subject to the receipt of all required regulatory approvals, consents or nonobjections, as the case may be, to consummate the transactions contemplated hereby. The execution and delivery of this Plan and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Acquiror. This Plan has been duly and validly executed and delivered by the Acquiror and (assuming due authorization, execution and delivery by the Company) this Plan constitutes a valid and binding agreement of the Acquiror, enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      (ii) Merger Sub has the requisite corporate power and authority to execute and deliver this Plan and, subject to the receipt of all required regulatory approvals, consents or nonobjections, as the case may be, to consummate the transactions contemplated hereby. The execution and delivery of this Plan and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporation action of Merger Sub and of the Acquiror as sole stockholder of Merger Sub. This Plan has been duly and validly executed and delivered by Merger Sub and (assuming due authorization, execution and delivery by the Company) this Plan constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    (d) No Violations. The execution, delivery and performance of this Plan by each of the Acquiror and Merger Sub do not, and the consummation of the transactions contemplated hereby by the Acquiror and Merger Sub will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Acquiror or any Subsidiary of the Acquiror, or to which the Acquiror or any of its Subsidiaries (or any of their respective properties) is subject, or enable any person to enjoin the Merger, the Bank Merger or the other transactions contemplated hereby and thereby, (ii) a breach or violation of, or a default under, the certificate of incorporation or by-laws or similar organizational documents of the Acquiror or any of its Subsidiaries or
  (iii) a material breach or violation of, or a material default under (or an event which with due notice or lapse of time or both would constitute a material default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Acquiror or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Acquiror or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be bound or affected.

    (e) Consents and Approvals. Except for (A) the filing of an application with the OTS and approval of such application, (B) the filing with the SEC of the Proxy Statement, (C) the filing of the Certificate of Merger, (D) the filings required in connection with the Bank Merger, and (E) the consents and approvals set forth on Section 3.4(e) of the Acquiror's Disclosure Letter, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by the Acquiror and Merger Sub of this Plan and the consummation by the Acquiror and Merger Sub of the Merger and the other transactions contemplated hereby or the execution and delivery by Acquiror of the Option Agreement and the consummation by the Acquiror of the transactions contemplated thereby, and Acquiror knows of no reason why the Requisite Regulatory Approvals (as defined in Section 5.1(b)) should not be obtained.

    (f) Access to Funds. The Acquiror has, or on the Closing Date will have, all funds necessary to consummate the Merger and pay the aggregate cash portion of the Merger Consideration.

    (g) Board Action. The Board of Directors of the Acquiror, by the requisite vote, has (i) determined that the Merger is advisable and in the best interests of the Acquiror and its stockholders and (ii) approved this Plan, the Merger and the Option Agreement and the transactions contemplated hereby and thereby.

                             ARTICLE IV. COVENANTS

  Section 4.1. Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries shall authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal offer (including, without limitation, any proposal, tender offer or exchange offer to stockholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets, deposits or any equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by the Company's board of directors of its fiduciary duties as advised by such board's counsel with respect to an unsolicited offer from a third party, engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than the Acquiror) conducted heretofore with respect to any of the foregoing. The Company will take the necessary steps to inform promptly the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.1. The Company agrees that it will notify the Acquiror immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company or any of its Subsidiaries, and the Company shall promptly thereafter provide the details of any such communication to the Acquiror in writing. The Company also agrees that it promptly shall request each other person (other than the Acquiror) that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any of its Subsidiaries to return all confidential information heretofore furnished to such person by or on behalf of the Company or any of its Subsidiaries and enforce any such confidentiality agreements.

  Section 4.2. Certain Policies of the Company. At the request of the Acquiror, after the date on which all required federal depository institution regulatory approvals are received and prior to the Effective Time, the Company shall (i) to the extent consistent with GAAP and regulatory accounting principles and requirements, in each case as applied to financial institutions and not objected to by the Company's independent certified public accountants, modify its loan, litigation and real estate valuation policies and practices (including modifying its loan classifications and levels of reserves and establishing specific reserves on loans and REO properties) and its other accounting methods or periods so as to be consistent with those of the Acquiror, (ii) pay or accrue certain expenses, (iii) dispose of certain assets, and (iv) take any other action as Acquiror may reasonably request in order to facilitate and effect the transfer of contractual and other rights to Acquiror and the integration of the businesses and operations of the Company and Acquiror; provided, however, that the Company shall not be required to take such action unless (A) the Acquiror agrees in writing that all conditions to the Acquiror's obligation to consummate the Merger set forth in Article V hereof (other than the expiration of the 30-day statutory waiting period following approval of the Merger by the OTS) have been satisfied or waived,
(B) the Company shall have received a written, irrevocable waiver by the Acquiror of its rights to terminate this Agreement, (C) all of the conditions to the Company's obligation to consummate the Merger (other than the statutory waiting period described above) shall have been satisfied, and (D) Acquiror shall have delivered to the Company documentary evidence reasonably satisfactory to the Company certifying that Acquiror has sufficient cash to pay the aggregate Merger Consideration. The Company's representations, warranties and covenants contained in this Plan shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 4.2. Nothing contained herein shall be deemed to relieve the Company of its obligation to deliver the documents referred to in Section 5.2 hereof on the Effective Date.

  Section 4.3. Employees. Incorporated herein by this reference are the terms of that certain letter of even date herewith from Acquiror to the Company (the "Benefits Letter"), and in the event of any conflict between the provisions of this Agreement and the terms of the Benefits Letter, the terms of the Benefits Letter shall be controlling.

  Section 4.4. Access and Information. Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Acquiror access, during normal business hours during the time period from the date of this Agreement to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to the Acquiror (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which the Company is not permitted to disclose under applicable law), and (ii) all other information concerning its business, properties and personnel as the Acquiror may reasonably request. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Company's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulations, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. The Acquiror will hold all such information in confidence in accordance with the provisions of the confidentiality agreement, dated July 1, 1996, between the Acquiror and the Company (the "Confidentiality Agreement"). No investigation by Acquiror or its representatives shall affect the representations, warranties, covenants or agreements of the Company set forth herein.

  Section 4.5. Regulatory Matters. (a) The parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental authorities which are necessary or advisable to consummate the transactions contemplated by this Plan. The Company and the Acquiror shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or the Acquiror, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any governmental authority in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary or advisable to consummate the transactions contemplated by this Plan and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

  (b) The Acquiror and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Acquiror, the Company or any of their respective Subsidiaries to any governmental authority in connection with the Merger and the other transactions contemplated by this Plan.

  (c) The Acquiror and the Company shall promptly furnish each other with copies of written communications received by the Acquiror or the Company, as the case may be, or any of their respective Subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Plan) from, or delivered by any of the foregoing to, any governmental authority in respect of the transactions contemplated hereby.

  Section 4.6. Antitakeover Statutes. The Company shall take all steps necessary to exempt this Plan and the Option Agreement and the transactions contemplated hereby and thereby from the requirements of any state antitakeover law including, without limitation, Section 203 of the State Corporation Law, by action of its board of directors or otherwise.

  Section 4.7. Indemnification; Directors' and Officers' Insurance. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Plan, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, or employee of the Company, any of the Subsidiaries of the Company or any of their respective predecessors or (ii) this Plan, the Option Agreement, or any of the transactions contemplated hereby or thereby, including, without limitation, any actions taken in accordance with Sections 4.2 or 4.19, whether in any case asserted or arising before or after the Effective Time (collectively, the "Matters"), the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. From and after the Effective Time, through the sixth anniversary of the Effective Date, the Acquiror agrees to indemnify and hold harmless each Indemnified Party, against any costs or expenses (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, action, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement (collectively, "Costs") incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of any of the Matters, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by applicable law. The Acquiror agrees that it will also indemnify for a period of six years from the Effective Date in accordance with and subject to the terms and provisions of this Section 4.7(a) and Section 4.7(b), the advisors of the Company solely for Claims arising out of actions taken by them in accordance with Section 4.2 or 4.19 of this Plan. Notwithstanding anything to the contrary contained herein, all rights to indemnification in respect of any claim (a "Claim") asserted or made within such six year period shall continue until the final disposition of such Claim.

  (b) Any Indemnified Party wishing to claim indemnification under Section 4.7(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Acquiror thereof, but the failure to so notify shall not relieve the Acquiror of any liability it may have to such Indemnified Party except to the extent such failure to notify materially prejudices the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Acquiror; provided, however, that (i) the Acquiror shall have the right to assume the defense thereof and upon such assumption the Acquiror shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Acquiror elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Acquiror and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Acquiror shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Acquiror shall not be liable for any settlement effected without its prior written consent which consent shall not be unreasonably withheld; and provided, further, that the Acquiror shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

  (c) Prior to the Effective Time the Company shall purchase, and for a period of six years after the Effective Time, Acquiror shall use its commercially reasonable efforts to maintain, directors and officers liability insurance "tail" or "runoff" coverage with respect to wrongful acts and/or omissions committed or allegedly committed prior to the Effective Time. Such coverage shall have an aggregate coverage limit over the term of such policy in an amount no less than the annual aggregate coverage limit under the Company's existing directors and officers liability policy, and in all other respects shall be at least comparable to such existing policy.

  (d) In the event Acquiror or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Acquiror assume the obligations set forth in this Section 4.7.

  (e) The provisions of this Section 4.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

  Section 4.8. Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan as soon as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

  Section 4.9. Publicity. The initial press release announcing this Plan shall be a joint press release, and thereafter, subject to the provisions of applicable law and the rules of the New York Stock Exchange, the Company and the Acquiror shall consult with each other prior to issuing any press releases or otherwise making any statements, public or otherwise, with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

  Section 4.10. Proxy Statement. Promptly, but in any event no later than 60 days following the date hereof, the Company shall prepare and file with the SEC the Proxy Statement. Thereafter, the Company shall respond to the comments of the staff of the SEC promptly following receipt thereof, and promptly thereafter shall mail the Proxy Statement to all holders of record (as of the applicable record date) of shares of Company Common Stock. The Company represents and covenants that the Proxy Statement and any amendment or supplement thereto, at the date of mailing to stockholders of the Company and the date of the meeting of the Company's stockholders to be held in connection with the Merger, will be in compliance with all relevant rules and regulations of the SEC and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Acquiror and the Company shall cooperate with each other in the preparation of the Proxy Statement. If requested by the Acquiror, the Company shall employ professional proxy solicitors to assist it in contacting stockholders in connection with the vote on the Merger.

  Section 4.11. Stockholders' Meeting. The Company shall take all action necessary, in accordance with applicable law and its articles of incorporation and by-laws, to convene a meeting of the holders of Company Common Stock as promptly as practicable for the purpose of considering and taking action required by this Plan. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised by such board's counsel, the board of directors of the Company shall recommend that the holders of the Company Common Stock vote in favor of and approve the Merger and adopt this Plan.

  Section 4.12. Notification of Certain Matters. The Company shall give prompt notice to the Acquiror of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Plan and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of the Company and its Subsidiaries taken as a whole to which the Company or any such Subsidiary is a party or is subject; and (b) any material adverse change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries taken as a whole or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each of the Company and the Acquiror shall, and the Acquiror shall cause Merger Sub, when duly incorporated, to, give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Plan. Acquiror shall give prompt notice to the Company of the occurrence or non-occurrence of any event which would or (so far as reasonably can be foreseen at the time of such occurrence or non-occurrence) is reasonably likely to, prevent Acquiror from obtaining the funds necessary to consummate the Merger and pay the aggregate Merger Consideration; provided, however, that the delivery of any notice pursuant to this sentence shall not limit or otherwise affect the remedies available hereunder or otherwise to the Company.

  Section 4.13. Rights Agreement. The Company shall take all action necessary to ensure that this Plan and the Option Agreement and the transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the Purchase Rights to be exercised, distributed or triggered.

  Section 4.14. [INTENTIONALLY OMITTED]

  Section 4.15. Advice of Changes. The Company shall promptly advise the Acquiror of any change or event having a Material Adverse Effect on the Company and each party shall promptly advise the other of any change or event which such party believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time (and on the date prior to the Effective Date), the Company will promptly supplement or amend the Disclosure Letter delivered to the Acquiror in connection with the execution of this Plan to reflect any matter which, if existing, occurring or known at the date of this Plan, would have been required to be set forth or described in such Disclosure Letter or which is necessary to correct any information in such Disclosure Letter which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Letter shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 5.2(b), hereof, or the compliance by the Company with the covenants and agreements made by it herein.

  Section 4.16. Current Information. During the period from the date of this Plan to the Effective Time, the Company will make available one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of the Acquiror and to report the general status of the ongoing operations of the Company and its Subsidiaries. The Company will promptly notify the Acquiror of any material change in the normal course of business or in the operation of the properties of the Company or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the credible threat of significant litigation involving the Company or any of its Subsidiaries, and will keep the Acquiror fully informed of such events.

  Section 4.17. Subsequent Interim and Annual Financial Statements. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Plan, the Company will deliver to the Acquiror its Quarterly Report on Form 10-Q as filed with the SEC under the Exchange Act. As soon as reasonably available, but in no event later than March 31, 1997, the Company will deliver to Acquiror its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the SEC under the Exchange Act.

  Section 4.18. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Plan, or to vest the Surviving Corporation or the Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Bank Merger, respectively, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the Acquiror.

  Section 4.19. Cooperation in Financings. The Company agrees to cooperate with, and provide reasonable assistance to, Acquiror, at Acquiror's expense, in connection with any sale or distribution of securities (whether registered or otherwise) made by Acquiror or any of its affiliates in connection with the consummation of the transactions contemplated hereby including, without limitation, using its reasonable best efforts to (i) making available on a timely basis such financial information of the Company and its Subsidiaries as may reasonably be required in connection with any such sale or distribution;
(ii) obtaining "cold comfort" letters and updates thereof from the Company's independent certified public accountants and opinion letters from the Company's attorneys, with such letter to be in customary form and to cover matters of the type customarily covered by accountants and attorneys in such transactions; and (iii) making available representatives of the Company and its accountants and attorneys in connection with any such sale or distribution, including for purposes of due diligence and marketing efforts related thereto.

  Section 4.20. Goodwill Litigation. Following the Effective Time, the Acquiror shall and shall cause the Bank (and, subject to clause (iii) hereof, any permitted successor to the Bank), as applicable, to (i) take all actions necessary or desirable to pursue the Bank's claims in the Goodwill Litigation,
(ii) file with applicable regulatory agencies such periodic and other reports as are necessary to furnish and update information to holders of the Participation Interests or Secondary Participation Interests, (iii) refrain from taking any action that would violate the requirements of 31 U.S.C.
Section 3727, including, without limitation, any action that would cause an "assignment" (as defined therein) of the claims in the Goodwill Litigation, and (iv) refrain from taking any action to dismiss, settle, compromise or otherwise cease prosecution of the Goodwill Litigation on terms that do not result solely in the payment of cash or other readily monetizable consideration by or on behalf of the United States to the Bank.

  Section 4.21. Litigation Recovery. As soon as is practicable after the receipt of any payment from the United States in settlement of or in satisfaction of a final judgment obtained in the Goodwill Litigation, the Acquiror shall cause the Bank to distribute the applicable portion of such payment in a manner consistent with the terms of the certificates governing the rights of the holders of Participation Interests (a copy of which is attached hereto as Annex 4.21(a)) and the certificates governing the rights of the holders of the Secondary Participation Interests (which will be issued substantially in the form of the certificate attached hereto as Annex 4.21(b)).

  Section 4.22. Registration Statement. Promptly, but in any event no later than 60 days following the date hereof, the Bank shall prepare and file with the OTS a registration statement covering the issuance and distribution of the Secondary Participation Interests (the "Registration Statement"). Thereafter, the Bank shall respond to the comments of the staff of the OTS promptly following receipt thereof, and shall use its best efforts to have the Registration Statement declared effective as soon as possible. The Bank represents and covenants that the Registration Statement and any amendment or supplement thereto, at the date of filing thereof, will be in compliance with all relevant rules and regulations of the OTS and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Acquiror shall cooperate with the Bank in the preparation of the Registration Statement and shall have the right to review the Registration Statement and to provide comments thereon prior to the Bank's filing of the Registration Statement or any amendment thereto with the OTS.

  Section 4.23. XCF Acceptance Corporation. Prior to the Effective Time, the Company and the Bank shall, and shall cause XCF Acceptance Corporation ("XCF") to use its best efforts to take all such actions as Acquiror may reasonably request to ensure that after the Effective Date the 6 1/2% Subordinated Notes are convertible solely into the Merger Consideration.

  Section 4.24. First Citizens Bank Agreement. Promptly following the date of this Plan, the Company shall, pursuant to its rights under the Agreement and Plan of Merger, dated as of April 14, 1996, between the Company and First Citizens Bank, restructure the acquisition by the Company of First Citizens Bank as a branch purchase transaction, and take all other action necessary to consummate such acquisition as restructured, including the amendment and/or withdrawal, as applicable, of its pending applications with the Federal Reserve Board and the Banking Department of the State of California with respect to such transaction as previously structured.

                     ARTICLE V. CONDITIONS TO CONSUMMATION

  Section 5.1. Conditions to Each Party's Obligations. The respective obligations of the Acquiror, Merger Sub (when duly incorporated) and the Company to effect the Merger shall be subject to the satisfaction prior to the Effective Time of the following conditions:

    (a) This Plan and the Merger shall have been approved by the requisite vote of the stockholders of the Company in accordance with applicable law.

    (b) All regulatory approvals, consents and waivers required to consummate the transactions contemplated by this Plan (including without limitation the Merger, the Bank Merger and the registration, issuance and distribution of the Secondary Participation Interests) shall have been obtained and shall remain in full force and effect, and all applicable statutory waiting periods in respect thereof shall have expired (all such approvals and the expirations of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

    (c) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger, the Bank Merger or any other transaction contemplated by this Plan, and no litigation or proceeding shall be pending against the

  Acquiror or the Company or any of their Subsidiaries brought by any Governmental Entity seeking to prevent consummation of the transactions contemplated hereby.

    (d) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger, the Bank Merger or any other transaction contemplated by this Plan.

  Section 5.2. Conditions to the Obligations of the Acquiror. The obligations of the Acquiror and, when duly incorporated, Merger Sub to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

    (a) The Acquiror shall have received from KPMG Peat Marwick LLP, the Company's independent certified public accountants, "comfort" letters, dated (i) the date of the mailing of the Proxy Statement to the Company's stockholders and (ii) shortly prior to the Effective Date, with respect to certain financial information regarding the Company in the form customarily issued by such accountants at such time in connection with transactions of this type.

    (b) (i) The representations and warranties of the Company set forth in Sections 3.3(a), 3.3(b), 3.3(e), 3.3(g), 3.3(l), 3.3(u), 3.3(x), 3.3(z) and
  3.3(dd) of this Plan shall be true and correct in all respects as of the date of this Plan and (except to the extent such representations and warranties speak as of an earlier date and except to the extent modified by actions taken in compliance with this Plan) as of the Effective Date as though made on and as of the Effective Date and (ii) the representations and warranties of the Company set forth in this Plan other than those specifically enumerated in clause (i) hereof shall be true and correct in all respects as of the date of this Plan and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Date as though made on and as of the Effective Date; provided, however, that for purposes of determining the satisfaction of the condition contained in this clause (ii), no effect shall be given to any exception in such representations and warranties relating to the best knowledge of the Company, materiality or a Material Adverse Effect, and provided further, however, that, for purposes of this clause (ii), such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on the Company. The Acquiror shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Effective Date, to the foregoing effect.

    (c) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Date, and the Acquiror shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the co-Principal Financial Officers of the Company, dated the Effective Date, to the foregoing effect.

    (d) The Acquiror shall have received an opinion, dated the Effective Date, from each of Irell & Manella LLP, counsel to the Company, and Vedder, Price, Kaufman & Kammholz, special counsel to the Company, covering the matters set forth on Annex 2 and Annex 3, respectively, and containing in each case, such customary assumptions, qualifications and limitations as are reasonably acceptable to the Acquiror. As to any matter in such opinions which involves matters of fact or matters relating to laws other than the law of the State of California, the General Corporation Law of the State of Delaware or federal securities or banking law, such counsel may rely upon the certificates of officers and directors of the Company and of public officials (as to matters of fact) and opinions of local counsel (as to matters of law), reasonably acceptable to the Acquiror, provided a copy of each such certificate and reliance opinion shall be attached as an exhibit to the opinion of such counsel.

    (e) Acquiror shall have received from the Company, to the extent necessary under the relevant option or warrant agreements, the written consent, in form and substance reasonably satisfactory to Acquiror, of all holders of options or warrants to purchase Company Common Stock (as set forth in the Company

  Disclosure Letter) to the termination of such options (to the extent not exercised prior to the Effective Time) in accordance with the provisions of
  Section 1.5 hereof.

  Section 5.3. Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

    (a) The representations and warranties of the Acquiror set forth in this Plan shall be true and correct in all material respects as of the date of this Plan and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Date as though made on and as of the Effective Date. The Company shall have received a certificate signed on behalf of the Acquiror by the Chief Executive Officer and the Chief Financial Officer of the Acquiror, dated the Effective Date, to the foregoing effect.

    (b) The Acquiror shall have performed, in all material respects, each of its covenants and agreements contained in this Plan. The Company shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Acquiror, dated the Effective Date, to the foregoing effect documentary evidence reasonably satisfactory to the Company, dated the Effective Date, certifying that the Acquiror has sufficient funds to pay the aggregate Merger Consideration.

    (c) The Registration Statement shall have been declared effective by the OTS; and the OTS shall not have issued any order preventing or suspending the use of the Registration Statement or the delivery of the Secondary Participation Interests to the Exchange Agent or the holders of Company Common Stock.

    (d) The Company shall have received an opinion, dated the Effective Date, from each of Skadden Arps Slate Meagher & Flom, counsel to the Acquiror and Merger Sub, and in-house counsel to the Acquiror, covering the matters set forth on Annex 4 and Annex 5, respectively, and containing in each case such customary assumptions, qualifications and limitations as are reasonably acceptable to the Company. As to any matter in such opinions which involves matters of fact or matters relating to laws other than the General Corporation Law of the State of Delaware or federal securities or banking law, such counsel may rely upon the certificates of officers and directors of the Acquiror or Merger Sub and of public officials (as to matters of fact) and opinions of local counsel (as to matters of law), reasonably acceptable to the Company, provided a copy of each such reliance certificate and opinion shall be attached as an exhibit to the opinion of such counsel.

                            ARTICLE VI. TERMINATION

  Section 6.1. Termination. This Plan may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the stockholders of the Company:

    (a) by the mutual consent of the Acquiror and the Company in writing, if the board of directors of each so determines by vote of a majority of the members of its entire board;

    (b) by the Acquiror or the Company by written notice to the other party if either (i) any request or application for a Requisite Regulatory Approval shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Plan;

    (c) by the Acquiror or the Company, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by March 31, 1997 unless the failure to so consummate by such time is due to the breach of any material representation, warranty or covenant contained in this Plan by the party seeking to terminate; provided, however, that in the event the Merger is not consummated by March 31, 1997, as a result of the failure to obtain Requisite Regulatory Approval for reasons entirely unrelated to the financing of the transaction, the capital structure of Acquiror or Merger Sub, the adequacy of Acquiror or Merger Sub's financial condition and/or the prospective effect of such financing, structure or condition on the Bank, the Acquiror may extend the termination date set forth herein to June 30, 1997;

    (d) by the Acquiror or the Company (provided that the Company shall not be entitled to terminate this Plan pursuant to this paragraph (d) if it shall be in material breach of any of its obligations under Section 4.11) if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

    (e) by the Acquiror or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Plan on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Effective Time, unless such breach is waived by the non-breaching party; provided, however, that neither party shall have the right to terminate this Plan pursuant to this
  Section 6.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby pursuant to Section 5.2(b) (in the case of a breach of representation or warranty by the Company) or Section 5.3(a) (in the case of a breach of representation or warranty by the Acquiror);

    (f) by the Acquiror or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Plan on the part of the other party, which breach shall not have been cured or is incapable of being cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto; or

    (g) by the Acquiror, if the Board of Directors of the Company does not publicly recommend in the Proxy Statement that the Company's stockholders approve and adopt this Plan or if, after recommending in the Proxy Statement that stockholders approve and adopt this Plan, the Board of Directors of the Company shall have withdrawn, modified or amended such recommendation in any respect adverse to the Acquiror.

  Section 6.2. Effect of Termination. In the event of the termination of this Plan by either the Acquiror or the Company, as provided above, this Plan shall thereafter become void and there shall be no liability on the part of any party hereto or their respective officers or directors, except that (i) the next to the last sentence of Section 4.4 and Sections 6.2, 8.2 and 8.6 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damage arising out of its willful breach of any provisions of this Plan.

                ARTICLE VII. EFFECTIVE DATE AND EFFECTIVE TIME

  Section 7.1. Effective Date and Effective Time. On such date as Acquiror selects, which shall be within 30 days after the last to occur of the expiration of all applicable waiting periods in connection with the Requisite Regulatory Approvals and the satisfaction or waiver of all other conditions to the consummation of this Plan (other than those conditions relating to the receipt of officer's certificates or attorneys' opinions), or on such earlier or later date as may be agreed in writing by the parties, the Certificate of Merger shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date as may be specified in such Certificate of Merger. The date of such filing or such later effective date is herein called the "Effective Date". The "Effective Time" of the Merger shall be the time of such filing or such other time as set forth in such Certificate of Merger.

                          ARTICLE VIII. OTHER MATTERS

  Section 8.1. Interpretation. When a reference is made in this Plan to Sections or Annexes, such reference shall be to a Section of, or Annex to, this Plan unless otherwise indicated. The table of contents, tie sheet and headings contained in this Plan are for ease of reference only and shall not affect the meaning or interpretation of this Plan. Whenever the words "include", "includes", or "including" are used in this Plan, they shall be deemed followed by the words "without limitation". Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular.

  Section 8.2. Survival. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time shall survive the Effective Time. All other agreements and covenants and all representations and warranties shall be deemed to be conditions of the Plan and shall not survive the Effective Time.

  Section 8.3. Waiver. Prior to the Effective Time, any provision of this Plan may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time by an agreement in writing between the parties hereto approved by their respective boards of directors, except that, after the vote by the stockholders of the Company, no amendment may be made that would contravene any provision of the State Corporation Law.

  Section 8.4. Counterparts. This Plan may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

  Section 8.5. Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Plan, the Option Agreement and of the documents referred to in this Plan and the Option Agreement and in respect of the transactions contemplated herein and therein, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Plan and the Option Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

  Section 8.6. Expenses. Without limiting or affecting the remedies available to the parties hereunder, each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby.

  Section 8.7. Notices. (All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

      If to the Company or the Bank, to:

      Cal Fed Bancorp Inc.
      5700 Wilshire Boulevard
      Los Angeles, California 90036
      (213) 932-2900
      (213) 932-2869 (Fax)

      Attention:

      Edward G. Harshfield
      President and Chief Executive Officer

      With copies to:

      Douglas J. Wallis, Esq.
      Executive Vice President, General Counsel and Secretary
      Cal Fed Bancorp Inc.
      5700 Wilshire Boulevard
      Los Angeles, California 90036
      (213) 932-2900
      (213) 932-2869 (Fax)

      Kenneth Heitz, Esq.
      Irell & Manella LLP
      1800 Avenue of the Stars, Suite 900
      Los Angeles, California 90067
      (310) 277-1010
      (310) 203-7199 (Fax)

      Robert Stucker, Esq.
      Vedder, Price, Kaufman & Kammholz
      222 North LaSalle Street
      Chicago, Illinois 60601
      (312) 609-7500
      (312) 609-5005 (Fax)

      If to the Acquiror or Merger Sub, to:

      First Nationwide Bank, A Federal Savings Bank
      135 Main Street, 20th Floor
      San Francisco, CA 94105
      (415) 904-0167
      (415) 904-0190 (Fax)

      Attention:

      Carl B. Webb
      President and Chief Operating Officer

      With a copy to:

      Christie S. Flanagan, Esq.
      Executive Vice President and General Counsel
      First Nationwide Bank, A Federal Savings Bank
      200 Crescent Court, Suite 1350
      Dallas, TX 75201
      (214) 871-5188
      (214) 871-5199 (Fax)

  Section 8.8. Entire Agreement; Binding Agreement; Third Parties. This Plan, together with the Option Agreement, the Benefits Letter and the Disclosure Letters and all agreements referred to herein, including the Confidentiality Agreement, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as to Section 4.7 and Section 4.20(iii), nothing in this Plan is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Plan.

  Section 8.9. Assignment. This Plan may not be assigned by any party hereto without the written consent of the other parties.

  Section 8.10. Severability. The provisions of this Plan shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Plan, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Plan and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

  Section 8.11. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Plan and shall not be deemed to limit or otherwise affect any of the provisions hereof.

  IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                                          First Nationwide Holdings Inc.,
                                          a Delaware corporation

                                          By: /s/ Glenn P. Dickes
                                             --------------------------------
                                             Name:  Glenn P. Dickes
                                             Title: Vice President

                                          CFB Holdings, Inc.

                                          By: /s/ Glenn P. Dickes
                                             --------------------------------
                                             Name:  Glenn P. Dickes
                                             Title: Vice President

                                          Cal Fed Bancorp Inc.,
                                          a Delaware corporation

                                          By: /s/ Edward G. Harshfield
                                             --------------------------------
                                             Name:  Edward G. Harshfield
                                             Title: President and Chief
                                             Executive Officer

                                          By: /s/ Douglas J. Wallis
                                             --------------------------------
                                             Name:  Douglas J. Wallis
                                             Title: Executive Vice President,
                                                    Secretary and General
                                                    Counsel

                                          California Federal Bank,
                                          A Federal Savings Bank

                                          By: /s/ Edward G. Harshfield
                                             --------------------------------
                                             Name:  Edward G. Harshfield
                                             Title: President and Chief
                                             Executive Officer

                                          By: /s/ Douglas J. Wallis
                                             --------------------------------
                                             Name:  Douglas J. Wallis
                                             Title: Executive Vice President,
                                                    Secretary and General
                                                    Counsel

                                                                         ANNEX 1

                             STOCK OPTION AGREEMENT
                (INCLUDED AS APPENDIX B TO THIS PROXY STATEMENT)

                                                                        ANNEX 2

                      MATTERS TO BE COVERED IN OPINION OF
                              IRELL & MANELLA LLP
              [SUBJECT TO STANDARD EXCEPTIONS AND QUALIFICATIONS]

  (a) The Company has been duly incorporated and is existing and in good standing as a corporation under the laws of the State of Delaware.

  (b) To the best of our knowledge, (i) the shares of capital stock of each of the Company's Subsidiaries are owned directly by the Company or the Bank, as the case may be, and (ii) such shares of capital stock are free and clear of all liens, claims, encumbrances and restrictions on transfer, and (iii) there are no outstanding options, calls or commitments relating to shares of capital stock of the Company or any of its Subsidiaries or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of capital stock of the Company or any of its Subsidiaries; provided, however, that we have assumed, without independent investigation, that, in the case of each agreement entered into by a holder of options or warrants to purchase shares of Company Common Stock which agreement provides for the termination of such option or warrant pursuant to Section 1.5 of the Plan, such agreement is a valid agreement of such holder, binding on and enforceable against such holder in accordance with its terms, and that the Company will comply with all of its obligations under each such agreement that call for any action by the Company on or following the date of this opinion.

  (c) The execution and delivery of the Plan by the Company and the Bank and the consummation by the Company and the Bank of the transactions provided for therein have been duly authorized by all requisite corporate action on the part of the Company and the Bank, respectively. The Company has the corporate power and authority to execute and deliver the Plan and to consummate the transactions contemplated thereby.

  (d) The Plan has been executed and delivered by the Company and the Bank and (assuming the Plan is a valid and binding obligation of the Acquiror and Merger Sub) is a valid and binding obligation of the Company and the Bank, enforceable against the Company and the Bank in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally including, without limitation, preferences and fraudulent conveyances and distributions by a corporation to its stockholders, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

  (e) The execution, delivery and performance by the Company and the Bank of the Plan and the consummation by the Company and the Bank of the transactions contemplated thereby will not result in or constitute a violation of or a default under (i) the Certificate of Incorporation or By-Laws or similar organizational documents of the Company or any of its Subsidiaries, or (ii) any judgment, decree or order to which the Company or any of its Subsidiaries is subject, or any note, bond, indenture, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party, in each case, of which we have knowledge and which the Company has advised us in connection with this transaction is material to the business or financial condition of the Company and its Subsidiaries taken as a whole.

  (f) No consent or approval of, or other action by or filing with, any court or administrative or governmental body which has not been obtained, taken or made is required on the part of the Company or the Bank under the laws of the United States of America or the laws of the State of Delaware or the State of California, or any court order or judgment specifically applicable to the Company or the Bank and of which we have knowledge, for the Company and the Bank to execute and deliver the Plan and to consummate the transactions provided for therein, other than any such consent, approval, action or filing
(i) which may be required as a result of the involvement of the Acquiror in the transactions contemplated by the Agreement because of any other facts specifically pertaining to the Acquiror, (ii) the absence of which is not expected by us, based upon our knowledge of the relevant facts, to have any material adverse effect on the Company or the Surviving Corporation or to deprive the Acquiror of any material benefit under the Plan, or (iii) which can be readily obtained without significant delay or expense to the Acquiror, without loss to the Acquiror of any material benefit under the Plan and without any material adverse effect on the Acquiror or the Company during the period such consent, approval, action or filing was not obtained or effected; provided, however, that we express no opinion with respect to any of the laws of the United States of America applicable to the Bank by reason of it being a federal savings bank. The foregoing opinion relates only to consents, approvals, actions and filings required under (i) laws which are specifically referred to in this opinion, (ii) laws which, in our experience, are normally applicable to transactions of the type provided for in the Plan, and (iii) court orders and judgments disclosed to us by the Acquiror in connection with this opinion.

  (g) All corporate and stockholder actions required to be taken by the Company to exempt Acquiror and its Subsidiaries and the transactions contemplated by the Plan and the Option Agreement from the requirements of
Section 203 of the DGCL have been taken and are in full force and effect.

  (h) Assuming due authorization of the Merger by the Acquiror and Merger Sub, upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Plan, the Merger will be effective in accordance with the laws of the State of Delaware.

  (i) The Proxy Statement, insofar as it constituted a proxy statement for the Special Meeting, as of the date thereof, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, except that we express no opinion as to (i) the financial statements, schedules and other financial, numerical and statistical data included in or incorporated by reference into the Proxy Statement, (ii) any document incorporated by reference into the Proxy Statement, (iii) the exhibits to any document incorporated by reference into the Proxy Statement or
(iv) information relating to the Acquiror or any of its Subsidiaries which was included in the Proxy Statement, and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement or any documents incorporated by reference therein except as set forth in the paragraph immediately following this one.

  In connection with the Merger, we participated in conferences with certain officers and other representatives of the Company at which the contents of the Proxy Statement and related matters were discussed and although we are not passing upon and do not assume any responsibility for the accuracy, fairness or completeness of the statements contained in the Proxy Statement or any information on which they purport to be based and made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that lead us to believe that the Proxy Statement as of the date on which it was mailed to the stockholders of the Company and on the date of the Special Meeting contemplated thereby, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no belief with respect to (i) the financial statements, schedules and other financial, numerical and statistical data included in or incorporated by reference into the Proxy Statement, (ii) the exhibits thereto and the exhibits to any document incorporated by reference into the Proxy Statement, (iii) the documents incorporated by reference therein, (iv) any information relating to the Acquiror or any of its Subsidiaries contained therein or (v) disclosures with respect to matters of federal law or regulation applicable to federal savings banks.

  Whenever our opinion herein with respect to the existence or nonexistence of facts is qualified by the phrase "to our knowledge," or any similar phrase implying a limitation on the basis of knowledge, such phrase means only that the individual attorneys in this firm who devoted substantive attention to the transactions contemplated by the Plan and the Option Agreement do not have actual knowledge that the facts as stated herein are untrue. Unless otherwise expressly stated herein, such persons have not undertaken any investigation to determine the existence or nonexistence of such facts, and no inference as to the extent of their knowledge should be drawn from the fact of their representation of the Company or any of its Subsidiaries in this or any other instance.

  We express no opinion as to the laws of any jurisdiction other than the laws of the United States (other than the laws concerning federal savings banks, as to which we express no opinion), the State of California and the General Corporation Law of the State of Delaware.

                                                                        ANNEX 3

                      MATTERS TO BE COVERED IN OPINION OF
                       VEDDER, PRICE, KAUFMAN & KAMMHOLZ
              [SUBJECT TO STANDARD EXCEPTIONS AND QUALIFICATIONS]

  (a) The Company is a savings and loan holding company duly registered under the Home Owners' Loan Act of 1933, as amended.

  (b) The Bank is an existing federal savings bank, organized under the Home Owners Loan Act of 1933, as amended, and in good standing under the laws of the United States of America.

  (c) Under the laws of the United States of America applicable to the Company or the Bank by reason of the Bank being a federal savings bank, no consent or approval of, or other action by or filing with, any court or administrative or governmental body which has not been obtained, taken or made is required on the part of the Company or the Bank for the Company and the Bank to execute and deliver the Plan and to consummate the transactions provided for therein, other than any such consent, approval, action or filing (i) which may be required as a result of the involvement of the Acquiror in the transactions contemplated by the Agreement because of any other facts specifically pertaining to the Acquiror, (ii) the absence of which is not expected by us, based upon our knowledge of the relevant facts, to have any material adverse effect on the Company or the Surviving Corporation or to deprive the Acquiror of any material benefit under the Plan, or (iii) which can be readily obtained without significant delay or expense to the Acquiror, without loss to the Acquiror of any material benefit under the Plan and without any material adverse effect on the Acquiror, the Company or the Bank during the period such consent, approval, action or filing was not obtained or effected.

  In connection with the Merger, we participated in conferences with certain officers and other representatives of the Company at which certain contents of the Proxy Statement and related matters were discussed and although we are not passing upon and do not assume any responsibility for the accuracy, fairness or completeness of the statements contained in the Proxy Statement or any information on which they purport to be based and made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that lead us to believe that the Proxy Statement as of the date on which it was mailed to the stockholders of the Company and on the date of the Special Meeting contemplated thereby, contained an untrue statement of a material fact with respect to, or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to, matters of federal law or regulation applicable to federal savings banks.

  Whenever our opinion herein with respect to the existence or nonexistence of facts is qualified by the phrase "to our knowledge," or any similar phrase implying a limitation on the basis of knowledge, such phrase means only that the individual attorneys in this firm who devoted substantive attention to the transactions contemplated by the Plan and the Option Agreement do not have actual knowledge that the facts as stated herein are untrue. Unless otherwise expressly stated herein, such persons have not undertaken any investigation to determine the existence or nonexistence of such facts, and no inference as to the extent of their knowledge should be drawn from the fact of their representation of the Company or any of its Subsidiaries in this or any other instance.

  We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America concerning federal savings banks, the offer and issuance of the Secondary Participation Interests under the Securities Act of 1933 and the solicitation of proxies by the Company under the Securities Act of 1934, as amended.

                                                                        ANNEX 4

                      MATTERS TO BE COVERED IN OPINION OF
                       SKADDEN ARPS SLATE MEAGHER & FLOM
              [SUBJECT TO STANDARD EXCEPTIONS AND QUALIFICATIONS]

  (a) The Acquiror has been organized and is existing and in good standing as a corporation under the laws of the State of Delaware.

  (b) FNB has been organized and is existing as a federal savings bank under the laws of the United States of America.

  (c) Merger Sub has been organized and is existing and in good standing as a corporation under the laws of the State of Delaware.

  (d) The execution and delivery of the Plan by each of the Acquiror and Merger Sub and the consummation by each of the Acquiror and Merger Sub of the transactions provided for therein have been duly authorized by all requisite corporate action on the part of each of the Acquiror and Merger Sub, respectively.

  (e) Each of the Acquiror and Merger Sub has the corporate power and authority to execute and deliver the Plan and to consummate the transactions contemplated thereby.

  (f) The Plan has been executed and delivered by each of the Acquiror and Merger Sub and (assuming the Plan is a valid and binding obligation of the Company) is a valid and binding obligation of each of the Acquiror and Merger Sub, enforceable against each of the Acquiror and Merger Sub in accordance with its terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

  (g) No consent or approval of, or other action by or filing with, any court or administrative or governmental body which has not been obtained, taken or made is required under the laws of the United States of America or the laws of the State of Delaware or any court order or judgment specifically applicable to the Acquiror or Merger Sub and actually known to us, for the Acquiror and Merger Sub to execute and deliver the Plan and to consummate the transactions provided for therein, other than any such consent, approval, action or filing
(i) which may be required as a result of your involvement in the transactions contemplated by the Plan because of any other facts specifically pertaining to you, (ii) the absence of which is not expected by us, based upon our actual knowledge of the relevant facts, to have any material adverse effect on the Acquiror, the Company or the Surviving Corporation or to deprive you of any material benefit under the Plan, or (iii) which can be readily obtained without significant delay or expense to the Acquiror, without loss to the Acquiror of any material benefit under the Plan and without any material adverse effect on the Acquiror or the Company during the period such consent, approval, action or filing was not obtained or effected. The foregoing opinion relates only to consents, approvals, actions and filings required under (i) laws which are specifically referred to in this opinion, (ii) laws which, in our experience, are normally applicable to transactions of the type provided for in the Plan, and (iii) court orders and judgments disclosed to us by the Acquiror in connection with this opinion.

                                                                        ANNEX 5

                      MATTERS TO BE COVERED IN OPINION OF
                         IN-HOUSE COUNSEL TO ACQUIROR
              [SUBJECT TO STANDARD EXCEPTIONS AND QUALIFICATIONS]

  The execution, delivery and performance by the Acquiror of the Plan and the consummation by the Acquiror of the transactions contemplated thereby will not result in or constitute a violation of or a default under (i) the Certificate of Incorporation or By-Laws or similar organizational documents of the Acquiror or any of its Subsidiaries, or (ii) any judgment, decree or order to which the Acquiror or any of its Subsidiaries is subject, or any note, bond, indenture, loan agreement or other agreement or instrument to which the Acquiror or any of its Subsidiaries is a party, in each case, which is set forth on the attached list as one of such documents which is material to the business or financial condition of the Acquiror and its Subsidiaries taken as a whole.

                                                                  ANNEX 4.21(a)

              CERTIFICATE GOVERNING THE RIGHTS OF HOLDERS OF THE
                            PARTICIPATION INTERESTS

THE CONTINGENT LITIGATION RECOVERY PARTICIPATION INTERESTS ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THE PARTICIPATION INTERESTS ARE BEING DISTRIBUTED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES STATUTES, AND HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR APPLICABLE STATE SECURITIES AGENCIES. THE RECOVERY PAYMENT MAY BE SUBJECT TO APPLICABLE CAPITAL DISTRIBUTION REGULATIONS.

        [FORM OF CONTINGENT LITIGATION RECOVERY PARTICIPATION INTEREST]

  No. PC-    Participation Interests

             CONTINGENT LITIGATION RECOVERY PARTICIPATION INTEREST

  THIS CERTIFIES THAT    , or registered assigns, is the registered owner of
the right to receive from California Federal Bank, A Federal Savings Bank (the "Bank") five millionths of one percent (0.000005%) of the Litigation Recovery, if any (as hereinafter defined) for each Contingent Litigation Recovery Participation Interest set forth above. As used throughout this Contingent Litigation Recovery Participation Interest (the "Participation Interest"), "Litigation Recovery" means the cash payment, if any, actually received by the Bank in respect of a final, nonappealable judgment in or final settlement of California Federal Bank v. The United States of America, Civil Action No. 92-138C, filed on February 28, 1992, in the United States Court of Federal Claims (the "Litigation"), after deduction of (i) the aggregate expenses incurred previously and hereafter by the Bank in prosecuting the Litigation and obtaining such cash payment, (ii) any income tax liability of the Bank, computed on a pro forma basis, as a result of the Bank's receipt of such cash payment (net of any income tax benefit to the Bank from the payment of a portion of the Litigation Recovery to the holders of Participation Interests (the "Recovery Payment") and disregarding for purposes of this clause (ii) the effect of any net operating loss carryforwards or other tax attributes held by the Bank or any of its subsidiaries or affiliated entities) and (iii) the expenses incurred by the Bank in connection with the creation, issuance and trading of the Participation Interests, including, without limitation, legal and accounting fees and the fees and expenses of the Interest Agent (as hereinafter defined). Payment hereunder shall occur upon presentation and surrender of this Participation Interest in the manner specified in the Participation Agreement at or prior to 5:00 P.M. (New York time) on the Final Payment Date (hereinafter defined) at the principal office of Chemical Trust Company of California, a California trust corporation (the "Interest Agent"), or at the Interest Agent's facility designated for such purpose at Chemical Bank, Securities Window, Room 234, 55 Water Street, New York, New York 10041, or Chemical Trust Company of California, 300 South Grand Avenue, Fourth Floor, Los Angeles, California 90071, or its successor as Interest Agent.

  Payment, if any, on this Participation Interest shall be made to the registered holder hereof as of a date (the "Payment Record Date") that is not less than fifteen days and not later than thirty days following the date of the Payment Notice (as hereinafter defined). The "Payment Notice" shall be notice of the amount of the Litigation Recovery and the Recovery Payment, as well as the Payment Record Date, which notice shall be published or mailed to registered holders of Participation Interests by the Bank. The "Final Payment Date" will be the date that is six months following the date of the Payment Record Date.

  This Participation Interest is subject to all of the terms, provisions and conditions of that certain Agreement Regarding Participation Interests, dated as of June 30, 1995 (the "Participation Agreement"), by and between the Bank and the Interest Agent, which Participation Agreement is hereby incorporated herein by reference and made a part hereof and to which Participation Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Interest Agent, the Bank and the holders of the Participation Interests. Copies of the Participation Agreement are on file at the above-mentioned principal office of the Interest Agent.

  This Participation Interest, upon surrender at the principal office of the Interest Agent or at its facility designated for such purpose at Chemical Bank, Securities Window, Room 234, 55 Water Street, New York, New York 10041, or Chemical Trust Company of California, 300 South Grand Avenue, Fourth Floor, Los Angeles, California 90071, may be transferred, split up, combined or exchanged for another Participation Interest or Participation Interests of like tenor entitling the holder to receive a like aggregate percentage of the Litigation Recovery as the Participation Interest or Participation Interests surrendered shall have entitled such holder to receive; provided, however, that the Bank and Interest Agent shall not be required to effect any such transfer, split up, combination or exchange if any of the resulting Participation Interest(s) would represent a right to receive any percentage of the Litigation Recovery other than five millionths of one percent (0.000005%) or a whole multiple thereof.

  Following the Payment Record Date, the registered holder hereof may receive payment in respect of this Participation Interest only by surrendering this Participation Interest to the Interest Agent at its facility maintained for such purpose at Chemical Bank, Securities Window, Room 234, 55 Water Street, New York, New York 10041, or at the principal office of the Interest Agent, if then different, at or prior to 5:00 P.M. (New York time) on the Final Payment Date. No holder of a Participation Interest shall be entitled to receive any payment with respect thereto until the Participation Interest shall have been surrendered as provided in the preceding sentence and the Participation Agreement. A holder of a Participation Interest shall not be entitled to any interest for the period of time between the date on which the Bank receives any cash payment in connection with the Litigation and the date on which payment is made to such holder in respect of such Participation Interest in accordance with the terms of the Participation Agreement. Any and all Participation Interests not delivered in accordance with the Participation Agreement shall be null and void, and following the Final Payment Date, the Bank and Interest Agent shall have no obligation to make any payment thereon.

  Each holder of a Participation Interest by acceptance of the same acknowledges and agrees that (i) the Bank retains sole and exclusive control of the Litigation and may, among other things, dismiss, settle or cease prosecuting the Litigation at any time without obtaining any cash or other recovery, and (ii) no holder of a Participation Interest shall have any rights against the Bank for any decision regarding the conduct or disposition of the Litigation, including, without limitation, any decision to dispose of the Litigation without a cash recovery by the Bank. In addition, in the event that applicable laws, rules or regulations limit or prevent the distribution of all or any portion of the Litigation Recovery, the Bank shall have no obligation whatsoever to make any payment in excess of the allowable amount, if any.

  All rights of action in respect of the Participation Agreement are vested in the respective registered holders of the Participation Interests; provided, however, that no registered holder of any Participation Interest shall have the right to enforce, institute or maintain any suit, action or proceeding against the Bank to enforce, or otherwise act in respect of, the Participation Interests, unless (a) such registered holder shall have previously given written notice to the Bank of the substance of such dispute, and registered holders of at least one-quarter in interest of the issued and outstanding Participation Interests shall have given written notice to the Bank of their support for the institution of such proceeding to resolve such dispute, (b) written notice of the substance of such dispute and of the support for the institution of such proceeding by such holders shall have been provided by the Bank to the Interest Agent, and (c) the Interest Agent shall not have instituted appropriate proceedings with respect to such dispute within 30 days following the date of such written notice to the Interest Agent, it being understood and intended that no one or more registered holders of Participation Interests shall have the right in any manner whatever by virtue of, or by availing of, any provision of the Participation Agreement to affect, disturb or prejudice the rights of any other registered holders of Participation Interests, or to obtain or to seek to obtain priority in preference over any other holders or to enforce any right under the Participation Agreement, except in the manner herein provided for the equal and ratable benefit of all registered holders of Participation Interests. Except as provided in this paragraph, no holder of a Participation Interest shall have the right to enforce, institute or maintain any suit, action or proceeding to enforce, or otherwise act in respect of, the Participation Interests.

  This Participation Interest shall not be valid or obligatory for any purpose until it shall have been countersigned by the Interest Agent.

  WITNESS the facsimile signature of the proper officers of the Bank and its corporate seal.

Dated:

                                          California Federal Bank, a Federal
                                          Savings Bank

                                          By: _________________________________

                                          Its: ________________________________

ATTEST

Countersigned

-------------------------------------
Interest Agent

By: _________________________________
  Authorized Signature

     [Form of Reverse Side of Contingent Litigation Recovery Participation
                                   Interest]

                                  ASSIGNMENT

               (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH
            HOLDER DESIRES TO TRANSFER THE PARTICIPATION INTEREST.)

  FOR VALUE RECEIVED          hereby sells, assigns and transfers unto

                 (Please print name and address of transferee)

this Participation Interest, together with all right, title and interest
therein, and does hereby irrevocably constitute and appoint          attorney,
to transfer the within Participation Interest on the books of the within-named Bank, with full power of substitution.

Dated:

                                          Signature

                                          Signature Guaranteed:

                                    NOTICE

  The signature to the foregoing Assignment must correspond to the name as written upon the face of this Participation Interest in every particular, without alteration or enlargement or any change whatsoever.

                                                                  ANNEX 4.21(b)

  THE SECONDARY CONTINGENT LITIGATION RECOVERY PARTICIPATION INTERESTS (THE "SECONDARY PARTICIPATION INTERESTS") ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THE SECONDARY PARTICIPATION INTERESTS ARE BEING DISTRIBUTED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES STATUTES, AND HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR APPLICABLE STATE SECURITIES AGENCIES. THE RECOVERY PAYMENT MAY BE SUBJECT TO APPLICABLE CAPITAL DISTRIBUTION REGULATIONS.

   [Form of Secondary Contingent Litigation Recovery Participation Interest]

No. PC-    Secondary Participation Interests

        Secondary Contingent Litigation Recovery Participation Interest

  THIS CERTIFIES THAT    , or registered assigns, is the registered owner of
the right, following the "Effective Date" (as hereinafter defined), to receive from California Federal Bank, A Federal Savings Bank (the "Bank") twenty millionths of one percent (0.00002%) of the Adjusted Litigation Recovery, if any (as hereinafter defined) for each Secondary Contingent Litigation Recovery Participation Interest set forth above. As used throughout this Secondary Contingent Litigation Recovery Participation Interest (the "Secondary Participation Interest"), (I) "Adjusted Litigation Recovery" means sixty percent (60%) of the amount obtained from the following equation: (A) the cash payment (the "Cash Payment"), if any, actually received by the Bank in respect of a final, nonappealable judgment in or final settlement of California Federal Bank v. The United States of America, Civil Action No. 92-138C, filed on February 28, 1992, in the United States Court of Federal Claims (the "Litigation"), minus (B) the sum of the following: (i) the aggregate expenses incurred previously and hereafter by the Bank in prosecuting the Litigation and obtaining such Cash Payment, (ii) any income tax liability of the Bank, computed on a pro forma basis, as a result of the Bank's receipt of such Cash Payment (net of any income tax benefit to the Bank, computed on a pro forma basis, from the payment of a portion of the Adjusted Litigation Recovery to the holders of Secondary Participation Interests), (iii) the expenses incurred by the Bank in connection with the creation, issuance and trading of the Bank's Participation Interests and these Secondary Participation Interests, including, without limitation, legal and accounting fees and the fees and expenses of the Interest Agent (as hereinafter defined), (iv) the payment due to the holders of the Bank's Contingent Litigation Recovery Participation Interests and (v) one-hundred twenty-five million dollars ($125,000,000); (II) "Effective Date" means the effective date of the merger of CFB Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of First Nationwide Holdings Inc. ("FNH") with and into Cal Fed Bancorp, Inc., a Delaware corporation and the holding company of the Bank ("Bancorp") in connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of July 27, 1996 by and among FNH, Bancorp and the Bank. (III) "Income tax liability of the Bank computed on a pro forma basis" means the aggregate amount of any and all relevant items of income, gain, loss or deduction associated with the receipt by the Bank of the Cash Payment multiplied by the highest, combined marginal rate of federal, state and local income taxes in the relevant year and disregarding for purposes of such computation the effect of any net operating loss carryforwards or other tax attributes of the Bank or any of its subsidiaries or affiliated entities; and
(IV) "Income tax benefit to the Bank computed on a pro forma basis" means the aggregate amount of any and all relevant items of income, gain, loss or deduction associated with the payment by the Bank of the Adjusted Litigation Recovery multiplied by the highest, combined marginal rate of federal, state and local income taxes in the relevant year and disregarding for purposes of such computation the effect of any net operating loss carryforwards or other tax attributes of the Bank or any of its subsidiaries or affiliated entities. Payment hereunder shall occur upon presentation and surrender of this Secondary Participation Interest in the manner specified in the Secondary Participation Agreement (hereinafter defined) at or prior to 5:00 P.M. (New York time) on the Final Payment Date (hereinafter defined) at the principal office of ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Interest Agent"), or at the Interest Agent's facility designated for such purpose at Securities Window, 120 Broadway, 13th Floor, New York, New York 10071, or at 15821 Ventura Blvd., Suite 670, Encino, California 91436, or its successor as Interest Agent.

  Payment, if any, on this Secondary Participation Interest shall be made to the registered holder hereof as of a date (the "Payment Record Date") that is not less than fifteen days and not later than thirty days following the date of the Payment Notice (as hereinafter defined). The "Payment Notice" shall be notice of the amount of the Adjusted Litigation Recovery, as well as the Payment Record Date, which notice shall be published or mailed to registered holders of Secondary Participation Interests by the Bank. The "Final Payment Date" will be the date that is six months following the date of the Payment Record Date.

  This Secondary Participation Interest is subject to all of the terms, provisions and conditions of that certain Agreement Regarding Secondary
Contingent Litigation Recovery Participation Interests, dated as of    , 1996
(the "Secondary Participation Agreement"), by and between the Bank and the Interest Agent, which Secondary Participation Agreement is hereby incorporated herein by reference and made a part hereof and to which Secondary Participation Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Interest Agent, the Bank and the holders of the Secondary Participation Interests. Copies of the Secondary Participation Agreement are on file at the above-mentioned principal office of the Interest Agent.

  This Secondary Participation Interest, upon surrender at the principal office of the Interest Agent or at its facility designated for such purpose at Securities Window, 120 Broadway, 13th Floor, New York, New York 10071, or at 15821 Ventura Blvd., Suite 670, Encino, California 91436, may be transferred, split up, combined or exchanged for another Secondary Participation Interest(s) of like tenor entitling the holder to receive a like aggregate percentage of the Adjusted Litigation Recovery as the Secondary Participation Interest(s) surrendered shall have entitled such holder to receive; provided, however, that the Bank and Interest Agent shall not be required to effect any such transfer, split up, combination or exchange if any of the resulting Secondary Participation Interest(s) would represent a right to receive any percentage of the Adjusted Litigation Recovery other than twenty millionths of one percent (0.00002%) or a whole multiple thereof.

  Following the Payment Record Date, the registered holder hereof may receive payment in respect of this Secondary Participation Interest only by surrendering this Secondary Participation Interest to the Interest Agent at its facility maintained for such purpose at Securities Window, 120 Broadway, 13th Floor, New York 10071, or at the principal office of the Interest Agent, if then different, at or prior to 5:00 P.M. (New York time) on the Final Payment Date. No holder of a Secondary Participation Interest shall be entitled to receive any payment with respect thereto until the Secondary Participation Interest shall have been surrendered as provided in the preceding sentence and the Secondary Participation Agreement. A holder of a Secondary Participation Interest shall not be entitled to any interest for the period of time between the date on which the Bank receives any cash payment in connection with the Litigation and the date on which payment is made to such holder in respect of such Secondary Participation Interest in accordance with the terms of the Secondary Participation Agreement. Any and all Secondary Participation Interests not delivered in accordance with the Secondary Participation Agreement shall be null and void, and following the Final Payment Date, the Bank and Interest Agent shall have no obligation to make any payment thereon.

  Each holder of a Secondary Participation Interest by acceptance of the same acknowledges and agrees that (i) the Bank retains sole and exclusive control of the Litigation and may, among other things, dismiss, settle or cease prosecuting the Litigation at any time without obtaining any cash or other recovery, and (ii) no holder of a

Secondary Participation Interest shall have any rights against the Bank for any decision regarding the conduct or disposition of the Litigation, including, without limitation, any decision to dispose of the Litigation without a cash recovery by the Bank. In addition, in the event that applicable laws, rules or regulations limit or prevent the distribution of all or any portion of the Adjusted Litigation Recovery, the Bank shall have no obligation whatsoever to make any payment in excess of the allowable amount, if any.

  All rights of action in respect of the Secondary Participation Agreement are vested in the respective registered holders of the Secondary Participation Interests; provided, however, that no registered holder of any Secondary Participation Interest shall have the right to enforce, institute or maintain any suit, action or proceeding against the Bank to enforce, or otherwise act in respect of, the Secondary Participation Interests, unless (a) such registered holder shall have previously given written notice to the Bank of the substance of such dispute, and registered holders of at least one-quarter in interest of the issued and outstanding Secondary Participation Interests shall have given written notice to the Bank of their support for the institution of such proceeding to resolve such dispute, (b) written notice of the substance of such dispute and of the support for the institution of such proceeding by such holders shall have been provided by the Bank to the Interest Agent, and (c) the Interest Agent shall not have instituted appropriate proceedings with respect to such dispute within 30 days following the date of such written notice to the Interest Agent, it being understood and intended that no one or more registered holders of Secondary Participation Interests shall have the right in any manner whatever by virtue of, or by availing of, any provision of the Secondary Participation Agreement to affect, disturb or prejudice the rights of any other registered holders of Secondary Participation Interests, or to obtain or to seek to obtain priority in preference over any other holders or to enforce any right under the Secondary Participation Agreement, except in the manner herein provided for the equal and ratable benefit of all registered holders of Secondary Participation Interests. Except as provided in this paragraph, no holder of a Secondary Participation Interest shall have the right to enforce, institute or maintain any suit, action or proceeding to enforce, or otherwise act in respect of, the Secondary Participation Interests.

  This Secondary Participation Interest shall not be valid or obligatory for any purpose until it shall have been countersigned by the Interest Agent.

  WITNESS the facsimile signature of the proper officers of the Bank and its corporate seal.

Dated:

                                          California Federal Bank, a Federal
                                          Savings Bank

                                          By: _________________________________

                                          Its: ________________________________

ATTEST

Countersigned

-------------------------------------
Interest Agent

By: _________________________________
  Authorized Signature

       [Form of Reverse Side of Secondary Contingent Litigation Recovery
                            Participation Interest]

                                  ASSIGNMENT

  (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER DESIRES TO TRANSFER
                    THE SECONDARY PARTICIPATION INTEREST.)

  FOR VALUE RECEIVED       hereby sells, assigns and transfers unto

                 (Please print name and address of transferee)

this Secondary Participation Interest, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer the within Secondary Participation Interest on the books of the within-named Bank, with full power of substitution.

Dated:

                                          Signature

                                          Signature Guaranteed:

                                    NOTICE

  The signature to the foregoing Assignment must correspond to the name as written upon the face of this Secondary Participation Interest in every particular, without alteration or enlargement or any change whatsoever.

                                                                     APPENDIX B

                            STOCK OPTION AGREEMENT

                 THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                  CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                         RESALE RESTRICTIONS UNDER THE
                      SECURITIES ACT OF 1933, AS AMENDED

  STOCK OPTION AGREEMENT, dated as of the 27th day of July, 1996 (this "Agreement"), between First Nationwide Holdings Inc., a Delaware corporation ("Grantee"), and Cal Fed Bancorp Inc., a Delaware corporation ("Issuer").

                                  WITNESSETH:

  WHEREAS, Grantee, Issuer and California Federal Bank, a Federal Savings Bank, have entered into an Agreement and Plan of Merger, dated as of the 27th day of July, 1996 (the "Plan"), which has been executed by the parties hereto immediately prior to the execution and delivery of this Agreement; and

  WHEREAS, as a condition and inducement to Grantee's entering into the Plan and in consideration therefor, Issuer has agreed to grant Grantee the Option (as defined below);

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto agree as follows:

  Section 1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 9,829,992 fully paid and nonassessable shares of Common Stock, par value $0.01 per share ("Common Stock"), of Issuer at a price per share equal to $21.375 per share (the "Initial Price"); provided, however, that in the event Issuer issues or agrees to issue (other than as permitted by the Plan) any shares of Common Stock at a price less than the Initial Price (as adjusted pursuant to Section 5(b)), such price shall be equal to such lesser price (such price, as adjusted as hereinafter provided, the "Option Price"), provided further, however, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

  (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Plan.

  Section 2. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of both a Preliminary Purchase Event (as defined below) and a Purchase Event (as defined below); provided, however, that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time of the Merger,
(ii) 12 months after the first occurrence of a Purchase Event, (iii) the passage of 18 months (or such longer period as provided in Section 8) after the termination of the Plan if such termination is concurrent with or follows the occurrence of a Preliminary Purchase Event, (iv) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Plan by Grantee pursuant to Section 6.1(f) thereof), or (v) 18 months after the termination of the Plan by Grantee pursuant to Section 6.1(f) thereof. The events described in clauses (i) - (v) in the preceding sentence are hereinafter collectively referred to as an "Exercise Termination Event." Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

  (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

    (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary") without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of Issuer or any Significant Subsidiary of Issuer or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Significant Subsidiary of Issuer; provided, however, that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries;

    (ii) Any person (other than Grantee or any Grantee Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act, and the rules and regulations thereunder);

    (iii) The shareholders of the Issuer shall have voted and failed to approve the transactions contemplated by the Plan at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Plan or shall have been cancelled prior to termination of the Plan if, prior to (x) such meeting or (y) if such meeting shall not have been held or shall have been cancelled, such termination, it shall have been publicly announced that any person (other than Grantee or any Grantee Subsidiary) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

    (iv) Issuer's Board of Directors shall have withdrawn or modified, or publicly announced its intention to withdraw or modify, in a manner adverse to Grantee, its recommendation that the shareholders of Issuer approve the transactions contemplated by the Plan, or Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

    (v) Any person other than Grantee or any Grantee Subsidiary shall have made a proposal to Issuer or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively));

    (vi) After a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have willfully breached any covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan; or

    (vii) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Office of Thrift Supervision ("OTS") or other governmental authority or regulatory or administrative agency or commission (each, a "Governmental Authority") for approval to engage in an Acquisition Transaction.

  (c) The term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

    (i) The acquisition by any person other than Grantee or any Grantee Subsidiary of beneficial ownership of 20% or more of the then outstanding Common Stock; or

    (ii) The occurrence of a Preliminary Purchase Event described in
  Section 2(b)(i), except that the percentage referred to in clause (z) shall be 20%.

  (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event; provided, however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

  (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the "Option Notice" and the date of which being hereinafter referred to as the "Notice Date") specifying
(i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a date (the "Closing Date") (which, except as otherwise provided in Section 7(e), shall not be less than three business days nor more than thirty business days from the Notice Date) and a place at which the closing of such purchase shall take place; provided, however, that, if prior notification to or approval of the OTS or any other Governmental Authority is required in connection with such purchase (each, a "Notification" or an "Approval," as the case may be), (A) Grantee shall promptly file the required notice or application for approval ("Notice/Application"), (B) Grantee shall expeditiously process the Notice/Application and (C) for the purpose of determining the Closing Date pursuant to clause (ii) of this sentence, the period of time that otherwise would run from the Notice Date shall instead run from the later of (A) in connection with any Notification, the date on which any required notification periods have expired or been terminated and (B) in connection with any Approval, the date on which such approval has been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a), any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. On or prior to the Closing Date, Grantee shall have the right to revoke its exercise of the Option in the event that the transaction constituting a Purchase Event that gives rise to such right to exercise shall not have been consummated.

  (f) At the closing referred to in Section 2(e), Grantee shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock specified in the Option Notice in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option, and (ii) present and surrender this Agreement to the Issuer at its principal executive offices.

  (g) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f), Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock specified in the Option Notice and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Common Stock purchasable hereunder.

  (h) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

    The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and to certain provisions of an agreement between First Nationwide Holdings Inc., a Delaware corporation, and Cal Fed Bancorp Inc., a Delaware corporation ("Issuer"), dated as of the 27th day of July, 1996. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor.

  It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

  (i) Upon the giving by Grantee to Issuer of an Option Notice and the tender of the applicable purchase price in immediately available funds on the Closing Date, Grantee shall be deemed to be the holder of record of the number of shares of Common Stock specified in the Option Notice, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee or its assignee, transferee or designee.

  Section 3. Issuer agrees: (i) that it shall at all times until the termination of this Agreement maintain for issuance upon the exercise of the Option that number of authorized but unissued or treasury shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance and payment pursuant hereto, be duly authorized, validly issued, fully paid, nonassessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all pre-merger notification, reporting and waiting period requirements specified in 15 U.S.C.
(S) 18a and regulations promulgated thereunder and (y) in the event, under the Home Owners' Loan Act of 1933, as amended ("HOLA"), or any state banking law, prior approval of or notice to the OTS or to any other Governmental Authority is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to each such Governmental Authority as it may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

  Section 4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this

Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

  Section 5. In addition to the adjustment in the number of Shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

    (a) In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise to become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

    (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

  Section 6. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 12 months (or such later period as provided in Section 8) of such Purchase Event (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto) and, subject to Section 6(c), promptly prepare, file and keep current a registration statement under the Securities Act covering any shares issued or issuable pursuant to an Option Notice delivered concurrently with or prior to the request made pursuant to this Section 6(a) and shall use its best efforts to cause such registration statement to become effective, and to remain current and effective for a period not in excess of 180 days from the day such registration statement first becomes effective, in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in the process of registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offering or inclusion of the Option Shares would interfere materially with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of Grantee shall constitute at least 33 1/3% of the total number of shares to be sold by Grantee and Issuer in the aggregate; provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6(a) shall be permitted or occur and Grantee shall thereafter be entitled to one additional registration statement. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by any Grantee in connection with such registration,

Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e), Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares issuable upon the exercise of such Option and Grantee shall not be deemed to have demanded registration of such Option Shares. Upon receiving any request under this Section 6 from Grantee, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one holder of the Option as a result of any assignment or division of this Agreement.

  (b) In the event that any approval required to exercise the Option as described in Section 8 is conditioned on the closing of a sale or other disposition, pursuant to a registration under this Section 6, of the Common Stock or other securities issuable upon such exercise, the closing of the sale or other disposition of such Common Stock pursuant to such registration statement shall occur substantially simultaneously with such exercise.

  (c) Issuer may delay, for a period not to exceed 90 days, the filing of a registration statement following a request made by Grantee pursuant to Section 6(a) hereof if Issuer shall in good faith determine that (i) any such registration would adversely affect an offering or contemplated offering of securities by Issuer, (ii) the filing of such registration statement would, if not so delayed, materially and adversely affect a then proposed or pending acquisition, merger, corporate reorganization or other material financial project or initiative involving Issuer or any subsidiary of Issuer, (iii) there is material undisclosed information concerning Issuer or any subsidiary of Issuer which has not been disclosed and Issuer reasonably concludes that disclosure thereof would materially and adversely affect Issuer or (iv) financial statements required to be included or incorporated in the registration statement have not been prepared or are not otherwise available at such time (provided that Issuer shall promptly and diligently prepare such financial statements or cause such financial statements to be prepared). The 12-month period referred to in the first sentence of Section 6(a) hereof shall be extended by the number of days, if any, by which Issuer shall delay any registration pursuant to this Section 6(c).

  Section 7. (a) Upon the occurrence of a Put Purchase Event (as defined below), (i) at the request (the date of such request being the "Option Repurchase Request Date") of Grantee delivered prior to an Exercise Termination Event, Issuer shall repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, and (ii) at the request (the date of such request being the "Option Share Repurchase Request Date") of the owner of Option Shares from time to time (the "Owner") delivered prior to an Exercise Termination Event, Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean, as of any date for the determination thereof, the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made since the date of this Agreement and on or prior to such determination date, (ii) the price per share of Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer entered into since the date of this Agreement and on or prior to such determination date (whether by way of a merger, consolidation or otherwise),
(iii) the highest last sale price for shares of Common Stock within the 360-day period ending on the Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, which is reported by The Wall Street Journal or, if not reported thereby, another authoritative source, (iv) in the event of a sale of all or substantially all of Issuer's assets or deposits, the sum of the price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be the value determined by a nationally recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

  (b) Grantee and/or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days, after the surrender to it of this Agreement and/or Certificates for Option Shares, as applicable, following receipt of a notice under this Section 7(b) and the occurrence of a Put Purchase Event, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price and/or the portion thereof that Issuer is not then prohibited from so delivering under applicable law and regulation.

  (c) Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section
7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or any Option Shares in full, Issuer shall immediately so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (B) to the Owner, a certificate for the number of Option Shares covered by the revocation. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, Grantee shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

  (d) The term "Put Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

    (i) The acquisition by any person other than Grantee or any Grantee Subsidiary of beneficial ownership of 50% or more of the then outstanding Common Stock; or

    (ii) The consummation of an Acquisition Transaction with any person other than the Grantee or any Grantee Subsidiary.

  (e) Notwithstanding anything to the contrary in Sections 2(a) and 2(e), the delivery of a notice by Grantee under Section 7(b), specifying that such notice relates to an anticipated Put Purchase Event under Section 7(d)(ii) based on the Issuer's public announcement of the execution of an agreement providing for an Acquisition Transaction, shall be deemed to constitute an election to exercise the Option, as to the number of Option Shares not theretofore purchased pursuant to one or more prior exercises of the Option, on the fifth business day following the public announcement of the termination of such agreement, in which event a closing shall occur with respect to such unpurchased Option Shares in accordance with Section 2(f) on such fifth business day (or such later date as determined pursuant to the proviso in the first sentence of Section 2(e)).

  Section 8. The 30-day, 6-month, 12-month or 18-month periods for the exercise of certain rights under Section 2, 6, 7 and 12 shall be extended (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods (for so long, in each of the foregoing cases, as Grantee is using commercially reasonable efforts to obtain such regulatory approvals); and (ii) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act by reason of such exercise; provided, however, that in no event shall any Closing Date occur more than 18 months after the related Notice Date, and, if the Closing Date shall not have occurred within such period due to the failure to obtain any required approval by the OTS or any other Governmental Authority despite the best efforts of Issuer and Grantee, as the case may be, to obtain such approvals, the exercise of the Option shall be deemed to have been rescinded as of the related Notice Date. In the event (a) Grantee receives official notice that an approval of the OTS or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a Closing Date has not occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the resale of the Option Shares pursuant to a registration statement as provided in Section 6.

  Section 9. Issuer hereby represents and warrants to Grantee as follows:

    (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought;

    (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, non-assessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; and

    (c) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Issuer with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or ByLaws of Issuer or the certificates of incorporation, by-laws or similar governing documents of any of its Subsidiaries of (ii)(x) assuming that all of the consents and approvals required under applicable law for the purchase of shares upon the exercise of the Option are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Issuer or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Issuer or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which issuer or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

  Section 10. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary or existing affiliate of Grantee, and in the event that a Purchase Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign its rights and obligations hereunder in whole or in part within 12 months following such Purchase Event (or such later period as provided in Section 10); provided, however, that until the date on which the OTS has approved an application by Grantee under HOLA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except (i) in order to facilitate (x) a widely dispersed public distribution of the Common Stock issuable upon exercise thereof, or (y) a private placement of such shares in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (ii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution of such shares on Grantee's behalf, or (iii) any other manner approved by the OTS. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

  Section 11. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, if necessary, applying to the OTS under HOLA and to state banking authorities for approval to acquire the shares issuable hereunder.

  Section 12. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $25,000,000, and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (a) reduce the number of shares of Common Stock subject to this Option, (b) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee, (c) pay cash to the Issuer, or
(d) take a combination of any of the foregoing actions, so that Grantee's actually realized Total Profit shall not exceed $25,000,000 after taking into account the foregoing actions.

  (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $25,000,000; provided, however, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

  (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to
Section 7, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7, less (y) the Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party.

  (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

  Section 13. If the Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for listing on the New York Stock Exchange (the "NYSE") or any other securities exchange or automated quotation system, Issuer, upon the request of Grantee, will promptly file an application to authorize for listing the shares of Common Stock or other securities to be acquired upon exercise of the Option on the NYSE or such other securities exchange or automated quotation system, and will use its best efforts to obtain approval of such listing as soon as practicable.

  Section 14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

  Section 15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Grantee is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) (as adjusted pursuant hereto), it is the express intention of Issuer to allow the Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

  Section 16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Plan.

  Section 17. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

  Section 18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall be effective at the time of execution.

  Section 19. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

  Section 20. Except as otherwise expressly provided herein or in the Plan, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

  Section 21. Capitalized terms used in this Agreement and not defined herein but defined in the Plan shall have the meanings assigned thereto in the Plan.

  Section 22. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Plan.

  Section 23. In the event that any selection or determination is to be made by Grantee or the Owner pursuant to any provision contained herein, and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

  Section 24. In the event of any exercise of the option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

  Section 25. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Common Stock covered hereby.

  IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the date first above written.

                                          First Nationwide Holdings Inc.,
                                          a Delaware corporation


                                          By: /s/ Glenn P. Dickes
                                             -----------------------------------
                                             Name:  Glenn P. Dickes
                                             Title: Vice President

                                          Cal Fed Bancorp Inc.,
                                          a Delaware corporation

                                          By: /s/ Edward G. Harshfield
                                             -----------------------------------
                                             Name:  Edward G. Harshfield
                                             Title: President and Chief
                                             Executive Officer

                                          By: /s/ Douglas J. Wallis
                                             -----------------------------------
                                             Name:  Douglas J. Wallis
                                             Title: Executive Vice President,
                                                    Secretary and General
                                                    Counsel

                                                                     APPENDIX C

                           [LOGO OF CS FIRST BOSTON]

CS FIRST BOSTON CORPORATION                                 55 EAST 52ND STREET
                                                        NEW YORK, NY 10055-0186
                                                         TELEPHONE 212 909 2000

November 13, 1996

Board of Directors
Cal Fed Bancorp
5700 Wilshire Boulevard
Los Angeles, CA 90036

Dear Sirs:

You have asked us to advise you with respect to the fairness to the holders of common stock of Cal Fed Bancorp Inc. (the "Company") from a financial point of view of the consideration to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of July 27, 1996, between First Nationwide Holdings Inc. ("FNH") and the Company and its subsidiary California Federal Bank (the "Agreement"). Pursuant to and subject to the terms of the Agreement, FNH will acquire the Company (the "Transaction") and the holders of each share of the Company's common stock will receive $23.50 in cash (the "Cash Consideration") and the right to receive 60% of any net distributable proceeds in excess of $125 million (the "Participation Interests" and together with the Cash Consideration, the "Consideration") received by the Company (after paying its obligations to holders of the participation interests trading under the symbol "CALGZ" previously distributed by the Company (the "CALGZ Interests")) pursuant to any recovery on certain pending litigation by the Company against the U.S. Government (the "Lawsuit").

In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and FNH. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and FNH, and have met with the Company's management to discuss the business and prospects of the Company.

We have also considered certain financial and stock market data of the Company and FNH, including market data related to the CALGZ Interests, and we have compared the data with similar data for other publicly held thrift companies and we have considered the financial terms of certain other business combinations in the thrift industry that have recently been effected. We have also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. In addition, we have not made, nor have we assumed responsibility for making, an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company nor have we examined any individual loan files or been furnished with any such appraisals.

We are not experts in legal matters and we are not expressing any view as to the potential outcome of the Lawsuit. Nor are we expressing any view as to the investment merits of the Participation Interests or the CALGZ Interests or the prices at which they may trade before or after the Transaction.

We have assumed, with your consent, that obtaining any necessary regulatory approvals and third-party consents for the Transaction or otherwise will not have an adverse effect on the Company or the Transaction. We were not requested to, and did not, solicit any third-party indications of interest in acquiring all or part of the Company or in engaging in a business combination or other strategic transaction with the Company.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Transaction. We have in the past provided on various occasions investment banking services to the Company and to FNH and have received fees for the rendering of such services and may provide additional services to the Company and to FNH in the future.

In the ordinary course of business, we may have actively traded the securities of both the Company and FNH for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without CS First Boston Corporation's prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of common stock of the Company pursuant to the Agreement is fair to such holders from a financial point of view.

                                          Very truly yours,

                                          CS First Boston Corporation

                                                                     APPENDIX D

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(S) 262. APPRAISAL RIGHTS

  (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to subsection (g) of (S) 251), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or
(S) 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S) 228 or
  (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholder of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or
  (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of

Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                              CAL FED BANCORP INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                                           Please mark
  This revocable proxy will be voted as directed       [X] your choice
below. In the absence of any direction, this proxy          like this
will be voted FOR Item 1 below.

  Edward G. Harshfield, David Gilbert, Ph.D. and Douglas J. Wallis, and each of them with full power of substitution, are hereby appointed Proxies, to vote the shares of the undersigned in Cal Fed Bancorp Inc., at the Special Meeting of Stockholders on December 16, 1996, and at any adjournments or postponements thereof, to be held at the Park Hyatt Los Angeles at Century City, located at 2151 Avenue of the Stars, Los Angeles, California at 1:30 P.M., local time.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ITEM 1 BELOW.

1. Approval of the Merger Agreement and the transactions contemplated thereby
   (including, without limitation, the
   Merger). Such approval will also
   constitute a vote to approve, as exempt
   from Section 16 of the Securities
   Exchange Act of 1934, the disposition of employee and director stock options as provided for in the Merger Agreement.

             FOR         AGAINST       ABSTAIN
             [_]           [_]           [_]

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting of Stockholders or any adjournments or postponements thereof.

           IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE


--------------------------------------------------------------------------------



                                              Please sign exactly as name
                                              appears here.

                                              _________________________________

                                              _________________________________

                                              Date: ___________________________

                                              Please mark, date and sign as
                                              your name appears above and
                                              return in the enclosed envelope.

If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign the full corporation name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

     THIS REVOCABLE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             CAL FED BANCORP INC.
PROXY       SPECIAL MEETING OF STOCKHOLDERS--DECEMBER 16, 1996       PROXY

  Edward G. Harshfield, David Gilbert, Ph.D. and Douglas J. Wallis, and each of them, with full power of substitution, are hereby appointed Proxies to vote the shares of the undersigned in Cal Fed Bancorp Inc. at the Special Meeting of Stockholders on December 16, 1996 and at any adjournments or postponements thereof, to be held at the Park Hyatt Los Angeles at Century City, located at 2151 Avenue of the Stars, Los Angeles, California at 1:30 P.M., local time.

  THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IN THE ABSENCE OF ANY DIRECTION, THIS PROXY WILL BE VOTED FOR ITEM 1 ON THE REVERSE SIDE.

         IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON THE REVERSE SIDE

                          (Continued on reverse side)

                             FOLD AND DETACH HERE

  THIS REVOCABLE PROXY WILL BE VOTED AS DIRECTED BELOW. IN THE ABSENCE OF ANY
             DIRECTION, THIS PROXY WILL BE VOTED FOR ITEM 1 BELOW.

1. Approval of the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Merger). Such approval will also constitute a vote to approve, as exempt from Section 16 of the Securities Exchange Act of 1934, the disposition of employee and director stock options as provided for in the Merger Agreement.

          FOR        AGAINST           ABSTAIN
          [_]          [_]               [_]

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1 ABOVE.
 ------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting of Stockholders or any adjournments or postponements thereof.


Signature(s) __________________________    Date _______________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                             FOLD AND DETACH HERE

                             CAL FED BANCORP INC.
               CALIFORNIA FEDERAL BANK, FSB INVESTMENT PLUS PLAN

                        SPECIAL MEETING OF STOCKHOLDERS

                            DECEMBER 16, 1996

              VOTING INSTRUCTIONS TO TRUSTEE FOR SPECIAL MEETING

  As a participant in the Investment Plus Plan, you have the right to give written instructions to the Plan Trustee as to the voting of certain shares of Cal Fed Bancorp Inc. Common Stock (the "Subject Shares") at the Cal Fed Bancorp Inc. Special Meeting of Stockholders to be held on December 16, 1996 and at any adjournments or postponements thereof. Please indicate your voting choices on the reverse side, sign and date it, and return the card promptly in the postpaid envelope provided.

  THE SUBJECT SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IN THE ABSENCE OF ANY DIRECTION, THE SUBJECT SHARES WILL BE VOTED FOR ITEM 1 ON THE REVERSE SIDE.

         IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON THE REVERSE SIDE

                          (Continued on reverse side)

                            FOLD AND DETACH HERE

   THE SUBJECT SHARES WILL BE VOTED AS DIRECTED BELOW. IN THE ABSENCE OF ANY
         DIRECTION, THE SUBJECT SHARES WILL BE VOTED FOR ITEM 1 BELOW.

1. Approval of the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Merger). Such approval will also constitute a vote to approve, as exempt from Section 16 of the Securities Exchange Act of 1934, the disposition of employee and director stock options as provided for in the Merger Agreement.

        FOR         AGAINST        ABSTAIN
        [_]           [_]            [_]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1 ABOVE.
------------------------------------------------------------

2. In its discretion, the Plan Trustee or its proxy is authorized to vote upon such other matters as may properly come before the Special Meeting of Stockholders or any adjournments or postponements thereof.


Signature(s) __________________________    Date _______________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                             FOLD AND DETACH HERE